UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Clovis Oncology, Inc.

(Name of Registrant as Specified In Its Charter)

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5500 Flatiron Parkway, Suite 100

Boulder, Colorado 80301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2021

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Clovis Oncology, Inc. The meeting will be held on Thursday, June 10, 2021 at 8:30 a.m. Mountain Time at the St. Julien Hotel, 900 Walnut Street, Boulder, Colorado 80302 for the following purposes:

1. To elect three Class I directors for a three-year term;

2.    To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 200,000,000 to 250,000,000;

3. To approve an amendment and restatement of the Clovis Oncology, Inc. 2020 Stock Incentive Plan to increase the number of shares available for issuance under the Plan;

4.    To approve the Clovis Oncology, Inc. 2021 Employee Stock Purchase Plan;

5. To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the accompanying proxy statement;

6. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

7. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the annual meeting is April 12, 2021. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Your vote is very important. Please promptly submit your proxy as soon as possible (i) by accessing the Internet site or by calling the toll-free number described in the proxy materials; or (ii) if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you. Please note that all votes cast by telephone or on the Internet must be cast prior to 11:59 p.m., Eastern Time, on June 9, 2021. Submitting your proxy now will not limit your right to vote in person at the annual meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

Paul E. Gross

Secretary

Boulder, Colorado

April     , 2021

Unless the context requires otherwise, references in this proxy statement to “Clovis,” the “company,” “we,” “us,” and “our” refer to Clovis Oncology, Inc., together with its consolidated subsidiaries.

CLOVIS ONCOLOGY, INC.

5500 FLATIRON PARKWAY, SUITE 100

BOULDER, COLORADO 80301

PROXY STATEMENT

2021 ANNUAL MEETING OF STOCKHOLDERS

JUNE 10, 2021

INFORMATION CONCERNING SOLICITATION AND VOTING

Our board of directors is soliciting proxies for our 2021 Annual Meeting of Stockholders, or the Annual Meeting, to be held on Thursday, June 10, 2020 at 8:30 a.m. Mountain Time at the St. Julien Hotel, 900 Walnut Street, Boulder, Colorado, 80302. If you need directions to the location of the Annual Meeting, please contact us at (303) 625-5000.

We hope to hold our Annual Meeting in person. However, we are actively monitoring the COVID-19 pandemic, and we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. If it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be available at http://ir.clovisoncology.com/investors-and-news/resources/annual-meeting-materials.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 10, 2021:

Pursuant to the rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2020, over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials, or the Notice, to our stockholders of record entitled to vote at the Annual Meeting with instructions for accessing the proxy materials and voting over the Internet or by telephone. We intend to mail the Notice on or about April     , 2021 to all stockholders entitled to vote at the Annual Meeting.

All stockholders entitled to vote at the Annual Meeting will have the ability to access the proxy materials on the website referred to in the Notice and to request to receive a printed set of the proxy materials. This makes the proxy distribution process more efficient and less costly and helps conserve natural resources. Instructions on how to access the proxy materials over the Internet or to request a printed copy of the proxy materials may be found in the Notice.

The Notice will also identify the date, the time and location of the Annual Meeting; the matters to be acted upon at the meeting and the board of directors’ recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request to receive, free of charge, a paper or e-mail copy of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2020, and a form of proxy relating to the Annual Meeting; information on how to access and vote the form of proxy; and information on how to obtain directions to attend the meeting and vote in person should stockholders choose to do so.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We are providing these proxy materials to you because the board of directors of Clovis Oncology, Inc. is soliciting your proxy to vote at the Annual Meeting to be held on June 10, 2021 at 8:30 a.m. Mountain Time, including at any adjournments or postponements of the meeting. We intend to begin sending the Notice and making our proxy materials available on or about April , 2021 to all stockholders of record entitled to vote at the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote over the Internet or by telephone, by requesting and returning a printed proxy card, or by submitting a ballot in person at the Annual Meeting.

How do I attend the Annual Meeting?

The meeting will be held on Thursday, June 10, 2021 at 8:30 a.m. Mountain Time at the St. Julien Hotel, 900 Walnut Street, Boulder, Colorado 80302.

What am I voting on?

There are six matters scheduled for a vote:

•	Proposal 1: Election of Directors. The election of Patrick J. Mahaffy, Robert W. Azelby, and Dr. Thorlef Spickschen as Class I directors to hold office until the 2024 annual meeting of stockholders;

•

Proposal 2: Approval of an Amendment to our Amended and Restated Certificate of Incorporation. The approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 200,000,000 to 250,000,000;

•

Proposal 3: Approval of an Amendment and Restatement of the 2020 Stock Incentive Plan. The approval of an amendment and restatement of the Clovis Oncology, Inc. 2020 Stock Incentive Plan to increase the number of common shares available for issuance under the Plan;

•	Proposal 4: Approval of the 2021 Employee Stock Purchase Plan. The approval of the Clovis Oncology, Inc. 2021 Employee Stock Purchase Plan;

•	Proposal 5: Vote on the Compensation of our Named Executive Officers. The approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement; and

•

Proposal 6: Ratification of Selection of Independent Registered Public Accounting Firm. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 12, 2021.

How do I vote at the Annual Meeting?

With respect to the election of directors, you may either vote “For” all of the nominees to the board of directors or you may “Withhold” your vote for any nominee you specify. With respect to each of the vote to approve the amendment to our Amended and Restated Certificate of Incorporation, the vote to approve the amendment and restatement of the 2020 Stock Incentive Plan, the vote to approve the 2021 Employee Stock Purchase Plan, the advisory vote on the compensation of our named executive officers, and the ratification of the selection of our independent registered public accountants, you may vote “For” or “Against” or abstain from voting.

Only stockholders of record at the close of business on April 12, 2021 will be entitled to vote at the Annual Meeting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If on April 12, 2021 your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.

•

To vote using the printed proxy card that may be delivered to you, simply complete, sign, and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote by Internet or telephone, follow the instructions on the website referred to in the Notice previously sent to you. Your vote must be received by 11:59 p.m. Eastern Time on June 9, 2021 to be counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 12, 2021 your shares were registered, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and you should have received a Notice from that organization. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with the proxy materials or contact your broker or bank to request a proxy form.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for director, “For” the approval of an amendment to our Amended and Restated Certificate of Incorporation, “For” the approval of an amendment and restatement of the 2020 Stock Incentive Plan, “For” the approval of the Clovis Oncology, Inc. 2021 Employee Stock Purchase Plan, “For” the advisory vote on the compensation of our named executive officers, and “For” the ratification of selection of the independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or over the Internet.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at 5500 Flatiron Parkway, Suite 100, Boulder, Colorado 80301.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 104,564,978 shares outstanding and entitled to vote. Thus, the holders of 52,282,490 shares must be present in person or represented by proxy at the meeting to have a quorum.

What vote is required to approve each proposal?

•	Proposal 1: Election of Directors. The three nominees who receive the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” will affect the outcome.

•

Proposal 2: Approval of an Amendment to our Amended and Restated Certificate of Incorporation. The approval of the amendment to increase the number of authorized shares of our common stock from 200,000,000 to 250,000,000, requires the affirmative (“For”) vote from the holders of a majority of the shares of our common stock outstanding.

•

Proposal 3: Approval of an Amendment and Restatement of the 2020 Stock Incentive Plan. The approval of the amendment and restatement of the Clovis Oncology, Inc. 2020 Stock Incentive Plan to increase the number of common shares available for issuance under the Plan requires the affirmative (“For”) vote from the holders of a majority of the shares of our common stock present or represented by proxy and entitled to vote at the Annual Meeting.

•

Proposal 4: Approval of the 2021 Employee Stock Purchase Plan. The approval of the Clovis Oncology, Inc. 2021 Employee Stock Purchase Plan requires the affirmative (“For”) vote from the holders of a majority of the shares of our common stock present or represented by proxy and entitled to vote at the Annual Meeting.

•

Proposal 5: Vote on the Compensation of our Named Executive Officers. The proposal to approve an advisory resolution regarding the compensation of our named executive officers requires the affirmative (“For”) votes from the holders of a majority of the shares of our common stock present or represented by proxy and entitled to vote at the Annual Meeting.

•

Proposal 6: Ratification of Selection of Independent Registered Public Accounting Firm. The proposal to ratify the appointment of Ernst & Young LLP, our independent registered public accounting firm, requires the affirmative (“For”) votes from the holders of a majority of the shares of our common stock present or represented by proxy and entitled to vote at the Annual Meeting.

What is the effect of abstentions and broker non-votes?

Shares of common stock held by persons attending the Annual Meeting, but not voting, and shares represented by proxies that reflect abstentions as to a particular proposal will be counted as present for purposes of determining the presence of a quorum. Abstentions are treated as shares present in person or by proxy and entitled to vote, so abstaining has the same effect as a negative vote for purposes of the vote on the increase in the authorized number of shares of common stock for general corporate purposes, the vote to amend the 2020 Stock Incentive Plan, the vote to approve the 2021 Stock Purchase Plan, the advisory vote on the approval of the compensation of our named executive officers, and the vote on the ratification of selection of independent registered public accounting firm. However, because the election of directors is determined by a plurality of votes cast, abstentions will not be counted in determining the outcome of such proposals.

Shares represented by proxies that reflect a “broker non-vote” will be counted for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a nominee (such as a brokerage firm) holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for a particular matter. The election of directors (Proposal 1), the vote to approve an amendment and restatement of the 2020 Stock Incentive Plan (Proposal 3), the vote to approve the 2021 Employee Stock Purchase Plan (Proposal 4), and the advisory vote on the compensation of our named executive officers (Proposal 5) are each proposals for which brokers do not have discretionary voting authority. If you do not instruct your broker or other nominee how to vote with respect to these proposals, those “broker non-votes” will not be counted as votes cast and will have no effect on the result of the vote. However, the increase in the authorized number of shares of common stock for general corporate purposes (Proposal 2) and the ratification of the selection of independent registered public accounting firm (Proposal 6) are considered routine matters on which a broker or other nominee has discretionary authority to vote even if no instructions are received from you. Accordingly, no broker non-votes will likely result from these proposals.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies, including the preparation, assembly, printing, and mailing of the Notice, this proxy statement, the proxy card, and any other additional solicitation materials that we may provide to our stockholders. In addition to these proxy materials, our directors, officers, and employees may also contact you by telephone, via the Internet, in person, or by other means of communications to obtain your proxy. Our directors, officers, and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the SEC, within four business days after the Annual Meeting. If final voting results are not available to us in time to file with the SEC a Form 8-K within four business days after the meeting, we intend to file with the SEC a Form 8-K to disclose preliminary results and, within four business days after the final results are known to us, file with the SEC an additional Form 8-K to disclose the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors is divided into three staggered classes of directors of the same or nearly the same number, designated Class I, Class II, and Class III, with each class having a three-year term. Vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

There are three directors in Class I whose term of office expires in 2021. Each of the nominees for election to Class I, Patrick J, Mahaffy, Robert W. Azelby, and Dr. Thorlef Spickschen, has been recommended by the nominating and corporate governance committee of the board of directors for election and nominated by the board of directors for election at the Annual Meeting and is currently a member of our board of directors. If re-elected at the Annual Meeting, each of these nominees would serve until our 2024 annual meeting of stockholders and until his or her successor is duly elected and qualified, or, if sooner, until the director’s death, resignation, or removal. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following table sets forth the name, age, and position of each of our nominees as of March 31, 2021:

Nominees for Election for a Three-Year Term Expiring at the 2024 Annual Meeting—Class I

Name	Age	Position
Patrick J. Mahaffy	58	President and Chief Executive Officer; Director
Robert W. Azelby	53	Director
Dr. Thorlef Spickschen	80	Director

The following is biographical information as of March 31, 2021 for our nominees:

Patrick J. Mahaffy is one of our co-founders and has served as our President and Chief Executive Officer and a member of our board of directors since our inception. Previously, Mr. Mahaffy served as President and Chief Executive Officer and as a member of the board of directors at Pharmion Corporation, which he founded in 2000 and sold to Celgene Corporation in 2008. From 1992 through 1998, Mr. Mahaffy was President and Chief Executive Officer of NeXagen, Inc. and its successor, NeXstar Pharmaceuticals, Inc., a biopharmaceutical company. Prior to that, Mr. Mahaffy was a Vice President at the private equity firm E.M. Warburg Pincus and Co. Mr. Mahaffy also serves on the board of directors of Flexion Therapeutics, Inc. (NASDAQ: FLXN). He is also a trustee of Lewis and Clark College. Mr. Mahaffy has a B.A. in international affairs from Lewis and Clark College and a M.A. in international affairs from Columbia University. We believe that Mr. Mahaffy possesses specific attributes that qualify him to serve as a member of our board of directors, including his understanding of our business and strategy in his role as our CEO, his experience in private equity, his historical knowledge, his operational and management expertise and his years of leadership experience at other biopharmaceutical companies.

Robert W. Azelby joined our board of directors in October 2018. Mr. Azelby is currently the CEO of Eliem Therapeutics, a private clinical stage neurology company, and a member of its board of directors. He also served as the President and Chief Executive Officer, and a member of the board of directors, of Alder BioPharmaceuticals, Inc. from June 2018 thru October 2019. From November 2015 to May 2018, Mr. Azelby served as executive vice president, chief commercial officer of Juno Therapeutics, Inc. From June 2012 to

October 2015, Mr. Azelby served as vice president and general manager, oncology at Amgen Inc. From October 2010 to May 2012, he served as Amgen’s vice president, Amgen Oncology Sales. Prior to that, he served in various positions at Amgen, including periods as vice president, commercial effectiveness unit and general manager of Amgen Netherlands. Mr. Azelby previously served on the board of directors of Cascadian Therapeutics, Inc. and Immunomedics Inc. Mr. Azelby holds a B.A. in Economics and Religious Studies from the University of Virginia and an M.B.A. from Harvard Business School. We believe Mr. Azelby possesses specific attributes that qualify him to serve as a member of the Company’s board of directors, including his years of leadership and commercial experience in the oncology industry.

Dr.Thorlef Spickschen has served as a member of our board of directors since our inception. From 2005 to 2012, Dr. Spickschen was chairman of Biotest AG, a publicly traded biotechnology company in Germany. From 1994 to 2001, he was chairman and chief executive officer of BASF Pharma/Knoll AG. From 1984 to 1994, Dr. Spickschen worked with Boehringer Mannheim GmbH, where he was responsible for sales and marketing and has been chairman of its Executive Board since 1990. From 1976 to 1984, Dr. Spickschen was Managing Director, Germany and Central Europe for Eli Lilly & Co. Dr. Spickschen is currently chairman of the advisory board of Heidelberg Innovation, a venture capital firm in life sciences/healthcare, and chairman of Verein Deutsche Nierenstiftung, sponsoring the German Kidney Foundation. Dr. Spickschen also served on the board of Pharmion Corporation from December 2001 through the company’s acquisition in 2008. Dr. Spickschen received a Doctorate in business management from the University of Cologne. We believe that Dr. Spickschen possesses specific attributes that qualify him to serve as a member of our board of directors, including his business and leadership experience in the biomedical industry.

If a quorum is present and voting at the Annual Meeting, the three nominees receiving the highest number of votes will be elected to our board of directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted only for purposes of determining a quorum. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2022 Annual Meeting—Class II

The following table sets forth the name, age, and position of each of our directors in Class II as of March 31, 2021:

Name	Age	Position
Brian G. Atwood	68	Director
James C. Blair, Ph.D.	81	Director
Richard A. Fair	52	Director
Paul H. Klingenstein	65	Director

The following is biographical information as of March 31, 2021 for our directors in Class II:

Brian G. Atwood has served as a member of our board of directors since our inception and serves as the chair of our nominating and corporate governance committee. Until December 2017, he was President and CEO as well as a co-founder of Cell Design Labs, Inc., a biotechnology company focused on developing human cell engineering technology for the treatment of multiple diseases, including cancer. In 1999, he co-founded and currently serves as a Managing Director for Versant Ventures, a healthcare-focused venture capital firm. Prior to founding Versant Ventures, Mr. Atwood served as a general partner of Brentwood Associates, a venture capital firm. Mr. Atwood also serves on the boards of the biotechnology company, Atreca, Inc. (NASDAQ: BCEL), and Locust Walk Acquisition Corp (NASDAQ: LWAC). Mr. Atwood also served on the boards of Five Prime Therapeutics (NASDAQ: FPRX), Cadence Pharmaceuticals, Inc. (NASDAQ: CADX) acquired in 2014, Immune Design (NASDAQ: IMDZ), acquired in 2019, Veracyte (NASDAQ: VCYT), Helicos Biosciences (NASDAQ: HLCS), Pharmion Corporation acquired in 2008, and Trius Therapeutics, Inc. (NASDAQ: TSRX) acquired in 2013. Mr. Atwood holds a B.S. in biological sciences from the University of California, Irvine, a M.S. in ecology from the University of California, Davis, and an M.B.A. from Harvard University. We believe that Mr. Atwood possesses specific attributes that qualify him to serve as a member of our board of directors, including his experience in the venture capital industry, his years of business and leadership experience and his financial sophistication and expertise.

James C. Blair, Ph.D. has served as a member of our board of directors since our inception and serves as the chair of our compensation committee. Since 1985, he has served as a general partner of Domain Associates, L.L.C., a venture capital management company focused on life sciences. Dr. Blair currently serves on the boards of Axial Therapeutics, Inc., ChromaCode, Inc., Ocunexus Therapeutics, Inc. and InflammX Therapeutics, Inc. He has previously served on the boards of over 40 life science ventures including Amgen Inc. (NASDAQ: AMGN), Amylin Pharmaceuticals, Inc. (NASDAQ: AMLN), Applied Biosystems Inc., Aurora Biosciences Corp., Dura Pharmaceuticals, Inc., Nuvasive, Inc. (NASDAQ: NUVA), Pharmion Corporation (acquired in 2008), Volcano Corporation (NASDAQ: VOLC) and Zogenix, Inc. (NASDAQ: ZGNX). Dr. Blair currently serves as Chairman of the Board of the Sanford-Burnham Prebys Medical Discovery Institute. He received a B.S.E. from Princeton University and M.S.E. and Ph.D. degrees from the University of Pennsylvania, all in electrical engineering. We believe that Dr. Blair possesses specific attributes that qualify him to serve as a member of our board of directors, including his experience in the life science industry and his years of business and leadership experience.

Richard A. Fair has served as a member of our board of directors since October 2018. Mr. Fair has served as President and Chief Executive Officer, and a member of the board of directors, of Bellicum Pharmaceuticals, Inc. since January 2017. Prior to joining Bellicum, from January 2014 through January 2017, Mr. Fair served as Senior Vice President, Therapeutic Head Oncology Global Product Strategy at Genentech, Inc., a subsidiary of Roche Holding AG. From April 2006 to January 2014, Mr. Fair held other positions at Genentech, including Vice President, Global Product Strategy Hematology & Signaling and Vice President, Sales & Marketing, Oral Oncolytics. Prior to Genentech, Mr. Fair held positions at Johnson & Johnson, a pharmaceutical and medical device company. Mr. Fair received his B.S. in computer science from the University of Michigan and his MBA from Columbia University. We believe Mr. Fair possesses specific attributes that qualify him to serve as a member of the Company’s board of directors, including his years of leadership and commercial experience in the oncology industry.

Paul H. Klingenstein has served as a member of our board of directors since our inception. He is the Managing Partner of Aberdare Ventures, a healthcare-focused venture capital firm he formed in 1999. Prior to founding Aberdare, Mr. Klingenstein worked in venture capital with Warburg Pincus and Accel Partners and was an advisor to the Rockefeller Foundation. Mr. Klingenstein currently serves on the boards of several private companies. Mr. Klingenstein has previously served on the boards of Anacor Pharmaceuticals, Inc. (NASDAQ: ANAC), Aviron Inc., Conatus Pharmaceuticals Inc. (NASDAQ: CNAT), EnteroMedics Inc. (NASDAQ: ETRM), Glycomed Inc., Isis Pharmaceuticals, Inc., now Ionis Pharmaceuticals, Inc. (NASDAQ: IONS), Pharmion Corporation (acquired in 2008), Viagene Inc., and Xomed Surgical Products Inc. He is currently a board member of the MacArthur Foundation, Nia Tero, and The Campaign Legal Center. He has also served on the boards of various educational and non-profit institutions. Mr. Klingenstein received an A.B. in anthropology from Harvard University and an M.B.A. from Stanford University. We believe that Mr. Klingenstein possesses specific attributes that qualify him to serve as a member of our board of directors, including his experience in the venture capital industry focused on biotechnology and biopharmaceutical companies and his years of business and leadership experience in the biopharmaceutical industry.

Directors Continuing in Office Until the 2023 Annual Meeting—Class III

The following table sets forth the name, age and position of each of our directors in Class III as of March 31, 2021:

Name	Age	Position
Keith T. Flaherty	50	Director
Ginger L. Graham	65	Chair of the Board of Directors
Edward J. McKinley	69	Director

The following is biographical information as of March 31, 2021 for our directors in Class II:

Dr. Keith Flaherty has served as a member of our board of directors since 2013. He is a Professor of Medicine at Harvard Medical School, Associate Physician of Medicine, Hematology/Oncology at Massachusetts General Hospital, and Director of Clinical Research, Massachusetts General Hospital Cancer Center. Dr. Flaherty is also the Deputy Chair for Biomarker Sciences and the Chair of the Developmental Therapeutics Committee in the Eastern Cooperative Oncology Group. Dr. Flaherty has served as Principal Investigator for numerous first-in-human clinical trials with novel, targeted therapies, including the first in-human trials of the first prospectively developed selective BRAF inhibitors for metastatic melanoma and has published more than 300 peer-reviewed papers. He currently serves on the board of directors of Kinnate (NASDAQ: KNTE) and Checkmate Pharmaceuticals (NASDAQ: CMPI). Dr. Flaherty has a Bachelor of Science from Yale University and medical degree from Johns Hopkins University. Dr. Flaherty trained in internal medicine at Brigham and Women’s Hospital and completed a medical oncology fellowship at the University of Pennsylvania. We believe that Dr. Flaherty possesses specific attributes that qualify him to serve as a member of our board of directors, including his scientific background and experience as a clinician in the field of oncology, as well as his expertise reflected in his significant scientific and medical journal publications.

Ginger Graham has served as a member of our board of directors since 2013, and as chair of the board since June 2019. She is the former President and CEO of Amylin Pharmaceuticals, a biopharmaceutical company based in San Diego, CA focused on diabetes and obesity. Previously, Ms. Graham was Group Chairman, Office of the President for Guidant Corporation. She is the former President and CEO of Two Trees Consulting, where she coached first-time CEOs of public and private companies. She has been a senior lecturer at Harvard University and a faculty member in its Entrepreneurship Unit. Ms. Graham serves on the Board of Directors for Walgreens Boots Alliance, Inc. (NASDAQ: WBA). She is also a co-founder and owner of Ginger and Baker, a food-hub and tourist destination in Fort Collins, Colorado. Ms. Graham has a Bachelor of Science, Agriculture with high honors from the University of Arkansas and a Master of Business Administration with distinction from Harvard Business School. We believe Ms. Graham possesses specific attributes that qualify her to serve as a member of our board of directors, including her years of business and leadership experience in the life sciences industry, and in particular, as the president and chief executive officer of a publicly-held biopharmaceutical company and her roles on boards of directors of other publicly-held life sciences companies. In addition, her service on the Advisory Board for the Kellogg Center for Executive Women at Northwestern University and experience in coaching CEOs provides important perspective as we seek to expand and support diversity within the company.

Edward J. McKinley has served as a member of our board of directors since our inception and serves as the chair of our audit committee. Mr. McKinley spent 20 years serving in various roles at the private equity firm Warburg Pincus, including managing the firm’s private equity activity in Europe and serving on the firm’s Management Committee. Before joining Warburg Pincus, he was with the management consulting firm McKinsey & Company. Mr. McKinley also served on the board of Pharmion Corporation (acquired in 2008) and many other public and private companies. He currently serves as an advisory board member for an investment management firm, on the investment committee of a foundation, and on the board of a non-profit organization. He graduated Phi Beta Kappa with honors from Stanford University and holds a graduate management degree from Yale University. We believe that Mr. McKinley possesses specific attributes that qualify him to serve as a member of our board of directors, including his experience in the venture capital industry, his years of business and leadership experience and his financial sophistication and expertise.

PROPOSAL 2

AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

On February 10, 2021, our board of directors adopted, subject to stockholder approval, an amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of our common stock from 200,000,000 shares to 250,000,000 shares. The additional common stock that would be authorized by adoption of the amendment would have rights identical to our currently outstanding shares of common stock. Adoption of the proposed amendment and any future issuance of the common stock would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to the increase in the number of shares of our common stock outstanding, such as dilution of the per share operating results and the voting rights of current holders of our common stock. The proposed amendment will not affect the number of authorized shares of preferred stock of the company, par value $0.001, which is 10,000,000 shares. Currently there are no shares of the preferred stock outstanding.

On April 12, 2021, we had 104,564,978 shares of common stock outstanding. 11,397,801 shares are reserved for issuance upon exercise of stock options and other equity awards that were outstanding on April 12, 2021, 3,210,155 shares are reserved for future issuances and grants made under our equity incentive and employee stock purchase plans, and 31,800,157 shares are reserved for the conversion of our convertible senior notes. In addition, pursuant to Proposal 3, we are seeking stockholder approval of an amendment and restatement of the Clovis Oncology, Inc. 2020 Stock Incentive Plan that will increase the number shares of common stock issuable under the plan by 4,500,000 shares, and if Proposal 4 is approved, which seeks approval of the Clovis Oncology, Inc. 2021 Employee Stock Purchase Plan, 3,000,000 shares of common stock will be available for purchase under that plan. As a result, without this proposed increase there would be only approximately 41,526,909 shares of common stock available for issuance for other purposes following our Annual Meeting.

We believe these approximately 41,526,909 authorized shares currently available for issuance are sufficient for our currently anticipated corporate purposes, and our board of directors has the flexibility to issue such shares in their discretion at any time; however, even though there are no current plans or proposals to issue any of the additional authorized shares of common stock that we are asking our stockholders to approve by this Proposal 2, our board of directors believes it would be prudent and advisable to have the additional shares available to provide additional flexibility regarding the potential use of shares of common stock for business and financial purposes in the future.

Having an increased number of authorized but unissued shares of common stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. The additional shares could be used for various purposes without further stockholder approval. These purposes may include: (i) raising capital, if we have an appropriate opportunity, through offerings of common stock or securities that are convertible into common stock; (ii) exchanges of common stock or securities that are convertible into common stock for other outstanding securities; (iii) providing equity incentives to employees, officers or directors; (iv) establishing strategic relationships with other companies; (v) expanding our business or product lines through the acquisition of other businesses or products; and (vi) other purposes.

Our board of directors has not proposed the increase in authorized shares of common stock with the intention of discouraging tender offers or takeover attempts of the company. However, the availability of additional authorized shares for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of our company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent our board of directors from taking any appropriate actions not inconsistent with its fiduciary duties. If this proposal is approved, we expect to file a Certificate of Amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to increase the number of authorized shares of our common stock as soon as practicable following stockholder approval. Upon filing of the Certificate of Amendment with the Delaware Secretary of State, the first sentence of Article IV of the Amended and Restated Certificate of Incorporation will be amended and restated to read as follows:

“The total number of shares of stock that the Corporation shall have authority to issue is 260,000,000 shares, consisting of 250,000,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”), and 10,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”).”

Stockholder approval of this Proposal 2 will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Abstentions will be counted toward the tabulation of votes on this proposal and will have the same effect as negative votes. Proposal 2 is a routine matter on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THIS PROPOSAL 2.

PROPOSAL 3

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE

CLOVIS ONCOLOGY, INC. 2020 STOCK INCENTIVE PLAN

The company seeks stockholder approval, of an amendment and restatement of the Clovis Oncology, Inc. 2020 Stock Incentive Plan (the “2020 Plan”) to increase the number of shares of common stock reserved for issuance under the 2020 Plan by 4,500,000 shares of common stock (the “2020 Plan Amendment”), which, if approved by our stockholders, will enable the company to make future stock-based awards in furtherance of its broader compensation strategy, as discussed below.

Background

The 2020 Plan was originally adopted by the board of directors on April 22, 2020 and approved by the company’s stockholders on June 4, 2020. The 2020 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards (collectively, “awards”) to our current and prospective employees, non-employee members of the board of directors, and other service providers. No awards that are contingent upon the stockholder approval of the 2020 Plan Amendment will be granted pursuant to the 2020 Plan until the 2020 Plan Amendment is approved by the company’s stockholders. On April     , 2021, the board of directors adopted the 2020 Plan Amendment, subject to approval by the company’s stockholders.

A total of 6,470,000 shares of common stock were reserved and available for issuance under the 2020 Plan, of which, 2,848,499 shares of common stock remained available for issuance as of April 12, 2021. If the 2020 Plan Amendment is approved, an additional 4,500,000 shares of common stock will be reserved and available for issuance pursuant to the 2020 Plan, which represents approximately 3.2% of our outstanding common stock (on a fully diluted basis) as of April 12, 2021.

The compensation committee expects to continue to make equity award grants on an annual basis. The board of directors adopted the 2020 Plan Amendment because the number of shares currently available for grant under the 2020 Plan is insufficient to support the company’s desire to compensate its named executive officers and other employees, as well as future employees, with equity-based compensation, which the company believes has been successful in aligning the interests of employees and the senior management team with those of the stockholders and instrumental in the company’s ability to attract, motivate and retain team members. Based on a review of the company’s historical practices, the board of directors believes that the amounts available under the 2020 Plan as a result of the 2020 Plan Amendment will be sufficient to cover equity awards for participants for the next two to three years. In 2018, 2019 and 2020, the number of shares of common stock underlying equity awards outstanding as of December 31 of each year (including stock options and shares of restricted stock) was approximately 7,107,438, 8,458,372 and 9,464,216 shares, respectively.

The board of directors believes that the 2020 Plan serves a critical role in attracting and retaining the high caliber employees essential to the company’s success and in motivating these individuals to enhance our growth and profitability. The board of directors also believes that stock ownership by employees provides performance incentives and fosters long-term commitment to our benefit and to the benefit of our stockholders. Therefore, the board of directors urges stockholders to approve the 2020 Plan Amendment.

The following is a summary of the material features of the 2020 Plan, as amended and restated to reflect the 2020 Plan Amendment, the complete text of which is attached to this proxy statement as Appendix A.

Purpose

The 2020 Plan is designed to aid in the company’s ability to attract, retain and motivate qualified individuals to become and remain employees, officers, directors and consultants of the company, and to promote the creation of long-term value for the company’s stockholders by aligning the interests of such individuals with those of the stockholders. Given the entrepreneurial culture of the company, the compensation committee and board of directors believe that talented employees create a competitive advantage and that recruiting, motivating, and retaining such talented employees requires that such individuals have a vested interest in the long-term success of the business. Accordingly, the board of directors has adopted the 2020 Plan Amendment as a part its broader compensation strategy, which has been and will continue to have a material portion of compensation in the form of long-term incentive opportunities.

Administration

The 2020 Plan is administered by the compensation committee. The compensation committee has the authority to, among other things, designate participants, grant awards, determine the number of shares of common stock to be covered by awards and determine the terms and conditions of any awards, and construe and interpret the 2020 Plan and related award agreements. The compensation committee is also permitted to delegate its authority under the 2020 Plan to officers or employees of the company, although any award granted to any person who is not an employee of the company or who is subject to Section 16 of the Exchange Act must be expressly approved by the compensation committee.

Shares Subject to the 2020 Plan

The company authorized 6,470,000 shares of common stock for issuance pursuant to awards under the 2020 Plan, of which, 2,848,499 shares remained available for issuance as of April 12, 2021. If the stockholders approve the 2020 Plan Amendment, an additional 4,500,000 shares of common stock will be authorized and available for issuance pursuant to awards under the 2020 Plan, which, as of April 12, 2021, had a fair market value of $6.16 per share. As discussed above, this proposed share reserve is based on the company’s projections of internal share requirements over the next several years to provide competitive and meaningful long-term incentive opportunities to employees of the company. Awards and the shares authorized under the 2020 Plan are subject to adjustment as described below under “Changes in Capital Structure.” Stock-based awards assumed or substituted by the company or its affiliates as part of a corporate transaction (including from an entity that the company merges with or into, acquires, or engages with in a similar corporate transaction) will not count against the number of shares of common stock reserved and available for issuance pursuant to the 2020 Plan except as may be required by Section 422 of the Internal Revenue Code. If any award granted under the 2020 Plan expires or is canceled, forfeited, settled in cash or otherwise terminated without delivery of shares to a participant, the undelivered shares will again become available for awards under the 2020 Plan except that shares surrendered or withheld in payment of the exercise price of a stock appreciate right shall be deemed to constitute shares delivered to a participant and will not be available for regrant pursuant to the 2020 Plan.

Eligibility

The following individuals are eligible to participate in the 2020 Plan: (i) each employee and officer of the company or its affiliates, of which there are currently approximately 432, (ii) each non-employee director of the company or its affiliates, of which there are currently nine, (iii) individuals who are not employees or directors of the company or its affiliates but nonetheless provide substantial services to the company or its affiliates, and who are designated as eligible by the compensation committee, and (iv) prospective employees of the company or its affiliates, although such individuals may not receive any payment or exercise any rights relating to awards until they have actually commenced employment.

Grants of Awards

The compensation committee may grant awards of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and other stock-based awards. Awards will vest in accordance with the terms of the applicable award agreement. Other than with respect to “substitute awards” (as defined in the 2020 Plan), awards granted in payment of cash (e.g., salary, bonus or other earned compensation), and awards in respect of a maximum of 5% of the shares authorized for grant under the 2020 Plan, no awards granted under the 2020 Plan may being to vest prior to the one year anniversary of the date of grant, except in connection with a “corporate event,” subject to the 2020 Plan’s double-trigger vesting limitation. In addition, no dividends or dividend equivalents will be paid on unvested awards, stock options or stock appreciation rights, or on vested restricted stock units prior to the actual delivery of shares of common stock.

Stock Options. The 2020 Plan provides for the grant of both incentive stock options, within the meaning of Section 422(b) of the Internal Revenue Code, and non-qualified stock options. A stock option granted under the 2020 Plan provides a participant with the right to purchase, within a specified period of time, a stated number of shares of common stock at the price specified in the applicable award agreement. The exercise price applicable to a stock option will be set by the compensation committee at the time of grant, and to the extent intended to (i) avoid treatment as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Internal Revenue Code or (ii) be an incentive stock option, will not be less than the fair market value of a share of common stock on the date of grant. In the case of a stock option that is a “substitute award” (as such term is defined in the 2020 Plan), the exercise price for such stock option may be less than the fair market value of a share of common stock on the date of grant provided that such exercise price is determined in a manner consistent with the provisions of Section 409A of the Internal Revenue Code and, if applicable, Section 424(a) of the Internal Revenue Code. Further, stock options may not be repriced without stockholder approval. Stock options will vest over a period of at least one year, in accordance with the terms of the applicable award agreement. The maximum term of an option granted under the 2020 Plan is ten years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder). Payment of the exercise price of an option may be made in cash, common stock, pursuant to a broker-assisted cashless exercise in accordance with procedures approved by the compensation committee, pursuant to a delivery of a notice of “net exercise,” or in any other form of consideration approved by the compensation committee. The 2020 Plan provides that participants terminated for “cause” (as such term is defined in the 2020 Plan) will forfeit all of their stock options, whether or not vested. Participants terminated for any other reason will forfeit their unvested options, retain their vested options, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested options. The 2020 Plan authorizes the compensation committee to provide for different treatment of stock options upon termination than that described above, as determined in its discretion.

No incentive stock options may be granted under the 2020 Plan following the 10th anniversary of the earlier of (i) the date the 2020 Plan was adopted by the board of directors and (ii) the date the stockholders of the company approved the 2020 Plan.

Stock Appreciation Rights. A stock appreciation right is a conditional right to receive an amount equal to the value of the appreciation in the common stock over a specified period. Except under extraordinary circumstances, at the sole discretion of the compensation committee, or pursuant to the 2020 Plan, stock appreciation rights will be settled in shares of common stock. The base price applicable to a stock appreciation right will be set by the compensation committee at the time of grant, and to the extent intended to avoid treatment as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Internal Revenue Code, will not be less than the fair market value of a share of common stock on the date of grant. In the case of a stock appreciation right that is a “substitute award” (as such term is defined in the 2020 Plan), the base price for such stock appreciation right may be less than the fair market value of a share of common stock on the date of grant provided that such base price is determined in a manner consistent with the provisions of Section 409A of the Internal Revenue Code. The maximum term of a stock appreciation right granted under the 2020 Plan is ten years from the date of grant. Upon exercise of a stock appreciation right, payment in respect of such stock appreciation right may be made in cash, common stock, or property as specified in the applicable award agreement or as determined by the compensation committee, in each case having a value in respect of each share of common stock underlying the portion of the stock appreciation right so exercised, equal to the difference between the base price of such stock appreciation right and the fair market value of one share of common stock on the exercise date. The 2020 Plan provides that participants terminated for “cause” (as such term is defined in the 2020 Plan) will forfeit all of their stock appreciation rights, whether or not vested. Participants terminated for any other reason will forfeit their unvested stock appreciation rights, retain their vested stock appreciation rights, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested stock appreciation rights. The 2020 Plan authorizes the compensation committee to provide for different treatment of stock appreciation rights upon termination than that described above, as determined in its discretion.

Restricted Stock. An award of restricted stock is a grant of shares of common stock which are subject to limitations on transfer during a restricted period established in the applicable award agreement. Generally speaking, holders of restricted stock will generally have the rights and privileges of a stockholder with respect to their restricted stock. Except as otherwise provided by the compensation committee, in the event a participant is terminated for any reason, the vesting with respect to the participant’s restricted stock will cease, and as soon as practicable following the termination, the company will repurchase all of such participant’s unvested shares of restricted stock at a purchase price equal to the original purchase price paid for the restricted stock, or if the original purchase price is equal to $0, the unvested shares of restricted stock will be forfeited by the participant to the company for no consideration.

Restricted Stock Units. The compensation committee may award restricted stock units under the 2020 Plan, which are notional units representing the right to receive one share of common stock (or the cash value of one share of common stock) on a specified settlement date. When a participant satisfies the conditions of the restricted stock unit award, which the compensation committee will establish in the applicable award agreement, the company may settle the award in shares, cash or property, as determined by the compensation committee in its discretion. Except as otherwise provided by the compensation committee, in the event a participant is terminated for any reason, the vesting with respect to the participant’s restricted stock units will cease, each of the participant’s outstanding unvested restricted stock units will be forfeited for no consideration as of the date of such termination, and any shares remaining undelivered with respect to the participant’s vested restricted stock units will be delivered on the delivery date specified in the applicable award agreement.

Other Stock-Based Awards. The 2020 Plan authorizes the compensation committee to grant other awards that may be denominated in, payable in, valued in, or otherwise related to shares of common stock. Such awards and the terms applicable to such awards will be set forth in award agreements.

General. All awards granted under the 2020 Plan are subject to incentive compensation clawback and recoupment policies implemented by the board of directors from time to time. In addition, the compensation committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the 2020 Plan by individuals who are non-United States nationals or are primarily employed or providing services outside the United States, and may modify the terms of any awards granted to such participants in a manner deemed by the compensation committee to be necessary or appropriate in order that such awards conform with the laws of the country or countries where such participants are located.

No Repricing of Awards. No awards may be repriced without shareholder approval. For purposes of the 2020 Plan, “repricing” means any of the following: (i) changing the terms of the award to lower its exercise price or base price (other than on account of capital adjustments as described below under “Changes in Capital Structure”), (ii) any other action that is treated as a repricing under “generally accepted accounting principles,” and (iii) repurchasing for cash or canceling an award in exchange for another award at a time when its exercise price or base price is greater than the fair market value of the underlying common stock.

Changes in Capital Structure

In the event of any change in the outstanding common stock or the capital structure of the company, the declaration of any extraordinary dividend, or any change in applicable laws or circumstances which results or could result in the substantial dilution or enlargement of participants’ rights under the 2020 Plan, the compensation committee shall adjust the aggregate number of shares of common stock which may be granted pursuant to awards, the number of shares of common stock covered by outstanding awards under the 2020 Plan, and the per-share price of outstanding awards under the 2020 Plan. The compensation committee may, in its discretion, provide that an adjustment take the form of a cash payment to the holder of an outstanding award with respect to all or part of an outstanding award, which payment will be subject to such terms and conditions (including timing of payment(s), vesting and forfeiture conditions) as the compensation committee may determine in its sole discretion.

Corporate Events

Under the 2020 Plan, unless otherwise provided in an award agreement, in the event of a “corporate event” (as defined in the 2020 Plan), the compensation committee may, in its discretion, provide for any one or more of the following: (i) require that outstanding awards be assumed or substituted in connection with such event, (ii) accelerate the vesting of any outstanding awards upon the consummation of such event, (iii) cancel outstanding awards upon the consummation of such event and provide award holders with the per-share consideration being received by the company’s stockholders in connection with such event in exchange for their awards, (iv) cancel all outstanding stock options, stock appreciation rights and other awards subject to exercise, whether vested or unvested, not assumed or substituted in connection with such event as of the consummation of such event, and provide award holders at least 10 days to exercise each such stock option, stock appreciation right or other such exercisable award, as applicable, or (v) replace outstanding awards with a cash incentive program that preserves the value of the replaced awards and contains identical vesting conditions. Pursuant to the 2020 Plan, no award agreement will provide that the vesting of any award that is assumed or substituted in connection with a “change in control” will be accelerated solely by reason of the “change in control,” but rather will accelerate only if the participant experiences an “involuntary termination” of employment within two year of the “change in control.”

Non-Transferability of Awards

Except as otherwise provided by the compensation committee, the 2020 Plan provides that awards are generally nontransferable, including, without limitation, transfers to third party financial institutions, other than by will or the laws of descent and distribution, and that restricted stock is generally nontransferable.

Termination and Amendment

The board of directors or the compensation committee may amend or terminate the 2020 Plan at any time, except that no amendment may, without stockholder approval, violate the stockholder approval requirements of the national securities exchange on which the common stock is principally listed. Unless sooner terminated, the 2020 Plan will terminate on the date before the tenth anniversary of the date the 2020 Plan was originally approved by the company’s stockholders.

Certain U.S. Federal Income Tax Consequences

The following is a brief discussion of the U.S. federal income tax consequences for awards granted under the 2020 Plan. The 2020 Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and it is not, nor is it intended to be, qualified under Section 401(a) of the Internal Revenue Code. This discussion is not intended to be exhaustive and, among other things, does not describe state local or foreign taxes consequences, which may be substantially different. Holders of awards under the 2020 Plan should consult with their own tax advisors.

Non-Qualified Stock Options and Stock Appreciation Rights. Except as noted below for corporate “insiders,” with respect to nonqualified stock options and stock appreciation rights, (i) no income is realized by a participant at the time the award is granted; (ii) generally, at exercise, ordinary income is realized by the participant in an amount equal to the difference between the exercise or base price paid for the shares and the fair market value of the shares on the date of exercise, and the participant’s employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (iii) upon a subsequent sale of the stock received on exercise, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held, and no deduction will be allowed to such participant’s employer.

Incentive Stock Options. No income is realized by a participant upon the grant or exercise of an incentive stock option, however, such participant will generally be required to include the excess of the fair market value of the shares at exercise over the exercise price in his or her alternative minimum taxable income. If shares are issued to a participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to such participant, then (i) upon sale of such shares, any amount realized in excess of the exercise price will be taxed to such participant as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the participant’s employer for federal income tax purposes.

Except as noted below for corporate “insiders,” if shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares and (ii) the participant’s employer will generally be entitled to deduct such amount for federal income tax purposes. Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following termination of employment, the exercise of the option will generally be taxed as the exercise of a nonqualified stock option.

Other Stock-Based Awards. The tax effects related to other stock-based awards under the 2020 Plan are dependent upon the structure of the particular award.

Withholding. At the time a participant is required to recognize ordinary compensation income resulting from an award, as described above, such income will be subject to federal and applicable state and local income tax and applicable tax withholding requirements. The company will deduct or withhold, or require the participant to remit to his or her employer, an amount sufficient to satisfy the minimum federal, state and local and foreign taxes required by law or regulation to be withheld with respect to any taxable event as a result of the 2020 Plan.

Section 409A. Certain awards under the 2020 Plan may be subject to Section 409A of the Internal Revenue Code, which regulates “nonqualified deferred compensation” (as defined in Section 409A). If an award under the 2020 Plan (or any other company plan) that is subject to Section 409A is not administered in compliance with Section 409A, then all compensation under the 2020 Plan that is considered “nonqualified deferred compensation” (and awards under any other company plan that are required pursuant to Section 409A to be aggregated with the award under the 2020 Plan) will be taxable to the participant as ordinary income in the year of the violation, or if later, the year in which the compensation subject to the award is no longer subject to a substantial risk of forfeiture. In addition, the participant will be subject to an additional tax equal to 20% of the compensation that is required to be included in income as a result of the violation, plus interest from the date that the compensation subject to the award was required to be included in taxable income.

Certain Rules Applicable to “Insiders.” As a result of the rules under Section 16(b) of the Exchange Act, depending upon the particular exemption from the provisions of Section 16(b) utilized, “insiders” (as defined in

Section 16(b)) may not receive the same tax treatment as set forth above with respect to the grant and/or exercise or settlement of awards. Generally, insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular award. Insiders should check with their own tax advisers to ascertain the appropriate tax treatment for any particular award.

New Plan Benefits

Because awards to be granted in the future under the 2020 Plan are at the discretion of the compensation committee, it is not possible to determine the benefits or the amounts received or that will be received under the 2020 Plan by eligible participants.

Future Plan Awards

No awards have been granted pursuant to the 2020 Plan that are contingent upon the stockholder approval of the 2020 Plan Amendment. The company anticipates that other equity-based awards may be granted in the discretion of the compensation committee under the 2020 Plan out of the additional shares of common stock to be reserved for issuance in connection with the approval of the 2020 Plan Amendment; however, the number of shares that may be so granted will be based upon various prospective factors, including the nature of services to be rendered by eligible participants under the 2020 Plan and their potential contributions to the company’s success. Accordingly, the number, type, and grantee(s) of actual future awards cannot be determined at this time.

Stockholder approval of this Proposal 3 will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions will be counted toward the tabulation of votes on this proposal presented to the stockholders and will have the same effect as negative votes. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THIS PROPOSAL 3.

PROPOSAL 4

APPROVAL OF THE CLOVIS ONCOLOGY, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN

The company seeks stockholder approval of this Clovis Oncology, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”), which, if approved by our stockholders, will permit employees of the company to participate in the ownership of the company in furtherance of its broader compensation strategy, as discussed below.

Background

On April     , 2021, the board of directors adopted the 2021 ESPP, subject to the approval by the company’s stockholders. The adoption of the 2021 ESPP will not affect the terms and conditions of any current offerings under the 2011 Employee Stock Purchase Plan (the “2011 ESPP”). If the 2021 ESPP is not approved by the stockholders, the 2021 ESPP will be null and void, and the 2011 ESPP will remain in full force and effect in accordance with its terms and conditions until August 24, 2021. No offering will commence, and no shares will be available for purchase, pursuant to the 2021 ESPP until it is approved by the company’s stockholders.

If the 2021 ESPP is approved, 3,000,000 shares of common stock will be available for purchase thereunder, which represents approximately 2.1% of our outstanding common stock (on a fully diluted basis) as of April 12, 2021. The company’s stockholders previously approved the 2011 ESPP, under which 361,656 shares remain available for issuance as of April 12, 2021. If the 2021 ESPP is approved, no future offerings will be offered under the 2011 ESPP, but the 2011 ESPP will remain in effect with respect to current offerings thereunder.

The board of directors adopted the 2021 ESPP because the 2011 ESPP will expire pursuant to its terms on August 24, 2021, and the company believes the 2011 ESPP has been successful in aligning the interests of employees and the senior management team with those of the stockholders and instrumental in the company’s ability to attract, motivate and retain team members. The board of directors also believes that stock ownership by employees provides performance incentives and fosters long-term commitment to our benefit and to the benefit of our stockholders. Therefore, the board of directors urges stockholders to approve the 2021 ESPP.

The following is a summary of the material features of the 2021 ESPP, the complete text of which is attached to this proxy statement as Appendix B.

Purpose

The purpose of the 2021 ESPP is to enhance the company’s ability to attract and retain the types of employees who will contribute to its long range success by permitting them to participate in the ownership of the company. The board of directors believe that participation in the ownership of the company is necessary to remain competitive in our industry and is essential to recruiting and retaining the highly qualified individuals who help us meet our goals.

Administration

The 2021 ESPP will be administered by the compensation committee.

Shares Subject to the 2021 ESPP

A total of 3,000,000 shares of common stock will be reserved and available for issuance under the 2021 ESPP, which, as of April 12, 2021, had a fair market value of $6.16 per share. Shares authorized under the 2021 ESPP are subject to adjustment in accordance with its terms. Shares subject to purchase rights granted under the 2021 ESPP that terminate without having been exercised in full will not reduce the number of shares available for issuance under the 2021 ESPP.

Eligibility

The company’s employees, including executive officers, and the employees of any of the company’s designated parent or subsidiary corporations will be eligible to participate in the 2021 ESPP, provided they may have to satisfy one or more of the following service requirements before participating in the 2021 ESPP, as determined by the compensation committee: (i) customary employment with the company or one of its parents or subsidiaries for more than 20 hours per week and more than five months per calendar year; or (ii) continuous employment with the company or one of its parents or subsidiaries for a minimum period of time, not to exceed two years, prior to the first date of an offering. Current, approximately 432 employees will be eligible to participate in the 2021 ESPP.

Limitations

An employee may not be granted rights to purchase stock under the 2021 ESPP (x) if such employee immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of stock or (y) to the extent that such rights would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year that the rights remain outstanding, as determined under Section 423 of the Code.

The 2021 ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code. The compensation committee may specify offerings with a duration of not more than 27 months and may specify one or more shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares will be purchased for the employees who are participating in the offering. The compensation committee, in its discretion, will determine the terms of offerings under the 2021 ESPP.

A participant may not transfer purchase rights under the 2021 ESPP other than by will, the laws of descent and distribution or as otherwise provided under the 2021 ESPP.

Holding Period

The 2021 ESPP permits the compensation committee to establish a holding period for any shares purchased in a particular offering, during which such shares will be subject to a resale restriction barring the holder from selling such shares. The holding period, if any, will commence on the purchase date and will end automatically on the earliest of (i) the termination of the participant’s employment, (ii) the occurrence of certain specified significant corporate transactions, such as our merger or change in control, or (iii) the six-month anniversary of the purchase date or such earlier date as established by the compensation committee.

Payroll Deductions

The 2021 ESPP permits participants to purchase shares of common stock through payroll deductions up to 10% of their base salary. Unless otherwise determined by the compensation committee, the purchase price of the shares will be not less than an amount equal to the lesser of (i) 85% of the fair market value of the shares on the applicable purchase date and (ii) 85% of the fair market value of the shares on the first trading day of the applicable purchase period. Participants may end their participation at any time during an offering and will be paid their accrued contributions that have not yet been used to purchase shares of common stock. Participation ends automatically upon termination of employment for any reason.

Corporate Transactions

In the event of certain specified significant corporate transactions, such as our merger or change in control, a successor corporation may assume, continue or substitute each outstanding purchase right. If the successor corporation does not assume, continue or substitute for the outstanding purchase rights, the offering in progress will be shortened and a new exercise date will be set. The participants’ purchase rights will be exercised on the new exercise date and such purchase rights will terminate immediately thereafter.

Amendment and Termination

The compensation committee has the authority to amend, suspend or terminate the 2021 ESPP, at any time and for any reason, provided certain types of amendments will require the approval of our stockholders. The 2021 ESPP will remain in effect until terminated by the compensation committee in accordance with the terms of the 2021 ESPP.

Certain U.S. Federal Income Tax Consequences

The following is a brief discussion of certain U.S. federal income tax consequences applicable to the 2021 ESPP. This discussion is based on current law, is not intended to constitute tax advice, and does not address all aspects of U.S. federal income taxation that may be relevant to a particular participant in light of his or her personal circumstances and does not describe foreign, state, or local tax consequences, which may be substantially different. Participants under the 2021 ESPP are encouraged to consult with their own tax advisors.

General. The 2021 ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under such a plan, no taxable income will be reportable by a participant, and no deductions will be allowable to the company, as a result of the grant or exercise of the purchase rights issued under the 2021 ESPP. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the 2021 ESPP or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two years after commencement of the offering period during which those shares were purchased or within one year of the date of purchase, the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares. If the participant sells or disposes of the purchased shares more than two years after the commencement of the offering period in which those shares were purchased and more than one year from the date of purchase, or a participant still owns purchased shares at the time of death, then the participant will recognize ordinary income in the year of sale, disposition or death in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the sale or disposition date over the purchase price paid for those shares or (ii) the excess of the fair market value of the shares on the offering date over the purchase price. Any additional gain upon the disposition will be taxed as a capital gain.

Limitations on Employer’s Compensation Deduction. If the purchased shares are sold or otherwise disposed of within two years after commencement of the offering period during which those shares were purchased or within one year after the date of purchase, then the company will be entitled to an income tax deduction in the year of sale or disposition equal to the amount of ordinary income recognized by the participant as a result of such sale or disposition, subject to any applicable limitations under Section 162(m) of the Code. No deduction will be allowed in any other case.

Certain Rules Applicable to “Insiders.” Employees who are executive officers or directors of the company are subject to the reporting and “short wing” profits liability provisions of Section 16 of the Exchange Act. Such provisions may restrict resale of the shares of common stock purchased under the 2021 ESPP. In addition, shares so received by a person deemed an “affiliate” of the company under the Securities Act must be registered for resale by such person unless such resale complies with the provisions of Rule 144 under the Securities Act. Rule 405 under the Securities Act defines “affiliate” as “a person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with” the company.

New Plan Benefits

Because the number of shares issued under the 2021 ESPP depends on the level of participation by its participants, we cannot determine the benefits or amounts that may be received by eligible participants in the future.

Stockholder approval of this Proposal 4 will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions will be counted toward the tabulation of votes on this proposal presented to the stockholders and will have the same effect as negative votes. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THIS PROPOSAL 4.

Equity Compensation Plan Information

The following table discloses information regarding the securities to be issued and the securities remaining available for issuance under the company’s stock-based incentive plans as of December 31, 2020. The amounts shown do not include the shares of common stock that would be available for issuance under the 2020 Plan if the 2020 Plan Amendment is approved or the 2021 Employee Stock Purchase Plan if it is approved.

	(a)		(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted average exercise price of outstanding options, warrants, and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)(2)	9,464,216	(3)	$37.79	(4)	6,310,938
Equity compensation plans not approved by security holders	—		—		—
Total	9,464,216		$37.79		6,310,938

(1)

As of December 31, 2020, 6,470,000 shares were authorized for issuance under the 2020 Plan, which was adopted by the board of directors on April 22, 2020 and approved by our stockholders on June 4, 2020. No further awards were made pursuant to the 2011 Stock Incentive Plan (the “2011 Plan”) upon stockholder approval of the 2020 Plan. The adoption of the 2020 Plan did not affect the terms and conditions of any outstanding awards granted under the 2011 Plan.

(2)	As of December 31, 2020, 361,656 shares were reserved for issuance under the 2011 ESPP, which became effective upon closing of our initial public offering in November 2011.
(3)

Includes 2,963,547 restricted stock units outstanding as of December 31, 2020 under the 2020 Plan and the 2011 Plan. Restricted stock unit awards may be settled only for shares of common stock on a one-for-one basis.

(4)	Only outstanding option awards were used in computing the weighted-average exercise price.

The following table discloses information regarding the securities to be issued and the securities remaining available for issuance under the company’s stock-based incentive plans as of April 12, 2021. The amounts shown do not include the shares of common stock that would be available for issuance under the 2020 Plan if the 2020 Plan Amendment is approved or the 2021 Employee Stock Purchase Plan if it is approved.

	(a)		(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted average exercise price of outstanding options, warrants, and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)(2)	11,397,801	(3)	$35.13	(4)	3,210,155
Equity compensation plans not approved by security holders	—		—		—
Total	11,397,801		$35.13		3,210,155

(1)

As of April 12, 2021, 6,470,000 shares were authorized for issuance under the 2020 Plan, which was adopted by the board of directors on April 22, 2020 and approved by our stockholders on June 4, 2020. No further awards were made pursuant to the 2011 Plan upon stockholder approval of the 2020 Plan. The adoption of the 2020 Plan did not affect the terms and conditions of any outstanding awards granted under the 2011 Plan.

(2)	As of April 12, 2021, 361,656 shares were reserved for issuance under the 2011 ESPP, which became effective upon closing of our initial public offering in November 2011.
(3)

Includes 6,867,817 options and 4,529,984 restricted stock units outstanding as of April 12, 2021 under the 2020 Plan and the 2011 Plan. Restricted stock unit awards may be settled only for shares of common stock on a one-for-one basis.

(4)	The weighted-average remaining term is 5.76 years. Only outstanding option awards were used in computing the weighted-average exercise price and weighted-average remaining term.

PROPOSAL 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, at the Annual Meeting, our stockholders are entitled to vote, on an advisory (nonbinding) basis, on the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

A majority of the votes cast at the 2018 annual meeting were voted in favor of holding the advisory vote on executive compensation every year. The advisory vote on executive compensation was last held at the 2020 annual meeting.

Although the vote is advisory and, accordingly, the results are not binding on us, our compensation committee and board of directors value the input of our stockholders and will consider the results of the vote when making future compensation decisions for our named executive officers.

As described more fully under the heading “Compensation Discussion and Analysis” in this proxy statement, our executive compensation program is designed to attract, retain, and motivate individuals with superior ability, experience, and leadership capability to deliver on our annual and long-term business objectives necessary to create stockholder value. We urge stockholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future. The compensation committee and the board of directors believe that our executive compensation program fulfills these goals and is reasonable, competitive and aligned with our performance and the performance of our executives.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:

“RESOLVED, that the stockholders of Clovis Oncology, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Clovis Oncology, Inc. Proxy Statement for the 2021 Annual Meeting of Stockholders, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and narrative disclosure.”

Stockholder approval of this Proposal 5 will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions will be counted toward the tabulation of votes on this proposal presented to the stockholders and will have the same effect as negative votes. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THIS PROPOSAL 5.

PROPOSAL 6

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since 2009. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor our other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests or those of our stockholders.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for the years ended December 31, 2020 and December 31, 2019, by Ernst & Young LLP, our principal accountant.

	Year Ended December 31,
	2020	2019
Audit Fees(1)	$1,202,327	$1,226,161
Tax Fees(2)	246,451	249,815

	$1,448,778	$1,475,976

(1)

Audit fees include fees associated with the annual audit of our financial statements, the reviews of our interim financial statements, professional services related to our public offerings of securities, and all services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Tax fees include fees associated with tax compliance, tax advice, and tax planning.

All fees described above for the year ended December 31, 2020 were approved by our audit committee.

Pre-Approval Policies and Procedures

The audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes on this proposal presented to the stockholders and will have the same effect as negative votes. The approval of Proposal 6 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THIS PROPOSAL 6.

INFORMATION REGARDING THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE

Board Independence

Rule 5605 of the NASDAQ Marketplace Rules requires a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the NASDAQ Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has undertaken a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our board of directors has determined that none of Drs. Blair, Flaherty, and Spickschen, Ms. Graham, or Messrs. Atwood, Azelby, Fair, Klingenstein, and McKinley, representing nine of our ten directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

Our board of directors also determined that Messrs. Atwood, Klingenstein, and McKinley, who comprise our audit committee, Drs. Blair and Spickschen, Ms. Graham and Mr. Fair, who comprise our compensation committee, and Drs. Blair and Flaherty, and Messrs. Atwood and Azelby, who comprise our nominating and corporate governance committee, satisfy the independence standards for such committees established by the SEC and the NASDAQ Marketplace Rules, as applicable. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure

Our board of directors has an independent Chair, Ginger Graham. Ms. Graham was elected our Chair of the board to succeed Dr. M. James Barrett following his resignation from our board of directors on June 5, 2019. Our board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as we continue to grow. We separate the roles of Chief Executive Officer and Chair of the board of directors in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction, day-to-day leadership, and performance, while the Chair of the board of directors provides guidance to the Chief Executive Officer and presides over meetings of the full board of directors. We believe that this separation of responsibilities provides a balanced approach to management of our board of directors and oversight of us. However, no single leadership model is right for all companies and at all times. The board of directors recognizes that depending on the circumstances, other leadership models, such as combining the role of Chair with the role of Chief Executive Officer, might be appropriate. Accordingly, the board of directors may periodically review its leadership structure.

Board’s Role in Risk Oversight

Our audit committee is primarily responsible for overseeing our risk management processes on behalf of the full board of directors, with a focus on financial and reporting risks. The audit committee receives reports from management at least quarterly regarding our assessment of risks. Our nominating and corporate governance committee is responsible for overseeing our non-financial risk management and compliance processes on behalf of the full board of directors, and receives reports from management at least quarterly on a range of risk management areas, including, but not limited to cybersecurity, regulatory matters related to review and approval of our drug candidates in the U.S. and Europe, conduct of clinical trials, drug safety monitoring and reporting, privacy, and a range of other regulatory compliance areas including anti-corruption and anti-kickback laws related to pharmaceutical marketing and sales. In addition, the audit committee and the nominating and corporate governance committee report regularly to the full board of directors, which also considers our risk profile. The audit committee, the nominating and corporate governance committee, and the full board of directors focus on the most significant risks we face and our general risk management strategies. The board of directors and each standing committee also perform an annual self-evaluation process, the results of which are collected and reported back to the nominating and corporate governance committee and the full board of directors. These self-evaluations permit members to anonymously provide feedback on the performance of the board of directors and each committee on areas such as strategic focus, management reporting to the board and committees, board tenure and diversity and risk oversight. While our board of directors oversees our risk management, company management is responsible for day-to-day risk management processes. Our board of directors expects company management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities, and to effectively implement risk management strategies adopted by the audit committee and the board of directors. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our board leadership structure, which also emphasizes the independence of the board of directors in its oversight of our business and affairs, supports this approach.

Board Meetings

During the fiscal year 2020, our board of directors met thirteen times, including telephonic meetings. In that year, each director attended at least 75% of the aggregate of the meetings held by the board of directors, and each director who is a member of a committee attended at least 75% of the meetings the committees of our board of directors held on which the director served. None of our directors then serving attended our annual meeting of stockholders in 2020. Although we do not have a formal policy regarding attendance by members of the board of directors at our annual meetings of stockholders, directors are encouraged to attend.

Information Regarding Board Committees

Our board of directors has established three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. As disclosed in our Annual Report on Form 10-K for the year ended December 31, 2019, the company’s board of directors formed a Special Litigation Committee in December 2019. The following table provides membership and meeting information for 2020 for each of the standing committees of the board of directors:

Name	Audit	Compensation		Nominating and Corporate Governance
Employee Director:
Patrick J. Mahaffy	—	—		—
Non-Employee Directors:
Brian G. Atwood	X	—		X	*
Robert W. Azelby	—	—		X
James C. Blair	—	X	*	X
Richard A. Fair	—	X		—

Name	Audit		Compensation	Nominating and Corporate Governance
Keith Flaherty	—		—	X
Ginger L. Graham	—		X	—
Paul H. Klingenstein	X		—	—
Edward J. McKinley	X	*	—	—
Thorlef Spickschen	—		X	—

Total meetings in 2020:	5		6	5

*	Committee Chair

Below is a description of each standing committee of the board of directors.

Audit Committee

The members of the audit committee are Messrs. Atwood, Klingenstein, and McKinley, each of whom qualifies as an independent director under the corporate governance standards of the NASDAQ Stock Market and the independence requirements of Rule 10A-3 of the Exchange Act. Our board of directors has determined that Mr. McKinley qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. Mr. McKinley serves as chairman of this committee. During the fiscal year 2020, our audit committee met five times, including telephonic meetings.

Our audit committee oversees a broad range of issues surrounding our accounting and financial reporting processes and audits of our financial statements and assists our board of directors by: (1) overseeing and monitoring the quality and integrity of our financial statements, our compliance with legal and regulatory requirements, and our internal accounting procedures and systems of internal controls (2) assuming direct responsibility for the appointment, compensation, retention, and oversight of work of any independent registered public accounting firm engaged for the purpose of performing any audit, review, or attestation services, for overseeing and monitoring our independent registered public accounting firm’s qualifications and independence, and for dealing directly with any such accounting firm, including resolving disagreements between management and our independent auditor; (3) providing a medium for consideration of matters relating to any audit issues; and (4) preparing the audit committee report required to be included in our filings under the rules and regulations of the SEC. The written charter for the audit committee is available on our website at http://ir.clovisoncology.com under “Corporate Governance.”

REPORT OF THE AUDIT COMMITTEE

Our audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2020 and discussed them with our management and our independent registered public accounting firm, Ernst &Young LLP.

Our audit committee has also received from, and discussed with, Ernst &Young LLP various communications that Ernst &Young LLP is required to provide to our audit committee, including the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

In addition, our audit committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with our audit committee concerning independence and has discussed with Ernst & Young LLP their independence.

Based on the review and discussions referred to above, our audit committee has recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2020, filed by us with the SEC.

Respectfully submitted,

The Audit Committee of the Board of Directors

Brian G. Atwood

Paul H. Klingenstein

Edward J. McKinley

The material in this report is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not to be incorporated by reference in any filing of Clovis Oncology, Inc. under the Securities Act of 1933, as amended, or the “Securities Act,” or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The members of the compensation committee are Drs. Blair and Spickschen, Ms. Graham, and Mr. Fair, each of whom qualifies as an independent director under the corporate governance standards of the NASDAQ Stock Market. Each member of our compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and is an outside director, as defined pursuant to Section 162(m) of the Code. Dr. Blair serves as chairman of this committee. During fiscal year 2020, our compensation committee met six times, including telephonic meetings.

The compensation committee assists our board of directors in discharging its responsibilities relating to (1) setting our compensation program and compensation and benefits of all of our executive officers and directors; (2) providing oversight for our incentive and equity-based compensation plans; (3) establishing and reviewing general policies relating to compensation and benefits of our employees; and (4) preparing the compensation committee report required to be included in our filings under the rules and regulations of the SEC. The compensation committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, except that it shall not delegate to a subcommittee any power or authority required by any law, regulation, or listing standard to be exercised by the compensation committee as a whole. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter. The written charter for the compensation committee is available on our website at http://ir.clovisoncology.com under “Corporate Governance.”

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee has ever been an executive officer or employee of ours. For a description of certain transactions between us and certain members of our compensation committee and their affiliated entities, see “Certain Relationships and Related Party Transactions” below. None of our officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more officers serving as a member of our board of directors or compensation committee.

Nominating and Corporate Governance Committee

The members of the nominating and corporate governance committee are Drs. Blair and Flaherty and Messrs. Atwood and Azelby, each of whom qualifies as an independent director under the corporate governance standards of the NASDAQ Stock Market. Mr. Atwood serves as chairman of this committee. During fiscal year 2020, our nominating and corporate governance committee met five times, including telephonic meetings.

The nominating and corporate governance committee assists our board of directors in discharging its responsibilities relating to (1) developing and recommending criteria for selecting new directors, and identifying, screening and recommending nominees for election as directors; (2) screening and recommending to the board of directors individuals qualified to become executive officers; (3) evaluating our board of directors and its dealings with management; (4) developing, reviewing and recommending corporate governance guidelines and a code of business ethics; (5) generally advising our board of directors on other corporate governance and related matters; and (6) overseeing non-financial compliance. The written charter for the nominating and corporate governance committee is available on our website at http://ir.clovisoncology.com under “Corporate Governance.”

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying, considering, and recommending director candidates to fill new positions or vacancies on our board of directors, including candidates proposed by our stockholders, except where the right to nominate a director legally belongs to a third party. Our board of directors is responsible for recommending a slate of directors for election by our stockholders.

In identifying individual candidates, our nominating and corporate governance committee considers current members of our board of directors, as well as candidates referred or recommended to it by directors, members of management, stockholders, and others. We may also engage, and have in the past used, professional search firms to identify director candidates for consideration. In evaluating the suitability of individual candidates (both new candidates and current directors), our nominating and corporate governance committee, in recommending candidates for election, and our board of directors, in approving (and, in the case of vacancies, appointing) such candidates, takes into account many factors, including personal and professional integrity, ethics, and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; commercialization experience in pharmaceutical companies; strong finance experience; experience relevant to us; experience as a board member of another publicly held company; diversity of expertise and experience in substantive matters pertaining to our business relative to other board members; diversity of background and perspective, including with respect to age, gender, race, place of residence, and specialized experience; and practical and mature business judgment, including the ability to make independent analytical inquiries. In addition, our nominating and corporate governance committee and our board of directors considered the previously disclosed settlement of the SEC’s investigation of the company related to certain disclosures made by the company about its product candidate rociletinib in 2015, pursuant to which settlement with the SEC the company and Mr. Mahaffy paid civil penalties and agreed to a standard injunction against future violations of federal securities laws. The settlement agreement did not allege any intentional fraud or misconduct and it does not preclude Mr. Mahaffy from continuing to serve as a director or officer of a public company. The board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the nominating and corporate governance committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the board of directors. The nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills, and experience required for the board of directors as a whole and its individual members.

In 2018, we determined that we could benefit from directors with more specific commercial experience in the oncology field, and we initiated a search to identify qualified candidates. We engaged a professional search firm to assist in identifying qualified candidates. In addition to the factors above that our nominating and corporate governance committee takes into account in recommending candidates, we directed the search firm to emphasize recent commercial oncology experience and diversity, while ensuring that a candidate was not currently in a position that would create the appearance of, or an actual conflict of interest. Our search firm identified multiple candidates, and our nominating and corporate governance committee ultimately selected Robert Azelby and Richard Fair for recommendation to the board of directors. In October 2018, the board of directors increased its size from nine members to eleven members and appointed both Robert Azelby and Richard Fair to the board of directors to fill the newly created vacancies.

It is a priority of our board of directors to increase the diversity, including ethnic, gender, age, and experience, among the members of our board. The company currently has engaged a search firm to present new candidates for director, and the scope of that search is intended to expand the diversity of the board, particularly with respect to gender and ethnic diversity, and add additional expertise in the area of pharmaceutical development and clinical research.

We have not received director candidate recommendations from our stockholders. We do not have a formal policy regarding consideration of such recommendations because any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated. We do not intend to treat stockholder recommendations in any manner different from other recommendations.

Stockholders wishing to make director candidate recommendations should address such recommendations to our corporate secretary, Paul E. Gross, at Clovis Oncology, Inc., 5500 Flatiron Parkway, Suite 100, Boulder, Colorado 80301, in accordance with the procedures detailed under the heading “Stockholder Proposals to be Presented at Next Annual Meeting” below.

Stockholder Communications with the Board of Directors

Stockholders seeking to communicate with our board of directors should submit their written comments to our corporate secretary, Paul E. Gross, at Clovis Oncology, Inc., 5500 Flatiron Parkway, Suite 100, Boulder, Colorado 80301. The corporate secretary will forward such communications to each member of our board of directors; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Corporate Governance Guidelines

As a part of the board of directors’ commitment to building long-term stockholder value with an emphasis on corporate governance, the board of directors has adopted a set of Corporate Governance Guidelines, which guides the operation of the board of directors and its committees. Our Corporate Governance Guidelines cover, among other topics, board composition, structure and functioning, board membership criteria, director independence, board self-evaluations, committees of the board of directors, board access to management and independent advisers, stock ownership guidelines for members of the board of directors and our executive officers, and succession and leadership development. A copy of the Corporate Governance Guidelines can be viewed on our website at http://ir.clovisoncology.com under “Corporate Governance.”

Code of Business Ethics

We have adopted the Clovis Oncology, Inc. Code of Business Ethics that contains the ethical principles by which all directors, officers and employees of Clovis Oncology, Inc. are expected to conduct themselves when carrying out their duties and responsibilities. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding amendments to, or waivers from, a provision of our Code of Business Ethics by posting such information on our website at www.clovisoncology.com. Our Code of Business Ethics is available on our website at http://ir.clovisoncology.com under “Corporate Governance.”

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

The following table sets forth the name, age and position of each of our executive officers as of March 31, 2021:

Name	Age	Position
Patrick J. Mahaffy	58	President and Chief Executive Officer; Director
Lindsey Rolfe	53	Executive Vice President of Clinical Development and Pharmacovigilance and Chief Medical Officer
Gillian C. Ivers-Read	67	Executive Vice President and Chief Regulatory Officer
Daniel W. Muehl	58	Executive Vice President and Chief Financial Officer
Paul E. Gross	56	Executive Vice President and General Counsel
Thomas Harding	47	Executive Vice President and Chief Scientific Officer

The following is biographical information as of March 31, 2021 for our executive officers other than Mr. Mahaffy, whose biographical information appears above in Proposal 1, Election of Directors.

Dr. Lindsey Rolfe has served as our Executive Vice President of Clinical Development and Pharmacovigilance and Chief Medical Officer since August 2015. Dr. Rolfe joined Clovis in April 2010 and served as Senior Vice President of Clinical Development until her promotion. Dr. Rolfe has 20 years of drug development experience and previously served in senior oncology development roles at Celgene Corporation, Pharmion Corporation (acquired in 2008), Cambridge Antibody Technology, UCB Inc., and Celltech Group plc. Dr. Rolfe also serves on the board of directors of Atreca, Inc. (NASDAQ: BCEL). Dr. Rolfe qualified in medicine at the University of Edinburgh. She undertook post graduate medical training in London, U.K. and obtained her post-graduate internal medicine qualification as a Member of the Royal College of Physicians (MRCP). She has specialist accreditation in Pharmaceutical Medicine from the U.K. General Medical Council and is a Fellow of the Faculty of Pharmaceutical Medicine.

Gillian C. Ivers-Read is one of our co-founders and has served as our Executive Vice President and Chief Regulatory Officer since our inception. Previously, Ms. Ivers-Read served as Executive Vice President, Development Operations at Pharmion Corporation (acquired in 2008), beginning in 2002. From 1996 to 2001, Ms. Ivers-Read held various regulatory positions with Hoechst Marion Roussel and its successor, Aventis Pharmaceuticals, Inc., where she most recently held the position of Vice President, Global Regulatory Affairs. From 1994 to 1996, Ms. Ivers-Read was Vice President, Development and Regulatory Affairs for Argus Pharmaceuticals, and from 1984 to 1994, she served as a regulatory affairs director for Marion Merrell Dow. Ms. Ivers-Read received a B.Sc. in pharmacology from University College London.

Daniel W. Muehl has served as our Executive Vice President and Chief Financial Officer since May 2019, and prior to that, as our Principal Accounting Officer and Principal Financial Officer since March 2016, as our Senior Vice President of Finance since September 2016 and as our Vice President of Finance since 2015. Previously, Mr. Muehl was the Chief Financial Officer of biotechnology company Somalogic, Inc. from 2014 to 2015 and prior to that the Chief Financial Officer of bio-industrial company OPX Biotechnologies, Inc. from 2010 to 2014. He earned a Bachelor of Science degree in accounting from the University of Massachusetts—Amherst and received his Certified Public Accountant certificate in 1990.

Paul E. Gross has served as our Executive Vice President, General Counsel since February 2019 and, prior to that, as our Senior Vice President, General Counsel since January 2016. Mr. Gross also served as our Chief Compliance Officer from January 2016 to February 2020. Previously, Mr. Gross was the General Counsel for Datalogix, Inc. from 2014 to 2015 and from 2015 to 2016 was a Director of Business Operations with Oracle Corporation following the acquisition of Datalogix by Oracle in 2015. From 2010 to 2014, Mr. Gross was founding partner of the law firm Gross Cutler Seiler Dupont LLC and prior to that a partner with Cooley LLP. Mr. Gross earned a Bachelor of Science degree from the U.S. Naval Academy and a Juris Doctor from King Hall School of Law, University of California, Davis.

Dr. Thomas Fuglsang Harding has served as our Executive Vice President since March 2021 and Chief Scientific Officer since October 2019. Dr. Harding joined Clovis in June 2012 as a Senior Director of Preclinical Research & Translational Medicine, and since joining, he was promoted through multiple levels, before taking the role of CSO. Dr. Harding has 20 years of oncology drug discovery and development experience and previously served in research leadership positions at FivePrime Therapeutics and Cell Genesys, Inc. Dr. Harding received a Ph.D. and completed post-doctoral training at the University of Bristol, U.K. in Molecular Neuroscience, in addition to a BSc in Microbiology.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

We are a biopharmaceutical company focused on acquiring, developing and commercializing innovative anti-cancer agents in the United States, Europe and additional international markets. In our pursuit to improve the lives of people living with cancer, Clovis is committed to realizing the promise of precision medicines for cancer. We seek to develop targeted therapies to better serve patients and ensure the right drug gets to the right patient. To support this business strategy, we believe in rewarding our employees for helping us achieve our goals and delivering exceptional performance. Consistent with this general philosophy, we have designed our executive compensation program to tie a significant portion of an executive’s overall compensation to the achievement of our corporate goals and to drive stockholder value.

To help ensure our executives’ pay is aligned with our overall business strategy, our executive compensation program is driven by a core set of objectives which are supported by our overall compensation philosophy:

Objectives	Philosophy

Our executive compensation program is designed to:

✓ Attract, motivate and retain talented executives who have the skills to drive our future growth and development.

✓ Align executive and stockholder interests and our long-term interests through equity ownership requirements and grants of equity-based awards.

✓ Motivate the achievement of key strategic financial and operational goals that maximize rational growth.

Our executive compensation philosophy is built on the following principles:

✓ Position compensation competitively in the marketplace.

✓ Motivate our executives to achieve the greatest possible returns for our stockholders.

✓ Reward results for achieving strong company-wide and individual performance (pay-for-performance).

2020 Named Executive Officers

The following individuals were the named executive officers of Clovis for 2020:

Named Executive Officer	Role	Tenure
Mr. Patrick J. Mahaffy	President and Chief Executive Officer; Director	Co-Founder[1]

Mr. Daniel W. Muehl	Executive Vice President and Chief Financial Officer	5 years

Ms. Gillian C. Ivers-Read	Executive Vice President and Chief Regulatory Officer	Co-Founder[1]

Dr. Lindsey Rolfe	Executive Vice President of Clinical and Pre-Clinical Development and Pharmacovigilance and Chief Medical Officer	11 years

Mr. Paul E. Gross	Executive Vice President, General Counsel and Chief Compliance Officer	5 years

[1]	Clovis Oncology, Inc. was founded in 2009.

2020 Achievements

Over the past year, our company has navigated the significant challenges presented by an unprecedented global health pandemic and adapted rapidly – understanding that our employees, our clinicians and patients, our communities, and our stockholders all have been impacted in a material way.

In the face of extraordinary operational challenges, our senior leadership team led us through a period of substantial uncertainty and responded timely and successfully to the challenges we faced as a result of the

COVID-19 pandemic, including taking steps to protect the health, well-being and safety of our employees and other stakeholders, while ensuring our ability to fulfill our essential business activities and responsibly manage cash flow and expenses without sacrificing long-term growth opportunities and maximization of stockholder value.

Despite the challenges presented by the COVID-19 pandemic, 2020 was a year of strong execution for the company, leading to the achievement of the following corporate goals:

•	Submitted imaging and therapeutic Investigational New Drug (IND) applications to FDA for our radiopharmaceutical product candidate FAP-2286;

•	Received FDA approval of Rubraca for the treatment of BRCA positive metastatic castration-resistant prostate cancer (mCRPC) and completed the commercial launch in this new indication;

•

Completed enrollment in the ATHENA trial in the second quarter of 2020, to drive readout of data for monotherapy Rubraca in first-line ovarian cancer maintenance treatment setting during the second half of 2021;

•	Completed enrollment in the ARIEL4 and TRITON2 trials, and met the 2020 projected enrollment target for the TRITON3 trial;

•	Achieved initial efficacy and safety data readout for the clinical study evaluating the lucitanib/OPDIVO® (nivolumab) combination; and

•	Extended our cash runway into 2023.

In addition to achieving these goals, the company took numerous other financial, development and human capital steps to preserve and strengthen the business while operating through the challenges of the pandemic during 2020. In order to meet our goal of extending our cash runway into 2023, we completed four financing transactions that, together with our existing ATHENA clinical trial financing arrangement, brought in $205 million of cash to fund our operations. These transactions, together with the conversion by existing holders of our outstanding convertible notes due 2024, reduced our aggregate outstanding convertible debt balances by $152 million.

In March 2020, as a result of the restrictions imposed by local governments in response to the COVID-19 pandemic, senior leadership transitioned our entire workforce to work from home. Despite the challenges of executing such a rapid shift, this transition was completed successfully and without disruption to the business. Employee safety and well-being is a top priority of the company in any year and was of particular focus in 2020. In response to the new way of remote working, we provided new productivity and collaboration tools and resources, including training and toolkits to help leaders effectively lead and manage remote teams. In addition, we enhanced and promoted programs to support our employees’ physical and mental well-being, such as additional training on remote leadership, online education, remote work methods and better use of technology. Our information technology department had previously created an infrastructure to securely and efficiently support a distributed workforce, which was essential to our quick and efficient transition to remote work. In addition, previously established manufacturing and supply chain arrangements have ensured no disruption to the supply and availability of our products during the COVID-19 pandemic to support ongoing clinical and commercial operations. We did not see material disruption to our clinical trials as a result of the COVID-19 pandemic in 2020 as we completed target enrollment of ATHENA, our largest clinical trial, as well as enrollment targets for ARIEL4 and TRITON2.

As a result of the COVID-19 pandemic, our U.S. and European sales forces faced limited, or in many cases, completely curtailed, physical access to hospitals, clinics, doctors and pharmacies. At the beginning of the pandemic, our commercial and compliance teams worked to immediately prepare new approaches and digital materials to enable them to engage remotely with healthcare providers at hospitals, clinics and pharmacies in a safe and compliant manner. In the U.S., the trend towards reduced in-person access for commercial teams, as accelerated by COVID-19, led to our adoption in October 2020 of a hybrid commercial strategy that elevates digital programming, virtual communication and peer-to-peer interactions, making those options available to physicians when and how they choose, with the remaining in-person interactions being more targeted in nature.

We initiated our European launches of Rubraca in Italy, Spain and France early in 2020, in an environment where our field-based personnel were not allowed to visit hospitals for most of the year. As noted above, in May 2020, the U.S. Food and Drug Administration (FDA) approved Rubraca for the treatment of adult patients with deleterious BRCA mutation (germline and/or somatic)-associated metastatic castration-resistant prostate cancer (mCRPC) who have been treated with androgen receptor-directed therapy and a taxane-based chemotherapy. We were prepared to immediately launch in this indication upon approval and successfully executed a “virtual” launch as our sales force lacked physical access to hospitals, clinics, doctors and pharmacies because of pandemic-related restrictions preventing in-person interactions.

Throughout 2020, the medical congresses in the U.S. and Europe, on which we rely to present information on our drug development programs, were cancelled or transitioned to remote-only conferences. Our medical teams made virtual presentations at a number of remotely-conducted medical congresses during 2020, including the American Society of Clinical Oncology (ASCO) 2020 Virtual Scientific Program, the American Association for Cancer Research (AACR) Virtual Annual Meeting and the European Society for Medical Oncology (ESMO) Virtual Congress, at which data from all three of our portfolio compounds were presented.

In December 2020, we announced the submission of two Investigational New Drug (IND) applications to the FDA for FAP-2286, the lead compound in our peptide-targeted radionuclide therapy (PTRT) development program. Following clearance of these INDs by FDA, we intend to initiate a Phase 1/2 clinical study of FAP-2286 to determine the dose and tolerability of the FAP-targeting therapeutic agent (Phase 1), with expansion cohorts planned in multiple tumor types (Phase 2). The submission of these INDs is a key milestone in the development of FAP-2286, the first clinical candidate from our PTRT platform.

We also advanced our development programs in 2020 and achieved an important cash runway objective, which set the stage for advancements in 2021, expected include the initiation of clinical development for FAP-2286 in the first half of the year and the readout of top-line ATHENA Rubraca monotherapy data in the second half of the year.

Although we achieved all our corporate goals in 2020 directed to expanding the label for Rubraca and progressing our pipeline, we fell short of our key product revenue goal. While we did not achieve that goal, our net revenue for the year was $164.5 million, an increase of 15% over that in 2019. Notable is the fact that the revenue target was forecast prior to appreciating the challenges to the sales environment and disruption to oncology practices that would be caused by the COVID-19 pandemic, including a reduction in cancer diagnoses and cancer patient visits. As a result of our financial performance, the target cash bonuses for named executive officers paid out below target levels for the year, and the CEO’s revenue performance-based stock options granted at the outset of 2020 did not vest and therefore these options were forfeited. This is in keeping with our long-standing commitment to pay executives based on achieving ambitious goals that benefit the company as well as our stockholders. This financial performance is reflected in the volatility of our stock price in 2020, which drove a five-year annualized total shareholder return (TSR) of -32.79%.

Overview of 2020 Compensation Decisions and Actions

The table below summarizes the decisions that the compensation committee made for 2020 relative to our named executive officers’ compensation, as well as updates to the compensation programs for 2021.

Factors Guiding Our Decisions

•   Executive compensation program objectives and philosophy (see page 47);

•   Degree of achievement of key strategic financial and operational goals for 2019 (for salary and long-term incentive grant decisions made in early 2020) and for 2020 (for annual incentive plan payments made in early 2021 and long-term incentive grant decisions made in 2021). See page 49 for our 2020 goals and performance;

•   Recommendations of our President and Chief Executive Officer (CEO) (other than with respect to his own compensation) (see page 44);

•   Advice of an independent outside compensation consultant (see page 45);

•   Stockholder input (see page 40);

•   Market pay practices of our peer group as benchmarked by our independent consultant, including examining trends; and

•   Current and historical compensation.

Key 2020 Compensation Decisions

Base Salary

All named executive officers with the exception of the CEO received base salary increases of 3.2% effective February 1, 2020. (This was the same base salary increase percentage that all employees in the company were eligible to receive and was in line with merit pay increases for our peer group.) Mr. Mahaffy did not receive a base salary increase. See page 48 for details.

Annual Performance Bonus

Based on the overall corporate-wide performance we achieved in 2020 compared to the goals we set at the beginning of the year, the compensation committee awarded bonus payouts at 97.5% of target for the named executive officers, including the CEO, in March 2021. See page 49 for details.

Equity Grants

On January 31, 2020, named executive officers other than Mr. Mahaffy received annual equity grants in the form of 74,000 Restricted Stock Units (RSUs), vesting in installments over a four-year period. The compensation committee made this decision in 2020 for two reasons: to ensure executive continuity during this challenging time when Clovis was focused on continuing commercial growth while also moving into the new area of peptide-targeted radionuclide therapy development, and to utilize a less dilutive equity vehicle than stock options.

On February 3, 2020 and February 13, 2020, as CEO, Mr. Mahaffy received stock options to purchase 300,000 shares of our common stock under the following conditions:

•   50,000 will vest if the Company meets or exceeds its budgeted product revenue goal for 2020; however, this target was not achieved, and therefore these options did not vest and were forfeited;

•   50,000 will vest if the Company submits an Investigational New Drug application to the U.S. Food and Drug Administration for its product candidate FAP-2286 by December 31, 2020; this performance target was achieved, and these options have fully vested; and

•   200,000 shares will vest over a four-year period, with 25% vesting at the one-year anniversary of the grant date and the remainder vesting monthly over the remaining three years.

Mr. Mahaffy’s performance-based grants were tied to goals established prior to the onset of the challenges presented by the COVID-19 pandemic, as noted above, and were not modified as a result of business challenges faced as a result of the pandemic.

As CEO, Mr. Mahaffy continues to receive 100% of his equity grants as stock options to ensure his pay is closely tied to shareholder return, as options have value only to the extent of increases to the price of the stock from the date of grant, and the time- and performance-based vesting ensures that he receives economic benefit from these options over a longer term and as the company meets corporate objectives. See page 50 for details.

Key 2021 Compensation Decisions

Base Salary

All named executive officers received base salary increases of 3.0% effective March 1, 2021. (This was the same base salary increase percentage that all employees in the company were eligible to receive.) See page 49 for details.

Equity Grants

On March 1, 2021, named executive officers other than Mr. Mahaffy received annual equity grants in the form of 81,000 RSUs, vesting in installments over a four-year period. Given the current landscape, and the need to retain executives during this challenging and critical time for the business, the compensation committee again decided to grant only RSUs for the named executive officers, except the CEO. The compensation committee believes that RSUs are a less dilutive equity vehicle than stock options. We will continue to revisit this decision in future years.

On March 1, 2021, as CEO, Mr. Mahaffy received stock options to purchase 380,000 shares of our common stock under the following conditions:

•   80,000 will vest if the Company meets or exceeds its budgeted product revenue for 2021;

•   40,000 will vest if the Company selects an alpha-emitter agent for use in the study of its product candidate FAP-2286 by December 31, 2021;

•   40,000 will vest if the Company completes enrollment of three dose cohorts in the Phase 1 study of 177Lu-FAP-2286 by December 31, 2021; and

•   220,000 shares will vest over a four-year period, with 25% vesting at the one-year anniversary of the grant date and the remainder vesting monthly over the remaining three years.

Updated Peer Group

We reassessed and updated our peer group for 2021, removing six companies that were either acquired or no longer match our size, and adding four new companies that reflect our industry, stage of development, market capitalization, revenues and number of employees. See page 46 for details.

Stockholder Input on Executive Compensation

Our board of directors and the members of our compensation committee favor a strong pay-for-performance approach to executive compensation and value the opinions of our stockholders regarding compensation and other issues. We are committed to soliciting and considering stockholder input as we evaluate the design of our executive compensation programs and the specific compensation decisions for each of our named executive officers.

In 2021, we reached out to our top 20 stockholders, who held approximately 45% of our shares at the time. We viewed this as a valuable opportunity to discuss compensation and governance measures important to them.

In 2020, approximately 75% of the advisory say-on-pay votes cast approved the compensation of our named executive officers. On the strength of that vote, we did not make substantive changes to our executive compensation philosophy for 2020. However, we made some executive compensation determinations in 2020, such as targeting compensation levels for our CEO and other named executive officers at the 50th percentile of our peer group. We believe the 75% say-on-pay vote suggests that our stockholders were generally satisfied with our executive compensation policies; however, we recognize that 2020 was still a challenging year, and therefore our compensation decisions made thus far in 2021 reflect that.

At the outset of 2021, we engaged with our top 20 stockholders, representing approximately 45% of outstanding shares at that time, to receive feedback on changes made to our executive and director compensation programs following the 2020 annual meeting results and to discuss our 2021 compensation decisions. The stockholders with whom we have met as part of this outreach effort represent approximately 10% of our stockholder base and included large and small investors with a variety of investment approaches. Company participants at these meetings have included members of the management team other than our CEO. Based on these discussions, we believe our 2021 compensation decisions generally align with the expectations of the stockholders with which we spoke.

While our compensation philosophy continues to target compensation levels for our CEO and other named executive officers at the 50th percentile of our peer group, in recognition of challenges facing the business and our TSR, long-term incentives to our CEO and other named executive officers were made at or below the 25th percentile of our peer group in both 2020 and 2021, and the short-term incentives paid to our CEO and other named executive officers were slightly below target levels for both years.

PAY-FOR-PERFORMANCE FOCUS

Aligning Pay with Performance

Our executive compensation program is designed to link pay and performance—an important principle of our compensation philosophy—whereby executives earn target compensation only to the extent we achieve our company-wide performance goals, some of which are short-term, while others take several years to achieve.

Our success depends largely on the contributions of motivated, focused and energized people all working to achieve our company-wide performance goals. Therefore, our annual and long-term incentive plans each have performance measures that apply to our 2020 named executive officers to foster teamwork and maximize our performance. The annual performance bonus plan also takes into account individual performance and contributions.

Targeting Compensation to Market

The compensation committee targeted 2020 cash compensation for each executive near the 50th percentile, and long-term incentives at or below the 25th percentile, of his or her counterparts in our publicly traded peer companies.

Performance-Based Compensation

To the extent target performance measures are not achieved, or they are exceeded, the named executive officers generally will earn compensation below or above the target total compensation, respectively, supporting our pay-for-performance objectives.

	Annual Performance Bonus	Equity Compensation	Equity Compensation
	Short-Term Incentive (Cash)	Long-Term Incentive (Stock Options)	Long-Term Incentive (Restricted Stock Units)

Objective	Short-term operational and financial business priorities	Longer-term strategic goals and stock price appreciation	Longer-term strategic goals and stock price appreciation

Time Horizon	1 Year	4 Years	4 Years

Metrics	Achievement of strong company-wide and individual performance	Stock price appreciation	Stock price appreciation

In order to support our pay-for-performance philosophy and our achievement of strong company-wide performance, the vast majority of the total compensation our CEO receives is at risk, as shown below:

President and Chief Executive Officer Pay

This section presents supplemental information to the Summary Compensation Table that begins on page 55. The following chart shows realizable long-term compensation paid to our CEO for the past three years and indicates what we believe are more accurate statements of our CEO’s actual compensation value as compared to the compensation reported in the Summary Compensation Table, which is tied to the grant date fair value of awards.

The primary difference between the total amounts shown in the chart below (realizable pay) and in the Summary Compensation Table (reported pay) is that the chart below reflects the intrinsic value of our CEO’s equity awards based on our closing stock price on December 31, 2020 of $4.80 per share, as opposed to the reported pay in the Summary Compensation Table, which represents the grant date fair value of the applicable stock awards.

Since the vast majority of our CEO’s reported pay represents potential pay, the chart below highlights the alignment of our at-risk compensation with the value of our stock and hence, the long-term interests of our CEO with those of our stockholders. For 2018, 2019 and 2020, our CEO’s realizable compensation is significantly less than the grant date fair value compensation, reinforcing the performance orientation of our program and the alignment of interests between our executives and our stockholders.

Additionally, our CEO, who is a founder, continues to hold all of the equity he has been granted since our IPO, apart from small gifts to his children and to a donor-advised fund for the purpose of charitable contributions, reflecting his long-term commitment to building value for our stockholders. Because of this, our CEO has not realized any gains from any equity-based compensation since our inception, as evidenced in his realized pay in the chart below.

Realizable pay includes:

Base Salary: Yearly pay based on role, skills, experience and performance in the role

Annual Performance Bonus: Annual cash award payout amounts for 2018, 2019 and 2020

Equity Compensation: Represents the current intrinsic value of the stock options granted during that year using the stock price on December 31, 2020

Realized pay includes:

Base Salary: Yearly pay based on role, skills, experience and performance in the role

Annual Performance Bonus: Annual cash award payout amounts for 2018, 2019 and 2020

Equity Compensation: Gains received from exercised stock options

GOVERNANCE OF EXECUTIVE COMPENSATION

We have developed our executive compensation program to align with current governance and best practices while being able to achieve our stated objectives and support our ambitious business goals:

What We Do	What We Don’t Do

✓ Maintain an industry-specific peer group for benchmarking pay

✓ Target pay based on market norms

✓ Deliver executive compensation primarily through performance-based pay

✓ Award bonuses commensurate with performance

✓ Set challenging short- and long-term incentive award goals

✓ Provide strong oversight that ensures adherence to incentive grant regulations and limits

✓ Maintain a clawback policy for equity and incentive compensation

× No guaranteed bonus payments

× No hedging or pledging of equity

× No re-pricing of stock options

× No 280G tax gross-ups upon change in control

× No excessive perquisites

× No supplemental executive retirement plans

✓ Require minimum levels of stock ownership by executives and directors

What We Do	What We Don’t Do

✓ Require holding period for shares realized by executives from stock option exercises or equity award settlement

✓ Offer market-competitive benefits for executives that are consistent with the benefits provided to the rest of our employees

✓ Consult with an independent advisor on compensation levels and practices

Role of the Compensation Committee

The compensation committee of our board of directors is responsible for determining appropriate compensation levels and arrangements for our named executive officers, ensuring they are consistent with our compensation philosophy and objectives, and support the successful recruitment, development and retention of executive talent and leadership required to achieve our business objectives.

The compensation committee reviews all the components of annual compensation (including base salary, annual performance bonus and equity compensation) for the named executive officers and determines that each individual’s total compensation is reasonable and consistent with our compensation philosophy.

In making this determination, the compensation committee considers each named executive officer’s individual performance and contributions to our growth and success, as well as overall achievement of performance goals. The compensation committee also considers the recommendations of our CEO, market data provided by the compensation committee’s external independent compensation consultant and additional factors, such as the named executive officer’s operating responsibilities, experience level, retention risk, tenure and performance in the position.

In determining the levels and mix of compensation, our compensation committee has not generally relied on formulaic guidelines, but rather has maintained a flexible approach to compensation determinations, which allows it to adapt the various elements of compensation to motivate individual executives and achieve our specific strategic and financial goals.

The compensation committee then approves, with any modifications it deems appropriate, base salaries, target annual performance bonus opportunities, equity compensation opportunities and grants for our named executive officers.

In reviewing our compensation program, the compensation committee considers whether the programs encourage unnecessary or excessive risk-taking that could have a material adverse effect on us and has concluded that they do not.

Role of the President and Chief Executive Officer

Our CEO periodically reviews each named executive officer’s overall performance and makes recommendations to the compensation committee on the elements of the named executive officers’ compensation (other than for the CEO). These recommendations are based on our CEO’s personal review of the other named executive officers’ performance, job responsibilities and importance to our overall business strategy, as well as our compensation philosophy. Although these recommendations are given significant weight, the compensation committee retains full discretion when determining compensation.

The compensation package for our CEO is determined by the compensation committee in its sole discretion. Our CEO does not participate in discussions regarding his compensation.

Role of the Compensation Consultant

The compensation committee retains ultimate responsibility for compensation-related decisions. The compensation committee has the power to hire and fire independent compensation consultants, legal counsel, and financial or other advisors as it may deem necessary to assist it in the performance of its duties and responsibilities, without consulting or obtaining the approval of our senior management. The compensation committee recognizes the importance of objective, independent expertise and advice in carrying out its responsibilities.

The compensation committee has assessed the independence of Willis Towers Watson pursuant to SEC and NASDAQ rules and concluded that no conflict of interest exists that would prevent Willis Towers Watson from independently representing the compensation committee.

To add rigor to the review process and to inform the compensation committee of market trends, the compensation committee engages an independent compensation consultant to review and advise on our compensation practices and to assess whether our compensation program is competitive and supports the compensation committee’s goal to align the interests of executive officers with those of stockholders. The independent compensation consultant also provides market data directly to the compensation committee, which the compensation committee references when determining compensation for executive officers. Since June 2018, the compensation committee has retained Willis Towers Watson as its independent compensation consultant.

The compensation committee has the sole authority to approve the independent compensation consultant’s fees and terms of the engagement. The compensation committee regularly reviews its relationship with, and assesses the independence of, Willis Towers Watson to ensure executive compensation consulting independence.

The process includes a review of the services Willis Towers Watson provides, the quality of those services, and fees associated with the services during the year.

Executive Compensation Peer Group

We believe that stockholders are best served when the compensation packages of senior executives are competitive and fair. By fair, we mean that the executives will be able to understand that the compensation package reflects their market value and their personal contribution to the business. To help ensure we provide our named executive officers with fair and market-competitive compensation and to support retention of our key leaders, we annually review compensation we offer our executives against executives within our peer group.

Our 2020 peer group was approved in October 2019 with the following three characteristics:

•	Market capitalization in the range of $500 million to $3.5 billion (approximately 0.3 to 3 times the company’s market capitalization);

•	Commercial companies with revenues under $300 million (or recent new drug applications with breakthrough therapy designation by the Food and Drug Administration); and

•	Generally between 100 and 1,550 employees.

Our peer group is regularly reviewed by our compensation committee with consideration given to our strategy and the advice of our compensation committee’s independent advisor. Our compensation committee approved the following 19 companies as part of the peer group used for our compensation decisions made in 2020:

2020 Executive Compensation Peer Group
ACADIA Pharmaceuticals Inc. Adaptimmune Therapeutics plc Agios Pharmaceuticals, Inc. CytomX Therapeutics, Inc. Halozyme Therapeutics, Inc. ImmunoGen, Inc. Intercept Pharmaceuticals, Inc.	Ironwood Pharmaceuticals, Inc. Karyopharm Therapeutics, Inc. MacroGenics, Inc. Momenta Pharmaceuticals, Inc.[1] Pacira BioSciences, Inc. Puma Biotechnology, Inc.	Radius Health, Inc. Repligen Corporation Sorrento Therapeutics, Inc. Supernus Pharmaceuticals, Inc. The Medicines Company[2] Theravance Biopharma, Inc.

[1]	Momenta Pharmaceuticals, Inc. was acquired by Johnson & Johnson in October 2020.
[2]	The Medicines Company was acquired by Novartis in January 2020.

Our compensation committee approved changes to the peer group for 2021, removing several companies that were acquired by larger pharmaceutical companies and adding others that better reflect our current size and revenue. Our 2021 peer group was approved in October 2020, consisting of companies determined to have or be:

•	Market capitalization in the range of $170 million to $1.7 billion (approximately 0.3 to 3 times the company’s market capitalization);

•	Commercial companies with revenues under $500 million (or recent new drug applications with breakthrough therapy designation by the Food and Drug Administration); and

•	Generally between 150 and 1,600 employees.

This revised peer group was used by the compensation committee in making the compensation decisions for 2021 that are discussed herein:

2021 Executive Compensation Peer Group
Adaptimmune Therapeutics plc Agenus, Inc. Athenex, Inc. CytomX Therapeutics, Inc. ImmunoGen, Inc. Intercept Pharmaceuticals, Inc.	Ironwood Pharmaceuticals, Inc. Karyopharm Therapeutics, Inc. MacroGenics, Inc. NGM Biopharmaceuticals, Inc. Pacira BioSciences, Inc. Puma Biotechnology, Inc.	Radius Health, Inc. Rigel Pharmaceuticals, Inc. Sorrento Therapeutics, Inc. Supernus Pharmaceuticals, Inc. Theravance Biopharma, Inc.

Using Peer Group Data to Set Target Opportunity

In setting 2020 compensation, the compensation committee reviewed the market data for our peer group and compared each named executive officer’s base salary, target annual performance bonus and equity compensation value, separately and in the aggregate, to amounts paid to similarly situated executives at our peer companies. We believe using our peer group (selected based on the criteria above, which represents companies closely aligned with our company profile and with which we expect to compete more directly for recruiting and retention of key employees and executives) as opposed to a group that comprises a more diverse and broad set of companies (such as an industry group recognized within the S&P 400, a broader industry GICS code, or some other broad-based index) is a better comparator for setting compensation for our employees and a better barometer of competing opportunities for our employees.

Compensation for each executive may vary from this range depending on other factors, such as internal pay equity among our named executive officers or levels of authority, responsibility and experience of our named executive officers that exceed the norms for individuals holding comparably titled positions at other companies.

ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

Our executive compensation program is designed to align the interests of our named executive officers and stockholders and to encourage both personal and collective contributions to support our growth. The following chart highlights the key elements of our executive compensation program and how each is linked to program objectives.

	Type of Compensation	Link to Program Objectives
Base Salary	Cash

•   Fixed level of cash compensation to support attraction and retention of key executives in a competitive marketplace

•   Allows us to pay our executives competitively with compensation levels in the biopharmaceutical market

Annual Performance Bonus	Cash

•   Target cash incentive opportunity (set as a percentage of base salary) that encourages executives to achieve strong annual company-wide performance

•   Assists in retaining, attracting and motivating employees in the near-term

Equity Compensation	Stock Options and RSUs

•   Focuses executives on achievement of long-term company strategic goals and total stockholder return, thereby creating long-term stockholder value (pay-for-performance)

•   Four-year vesting promotes retention, helping to maintain a stable, continuous management team

•   Promotes ownership in the company

Retirement Benefits	Benefit

•   Named executive officers participate in the 401(k) plan available to all employees

•   Retirement benefits are a standard element of a total rewards package that helps attract and retain executive talent

Other Benefits	Benefit

•   Named executive officers participate in the benefit plans available to all employees, including health benefits and taxable life insurance premiums (also applicable to all employees)

•   Benefit plans are a standard element of a total rewards package that helps attract and retain executive talent

•   Named executive officers, similar to all employees, can also participate in the Employee Stock Purchase Plan to purchase our ordinary shares at a discount on a tax-qualified basis through payroll deductions

•   Perquisites are limited in amount and the compensation committee limits eligibility and use; named executive officers receive supplemental long-term disability coverage

	Type of Compensation	Link to Program Objectives

Severance Agreements	Benefit

•   Helps ensure named executive officers remain focused on creating sustainable performance in case of personal uncertainties or risk of job loss

•   Provides confidentiality, non-compete and non-solicit protections

ANALYSIS OF 2020 COMPENSATION DECISIONS

Compensation packages for our named executive officers generally consist of base salary, an annual performance bonus and equity compensation. In determining the levels and mix of compensation, we have not generally relied on formulaic guidelines, but rather have maintained a flexible approach to compensation determinations based on specific strategic and financial goals deemed important to our long-term success. We believe that the relationship of fixed to performance-based compensation is properly balanced and provides us with an effective means to attract, motivate and retain our named executive officers, as well as reward them for increases in the value of our common stock.

Base Salary

Base salaries for the named executive officers are intended to reflect their skill set, experience, role and responsibilities. The compensation committee initially determines base salary for named executive officers at the time of their appointment based on their position. The compensation committee periodically reviews base salaries for the named executive officers and may make adjustments based on individual performance, overall company performance and, when appropriate, to maintain consistency with our compensation objectives, including being market competitive.

Establishing Base Salaries

When reviewing base salaries for named executive officers for 2020, the compensation committee used a guideline near the 50th percentile of the general industry and peer company data for comparable roles. Individual and company performance are also considered.

2020 Base Salary Decisions

Effective February 1, 2020, named executive officers other than Mr. Mahaffy received base salary increases of 3.2%, consistent with the annual budget increase for all employees. Mr. Mahaffy did not receive a base salary increase. The following table lists the compensation of our named executive officers for 2019 and 2020.

	2020 Base Salary
	2019 Salary	2020 Salary	Percent Change
Patrick J. Mahaffy	$720,670	$720,670	0%
Daniel W. Muehl	$455,490	$470,066	3.2%
Gillian C. Ivers-Read	$466,005	$480,917	3.2%
Lindsey Rolfe	$506,426	$522,632	3.2%
Paul E. Gross	$459,690	$474,400	3.2%

2021 Base Salary Decisions

Effective March 1, 2021, all of the named executive officers received base salary increases of 3.0%, consistent with the annual budget increase for all employees.

	2021 Base Salary
	2020 Salary	2021 Salary	Percent Change
Patrick J. Mahaffy	$720,670	$742,290	3.0%
Daniel W. Muehl	$470,066	$484,168	3.0%
Gillian C. Ivers-Read	$480,917	$495,345	3.0%
Lindsey Rolfe	$522,632	$538,311	3.0%
Paul E. Gross	$474,400	$488,632	3.0%

Annual Performance Bonus

Our annual performance bonus provides named executive officers with the opportunity to earn rewards based on the achievement of strong corporate-wide performance.

2020 Annual Performance Bonus Decisions

During the first quarter of 2021, the compensation committee reviewed our performance against our 2020 corporate goals, as well as the overall progress of the company. The 2020 corporate-wide goals included:

Linking Compensation to Performance The compensation committee believes that linking pay to performance will motivate our executives to achieve the greatest possible returns for our stockholders.

2020 Corporate Goals	Status
Achieve 2020 budgeted product revenues	SUBSTANTIALLY COMPLETED
FDA approval and commercial launch for mCRPC	COMPLETED
FAP-2286: complete IND enabling studies, submit INDs by year end	COMPLETED
Complete enrollment in Athena Q2 to drive H2 2021 readout in monotherapy 1L	COMPLETED
Complete enrollment in Ariel 4 and TRITON 2; meet patient enrollment target for TRITON 3	COMPLETED
Achieve initial efficacy and safety data readout for lucitanib/OPDIVO combination	COMPLETED
Extend cash runway into 2023	COMPLETED

In addition to the 2020 corporate goals set by our board of directors, we accomplished some other notable achievements during 2020, as discussed in the “2020 Achievements” section on page 36.

For purposes of annual performance bonus, Mr. Mahaffy is measured on corporate performance goals and the other named executive officers are measured on a combination of corporate and individual performance goals. Based on the overall corporate-wide performance we achieved in 2020 compared to the goals we set at the beginning of the year and our operational and financial performance, the compensation committee awarded bonus payouts at 97.5% of target for all of the named executive officers in March 2020.

	2020 Annual Incentive (paid in 2021)
	Target as a % of Base Salary	Target Award Opportunity	Actual Amount Awarded	Actual as a % of Target
Patrick J. Mahaffy	70%	$504,469	$491,858	97.5%
Daniel W. Muehl	50%	$235,033	$229,158	97.5%
Gillian C. Ivers-Read	50%	$240,459	$234,448	97.5%
Lindsey Rolfe	50%	$261,316	$254,784	97.5%
Paul E. Gross	50%	$237,200	$231,272	97.5%

Equity Compensation

As with the other elements of compensation, the compensation committee determines the amount of long-term incentive compensation opportunities for our executive officers as part of its annual compensation review. In order to align the interests of our named executive officers with those of our stockholders, as well as to provide sufficient retention incentives to our executives, the compensation committee deemed it appropriate to grant stock options and restricted stock units, or RSUs, pursuant to our Clovis Oncology, Inc. 2011 Stock Incentive Plan, or the 2011 Plan, to our named executive officers.

Determining Equity Grants

The compensation committee took into account both the grant date fair value and the actual realizable value of the stock options and restricted stock units then outstanding. We believe realizable value is a more accurate statements of our named executive officers’ actual compensation value as compared to the grant date fair value of these awards.

Stock-settled restricted stock units are “full value grants,” meaning that, upon vesting, the recipient is awarded the full share. While the value executives realize in connection with an award of restricted stock units does depend on our stock price, time-vested restricted stock units generally have some value even if our stock price significantly decreases following the grant. As a result, time-vested restricted stock units help to secure and retain executives and instill an ownership mentality, regardless of whether our stock price increases or decreases, although the value of restricted stock units is lower if our stock price decreases. In contrast, stock options provide an effective performance incentive and align the executives’ interest with that of stockholder interests because our executive officers derive value from their options only if our stock price increases following their grant (which benefits all stockholders) and they remain employed with us beyond the date that their options “vest” (that is, become exercisable).

2020 Equity Compensation Decisions

On January 31, 2020, named executive officers other than Mr. Mahaffy received annual equity grants in the form of RSUs, vesting in installments over a four-year period. The compensation committee made this decision in 2020 for two reasons: to ensure executive continuity during this challenging time when Clovis was focused on continuing commercial growth while also moving into the new area of peptide-targeted radionuclide therapy development, and to utilize a less dilutive equity vehicle than stock options.

•

25% of the shares of common stock subject to the RSUs vest and settle on the one-year anniversary of the grant, and the remainder vest and settle in substantially equal quarterly installments over the 12 quarters immediately following the first anniversary of the grant, subject to continued employment through such date.

On February 3, 2020 and February 13, 2020, as CEO, Mr. Mahaffy received stock options to purchase 300,000 shares of our common stock under the following conditions:

•	50,000 will vest if the Company meets or exceeds its budgeted product revenue for 2020; however, this target was not achieved, and therefore these options did not vest and were forfeited;

•

50,000 will vest if the Company submits an Investigational New Drug application to the U.S. Food and Drug Administration for its product candidate FAP-2286 by December 31, 2020; this performance target was achieved and these options have fully vested; and

•	200,000 shares will vest over a four-year period, with 25% vesting at the one-year anniversary of the grant date and the remainder vesting monthly over the remaining three years.

The following table provides information about the number of stock options and RSUs granted in February 2020, and the value of those stock options and RSUs:

	2020 Equity Awards
	Number of Stock Options	Grant Date Fair Value of Stock Options[1]	Number of RSUs	Value of RSUs
Patrick J. Mahaffy	300,000	$1,994,945	0	N/A
Daniel W. Muehl	0	N/A	74,000	$613,460
Gillian C. Ivers-Read	0	N/A	74,000	$613,460
Lindsey Rolfe	0	N/A	74,000	$613,460
Paul E. Gross	0	N/A	74,000	$613,460

[1]	Grant date fair value is a value determined at the time of grant for accounting purposes, which is based on Black-Scholes modelling to value options.

2021 Equity Compensation Decisions

On March 1, 2021, named executive officers other than Mr. Mahaffy received annual equity grants in the form of RSUs, vesting in installments over a four-year period. Given the current landscape, and the need to retain executives during this challenging and critical time for the business, the compensation committee again decided to grant only RSUs – a less dilutive equity vehicle than stock options. We will continue to revisit this decision in future years.

•

25% of the shares of common stock subject to the RSUs vest and settle on the one-year anniversary of the grant, and the remainder vest and settle in substantially equal quarterly installments over the 12 quarters immediately following the first anniversary of the grant, subject to continued employment through such date.

On March 1, 2021, as CEO, Mr. Mahaffy received stock options to purchase 380,000 shares of our common stock under the following conditions:

•	80,000 will vest if the Company meets or exceeds its budgeted product revenue for 2021;

•	40,000 will vest if the Company selects an alpha-emitter agent for use in the study of its product candidate FAP-2286 by December 31, 2021;

•	40,000 will vest if the Company completes enrollment of three dose cohorts in the Phase 1 study of 177Lu-FAP-2286 by December 31, 2021; and

•	220,000 shares will vest over a four-year period, with 25% vesting at the one-year anniversary of the grant date and the remainder vesting monthly over the remaining three years.

The following table provides information about the number of stock options and RSUs granted in January and March 2021, and the value of those stock options and RSUs:

	2021 Equity Awards
	Number of Stock Options	Grant Date Fair Value of Stock Options[1]	Number of RSUs	Value of RSUs
Patrick J. Mahaffy	380,000	$1,878,150	0	N/A
Daniel W. Muehl	0	N/A	81,000	$504,630
Gillian C. Ivers-Read	0	N/A	81,000	$504,630
Lindsey Rolfe	0	N/A	81,000	$504,630
Paul E. Gross	0	N/A	81,000	$504,630

[1]	Grant date fair value is a value determined at the time of grant for accounting purposes, which is based on Black-Scholes modelling to value options.

Retirement Savings Programs

In 2020, we provided retirement benefits to our named executive officers, other than Dr. Rolfe, through the Clovis Oncology, Inc. 401(k) plan, a defined contribution retirement savings plan. The named executive officers participate in these plans on the same terms and conditions as our other employees. For the 401(k) plan, we make matching contributions to the account of each eligible employee of 100% on the first 4% of gross wages that an employee contributes to his or her account. In 2020, each named executive officer, other than Dr. Rolfe, received matching contributions of $11,400 to his or her 401(k) plan account.	Contributions to Clovis retirement plans support an important part of our executive compensation program objectives: retention.

Other Benefits

In 2020, all of the named executive officers were eligible to participate in a number of broad-based benefit programs, including health benefits and a life insurance benefit equal to two times their base salary, subject to an overall cap. Because the U.S. Internal Revenue Code imputes income on life insurance benefits above a threshold ($50,000 in 2020), we include an amount of income attributable to the taxable insurance premiums we pay. This life insurance benefit is provided to all employees and consequently applies to our named executive officers.

We maintain an employee stock purchase plan, the ESPP, which provides our employees, including our named executive officers, with an opportunity to purchase our ordinary shares at a discount on a tax-qualified basis through payroll deductions. The ESPP is designed to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.

The named executive officers also received certain perquisites, including supplemental long-term disability coverage, which we believe are necessary in light of the competitive market for talent in our industry. The total cost of these benefits is a small percentage of each named executive officers’ total compensation. The value of these benefits is reflected in the All Other Compensation column in the Summary Compensation Table.

Other Key Features of Our Executive Compensation Program

As we look to the future of the company, we have adopted policies to help drive sustainable growth by further aligning the financial interests of our executives and stockholders with long-term stock price performance, which will help limit excessive risk-taking and executive misconduct through stock ownership guidelines, minimum holding requirements, a clawback policy and an enhanced anti-hedging policy, as outlined below.

Stock Ownership Guidelines

Our stock ownership guidelines require all executive officers to hold a minimum number of shares of our stock while serving as an executive officer. The guidelines are intended to further align the interests of executive management with those of our stockholders by requiring executives to be subject to the same long-term stock price volatility our stockholders experience. The minimum threshold is based on a multiple of base compensation, equal to three times base salary for our CEO and one times base salary for all other executive officers.

When determining whether the executive officers have met the minimum threshold requirements under the policy, calculations include all shares held outright by the executive and any vested equity awards. Each executive initially has five years in order to meet his or her minimum ownership threshold (and one year after a salary increase). During this five-year phase-in period, the executive is not allowed to sell more than 50% of any vested equity awards until he or she has met the applicable minimum threshold. The policy is administered and monitored by our Chief Financial Officer under the direction of the compensation committee. Currently, each of our named executive officers is in compliance with our stock ownership guidelines.

Minimum Holding Requirements

All new equity awards are subject to minimum holding requirements. This requires all executive officers to hold any shares obtained upon the exercise of a stock option or the vesting or settlement of other share-based awards for at least six months, except as necessary to cover the exercise price, taxes and broker commissions.

Clawback Policy

We maintain specific provisions regarding the recovery (“clawback”) of awards to deter certain types of conduct, including conduct that could affect the accuracy of our financial statements. If the board of directors determines that an executive officer has engaged in detrimental conduct that directly or indirectly results in a material misstatement in our financial statements or performance metrics, which affects the executive officer’s compensation, the board of directors may, in its discretion, seek reimbursement of any portion of performance-based equity awards earned by or incentive cash compensation paid or awarded to the executive that is greater than what would have been earned by, paid or awarded to the executive if calculated based on the restated financial statements or performance metrics. If the board of directors determines that it is appropriate to recoup incentive cash compensation or performance-based equity awards from an executive officer under this policy, the board of directors will, in its sole discretion, determine the following:

•	The amount of incentive-based cash compensation or equity compensation provided to the executive officer that is subject to recoupment, and

•

The method of recoupment, including whether to seek the return of incentive-based compensation already paid or to withhold or otherwise recoup (totally or partially) compensation that has not vested or has not been paid.

Anti-Hedging and Anti-Pledging Policies

Our Insider Trading Policy prohibits hedging, pledging, short sales and transactions involving puts, calls and other derivative securities on an exchange by any employee or director.

Impact of Accounting and Tax Requirements on Compensation

Section 162(m) of the Internal Revenue Code, or Section 162(m), generally disallows public companies a tax deduction for compensation in excess of $1 million paid to their chief executive officers and three other highly compensated executive officers (other than the chief financial officer) unless an exemption applies. The Tax Cuts and Jobs Act, enacted on December 22, 2017, substantially modified Section 162(m) and, among other things, beginning in 2018, expanded the scope of the executive officers subject to Section 162(m), or the Covered Employees, to include any individual who served as the chief executive officer and chief financial officer at any time during the taxable year and the three other most highly compensated officers (other than the chief executive officer and chief financial officer) for the taxable year, and now provides that once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment.

The compensation committee periodically reviews the potential consequences of Section 162(m) with respect to the elements of our compensation program; however, given that the impact of Section 162(m) on taxes currently payable by us is mitigated by our net operating loss carryforwards and in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the company, the compensation committee has not limited compensation to those levels or types of compensation that would be deductible by us.

Employment Agreements

Each of our named executive officers is party to substantially similar employment agreements (described in more detail below) with Clovis. With the assistance of our compensation consultants, the compensation committee determined that it was advisable to enter into employment agreements with each named executive officer to ensure that the compensation and benefits provided to such executives was competitive with our publicly-traded peer companies and to ensure that we have adequate protection in the form of restrictive covenants following a termination of employment. The employment agreements with each of our named executive officers also provide for severance payments and benefits upon certain qualifying terminations of employment. For additional information about these employment agreements, see “—Narrative Disclosure Relating to Summary Compensation Table and Grants of Plan-Based Awards Table” on page 57.

REPORT OF THE COMPENSATION COMMITTEE

Our compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. Based on such review and discussions, our compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the year ended December 31, 2020, filed by us with the SEC.

Respectfully submitted,

The Compensation Committee of the Board of Directors

James C. Blair, Chair

Richard A. Fair

Ginger Graham

Thorlef Spickschen

The material in this report is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not to be incorporated by reference in any filing of Clovis Oncology, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Summary Compensation Table

The following table shows the compensation of our principal executive officer, our principal financial officer and our other named executive officers for the years ended 2020, 2019, and 2018.

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Option Awards ($)(4)	Stock Awards ($)(5)	All Other Compensation ($)(6)	Total ($)
Patrick J. Mahaffy	2020	720,670	491,858	1,994,945	—	22,046	3,229,519
President and Chief	2019	718,640	454,024	5,712,960	—	21,846	6,907,470
Executive Officer	2018	688,583	389,928	5,173,524	—	15,423	6,267,458

Daniel W. Muehl	2020	468,851	229,158	—	613,460	21,969	1,333,438
EVP and Chief Financial Officer	2019	453,683	216,359	571,182	2,317,037	21,410	3,579,671
	2018	424,000	156,169	388,014	525,870	15,530	1,509,583

Gillian C. Ivers-Read	2020	479,674	234,448	—	613,460	27,820	1,355,402
EVP and Chief	2019	464,692	221,354	380,788	1,544,691	27,368	2,638,893
Regulatory Officer	2018	448,060	180,098	474,240	642,730	18,892	1,764,020

Lindsey Rolfe(7)	2020	518,294	254,784	—	613,460	—	1,386,538
EVP of Clinical Development and	2019	504,656	240,553	380,788	1,544,691	14,822	2,685,510
Pharmacovigilance and	2018	486,505	195,720	474,240	642,730	19,816	1,819,011
Chief Medical Officer

Paul E. Gross	2020	473,174	231,272	—	613,460	21,704	1,339,610
EVP and General Counsel	2019	457,866	218,354	571,182	2,317,037	21,159	3,585,598

(1)

Mr. Gross qualified as a named executive officer for 2020 and 2019 but not for 2018; therefore, in accordance with SEC regulations, only compensation information commencing with the fiscal year in which he became a named executive officer is included in the Summary Compensation Table.

(2)

The amounts reported in this column reflect mid-year pay increases. For additional information, please see “—Compensation Discussion and Analysis—Analysis of 2020 Compensation Decisions—Base Salary” above.

(3)

The amounts reported in this column represent the bonuses earned by each executive with respect to performance in 2020. For additional information, please see “—Compensation Discussion and Analysis—Analysis of 2020 Compensation Decisions—Annual Performance Bonus” above.

(4)

The amounts reported in this column represent the aggregate grant date fair value of option awards granted to our named executive officers in 2020, calculated in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions and assuming, for performance-based options, the probable outcome of the performance conditions as of the grant date. For a discussion of the assumptions made in the valuation, see Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. The amounts above reflect our aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the named executive officers.

(5)

The amounts reported in this column represent the aggregate grant date fair value of restricted stock units granted to our named executive officers in 2020, calculated in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The grant date fair value is calculated using the closing price of our common stock on the date of grant. For a discussion of the assumptions made in the valuation, see Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. The amounts above reflect our aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the named executive officers.

(6)	The amounts reported in this column include the cost of the following perquisites and other benefits received by our named executive officers:

•

Mr. Mahaffy. The amount reported represents an employer matching contribution to our 401(k) plan equal to $11,400, payment by us of taxable life insurance premiums equal to $2,838, and supplemental long-term disability coverage equal to $7,808.

•

Mr. Muehl. The amount reported represents an employer matching contribution to our 401(k) plan equal to $11,400, payment by us of taxable life insurance premiums equal to $2,838, and supplemental long-term disability coverage equal to $7,731.

•

Ms. Ivers-Read. The amount reported represents an employer matching contribution to our 401(k) plan equal to $11,400, payment by us of taxable life insurance premiums equal to $6,096, and supplemental long-term disability coverage equal to $10,324.

•

Mr. Gross. The amount reported represents an employer matching contribution to our 401(k) plan equal to $11,400, payment by us of taxable life insurance premiums equal to $2,838, and supplemental long-term disability coverage equal to $7,466.

(7)

Dr. Rolfe’s cash compensation was denominated in pounds sterling and was converted into U.S. dollars using the December 31, 2020 year-to-date 2020 average exchange rate of 1.281 U.S. dollars per pound.

Grants of Plan-Based Awards Table

The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers for the year ended December 31, 2020.

	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Option Awards (#)(1)	Exercise Price or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Option Awards ($)(3)	All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name		Threshold (#)	Target (#)		Maximum (#)
Patrick J. Mahaffy	2/3/2020	—	—		—	200,000	8.39	1,295,980	—	—
	2/3/2020	—	50,000	(6)	—	—	8.39	323,995	—	—
	2/13/2020	—	50,000	(7)	—	—	9.71	374,970	—	—
Daniel W. Muehl	1/31/2020	—	—		—	—	—	—	74,000	613,460
Gillian C. Ivers-Read	1/31/2020	—	—		—	—	—	—	74,000	613,460
Lindsey Rolfe	1/31/2020	—	—		—	—	—	—	74,000	613,460
Paul E. Gross	1/31/2020	—	—		—	—	—	—	74,000	613,460

(1)

The amounts reported in this column represent grants of options to purchase our common stock, twenty-five percent of which will vest on the one-year anniversary of the date of grant, and the remainder will vest in substantially equal installments over the 36 months immediately following such anniversary, subject to continued employment through such date.

(2)	The exercise price of the options was set at the fair market value of one share of our common stock at the time of the grant.
(3)

The amounts reported in this column represent the aggregate grant date fair value of option awards granted to our named executive officers in 2020 computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions and assuming, for performance-based options, the probable outcome of the performance conditions as of the grant date. For a discussion of the assumptions made in the valuation, see Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

(4)

The amounts reported in this column represent grants of restricted stock units, twenty-five percent of which will vest on the one-year anniversary of the date of grant, and the remainder will vest in substantially equal installments over the 12 quarters immediately following such anniversary.

(5)

The amounts reported in this column represent the aggregate grant date fair value of restricted stock units granted to our named executive officers in 2020, computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The grant date fair value is calculated using the closing price of our common stock on the date of grant. See Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, for a discussion of the assumptions used to calculate these values.

(6)

Represents the grant of options to purchase our common stock, with vesting contingent upon product revenues for our fiscal year ending December 31, 2020 meeting or exceeding the corresponding budgeted amount in the company’s budget as approved by the board of directors on February 13, 2020. These criteria were not achieved, and the options were forfeited.

(7)

Represents the grant of options to purchase our common stock, with vesting contingent upon the submission of an Investigational New Drug application to the U.S. Food and Drug Administration for the company’s product candidate FAP-2286 by December 31, 2020. As announced by the company is a news release dated December 29, 2020, this condition was met, and the options vested.

Narrative Disclosure Relating to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements with Messrs. Mahaffy, Muehl and Gross, Ms. Ivers-Read, and Dr. Rolfe

We are a party to employment agreements with Messrs. Mahaffy, Muehl and Gross, Ms. Ivers-Read, and Dr. Rolfe. The agreements are substantially the same other than differences in base salary, target annual bonus percentages and severance.

The employment agreements for Messrs. Mahaffy, Muehl and Gross, Ms. Ivers-Read, and Dr. Rolfe provide for an annual base salary, which for 2020 was $720,670, $470,066, $474,400, $480,917 and $522,632, respectively. Additionally, for 2020 the target annual bonuses were set at 70% of his annual base salary for Mr. Mahaffy and 50% of their respective annual base salaries for Messrs. Muehl and Gross, Ms. Ivers-Read and Dr. Rolfe.

In the event that a named executive officer’s employment is terminated by us without “just cause” (as defined in the employment agreement) or by the executive for “good reason” (as defined in the employment agreement), the executive will, subject to his or her execution of a general release of claims and continued compliance with any restrictive covenants, be entitled to:

•	Any earned but unpaid bonus for the calendar year immediately preceding the calendar year of termination;

•	Continuation of his or her then-current base salary during the “severance period;” and

•	Payment of an applicable percentage (the percentage of employee health care premium costs covered by us as of the date of termination) of the executive’s COBRA premiums during the severance period.

For purposes of the employment agreements, the term “severance period” generally means nine months for Mr. Mahaffy and six months for each of Messrs. Muehl and Gross, Ms. Ivers-Read, and Dr. Rolfe, except that the severance period will increase to 24 months for Mr. Mahaffy and 12 months for each of Messrs. Muehl and Gross, Ms. Ivers-Read, and Dr. Rolfe in the event that such termination occurs during the 12 months following a “change in control” (as defined in the employment agreements). Additionally, in the event that such termination occurs within 12 months following a change in control, the executives will also be entitled to (x) accelerated vesting of all outstanding equity awards, and (y) an amount equal to the executive’s then-current target bonus, payable in equal monthly installments during the severance period.

Following any termination of a named executive officer’s employment, he or she will be subject to customary non-compete restrictions for six months (or in the case of Mr. Mahaffy, nine months) and also customary non-solicit restrictions with respect to employees and customers for 12 months.

Stock Plan

We maintain the 2020 Plan, which we adopted to afford our compensation committee with the flexibility of allowing grants of a wide variety of equity awards to our key employees, directors and consultants, including incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and other stock-based awards. The 2020 Plan is designed to assist us in attracting, retaining, motivating and rewarding key employees, directors, and consultants, and promoting the creation of long-term value for our stockholders by closely aligning the interests of the participants with those of our stockholders. Prior to stockholder approval of the 2020 Plan, we maintained the 2011 Plan. No grants were made under the 2011 Plan following stockholder approval of the 2020 Plan, but the 2011 Plan remains in effect with respect to outstanding awards granted thereunder. During the fiscal year ended December 31, 2020, we granted options to purchase our common stock to certain of our named executive officers and RSUs to certain of our named executive officers pursuant to the 2011 Plan. For a discussion of such option and RSU grants, please see “—Compensation Discussion and Analysis—Analysis of 2020 Compensation Decisions—Equity Compensation” above, as well as the footnotes accompanying the “Grants of Plan-Based Awards Table” above.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information regarding the outstanding equity awards held by our named executive officers at December 31, 2020.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexcercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Patrick J. Mahaffy	3/1/2012	150,000		—		—		24.74	3/1/2022	—	—
	3/1/2013	200,000		—		—		21.81	3/1/2023	—	—
	1/10/2014	200,000		—		—		73.98	1/10/2024	—	—
	3/2/2015	50,000		—		—		79.05	3/2/2025	—	—
	3/27/2017	70,312		4,688	(1)	—		68.31	3/27/2027	—	—
	3/27/2017	75,000		—		—		68.31	3/27/2027	—	—
	3/1/2018	82,500		37,500	(1)	—		58.43	3/1/2028	—	—
	2/1/2019	91,666		108,334	(1)	—		25.75	2/1/2029	—	—
	2/3/2020	—		200,000	(1)	—		8.39	2/3/2030	—	—
	2/3/2020	50,000	(2)	—		—		8.39	2/3/2030	—	—
	2/13/2020	—		—		50,000	(3)	9.71	2/13/2030	—	—
TOTAL		969,478		350,522		50,000				—	—

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexcercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Daniel W. Muehl	7/6/2015	35,000	—		—	84.83	7/6/2025	—		—
	3/1/2016	5,000	—		—	19.37	3/1/2026	—		—
	3/1/2016	7,500	—		—	19.37	3/1/2026	—		—
	8/25/2016	17,500	—		—	22.73	8/25/2026	—		—
	9/1/2016	20,000	—		—	23.59	9/1/2026	—		—
	3/27/2017	14,062	938	(1)	—	68.31	3/27/2027	—		—
	3/27/2017	—	—		—	—	—	469	(4)	2,251
	3/1/2018	6,187	2,813	(1)	—	58.43	3/1/2028	—		—
	3/1/2018	—	—		—	—	—	2,813	(4)	13,502
	2/1/2019	7,498	8,862	(1)	—	25.75	2/1/2029	—		—
	2/1/2019	6,249	7,385	(1)	—	25.75	2/1/2029	—		—
	2/1/2019	—	—		—	—	—	23,007	(4)	110,434
	2/1/2019	—	—		—	—	—	27,608	(4)	132,518
	1/31/2020	—	—		—	—	—	74,000	(4)	355,200
TOTAL		118,996	19,998		—			127,897		613,905
Gillian C. Ivers-Read	3/1/2012	50,000	—		—	24.74	3/1/2022	—		—
	3/1/2013	75,000	—		—	21.81	3/1/2023	—		—
	1/10/2014	70,000	—		—	73.98	1/10/2024	—		—
	3/2/2015	17,500	—		—	79.05	3/2/2025	—		—
	3/2/2015	8,750	—		—	79.05	3/2/2025	—		—
	3/27/2017	18,750	1,250	(1)	—	68.31	3/27/2027	—		—
	3/27/2017	—	—		—	—	—	625	(4)	3,000
	3/1/2018	7,562	3,438	(1)	—	58.43	3/1/2028	—		—
	3/1/2018	—	—		—	—	—	3,438	(4)	16,502
	2/1/2019	9,164	10,832	(1)	—	25.75	2/1/2029	—		—
	2/1/2019	—	—		—	—	—	33,744	(4)	161,971
	1/31/2020	—	—		—	—	—	74,000	(4)	355,200
TOTAL		256,726	15,520		—			111,807		536,673
Lindsey Rolfe	3/1/2012	30,000	—		—	24.74	3/1/2022	—		—
	3/1/2013	40,000	—		—	21.81	3/1/2023	—		—
	1/10/2014	17,500	—		—	73.98	1/10/2024	—		—
	2/27/2014	35,000	—		—	78.38	2/27/2024	—		—
	3/2/2015	12,500	—		—	79.05	3/2/2025	—		—
	8/3/2015	35,000	—		—	85.65	8/3/2025	—		—
	3/27/2017	18,750	1,250	(1)	—	68.31	3/27/2027	—		—
	3/27/2017	—	—		—	—	—	625	(4)	3,000
	3/1/2018	7,562	3,438	(1)	—	58.43	3/1/2028	—		—
	3/1/2018	—	—		—	—	—	3,438	(4)	16,502
	2/1/2019	9,164	10,832	(1)	—	25.75	2/1/2029	—		—
	2/1/2019	—	—		—	—	—	33,744	(4)	161,971
	1/31/2020	—	—		—	—	—	74,000	(4)	355,200
TOTAL		205,476	15,520		—			111,807		536,673

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexcercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Paul E. Gross	1/25/2016	60,000	—			22.99	1/25/2026	—		—
	3/27/2017	14,062	938	(1)		68.31	3/27/2027	—		—
	3/27/2017	—	—		—	—	—	469	(4)	2,251
	3/1/2018	6,187	2,813	(1)	—	58.43	3/1/2028	—		—
	3/1/2018	—	—		—	—	—	2,813	(4)	13,502
	2/1/2019	7,498	8,862	(1)	—	25.75	2/1/2029	—		—
	2/1/2019	6,249	7,385	(1)	—	25.75	2/1/2029	—		—
	2/1/2019	—	—		—	—	—	23,007	(4)	110,434
	2/1/2019	—	—		—	—	—	27,608	(4)	132,518
	1/31/2020	—	—		—	—	—	74,000	(4)	355,200
TOTAL		93,996	19,998		—			127,897		613,905

(1)

These options vest over four years, with 25% of such options vesting on the one-year anniversary of the date of grant, and the remainder vesting in substantially equal installments over the 36 months immediately following such anniversary, subject to continued employment through such date. In the event that a named executive officer’s employment is terminated by us without “misconduct” (as defined in the 2011 Plan) or due to a resignation for good reason (as defined in the named executive officer’s employment agreement), in each case, within 12 months following a change in control, 100% of all outstanding options held by such executive will immediately vest upon such termination.

(2)

These options vest only upon the submission of an Investigational New Drug application to the U.S. Food and Drug Administration for the company’s product candidate FAP-2286 by December 31, 2020. As announced by the company is a news release dated December 29, 2020, this condition was met, and the options vested.

(3)

These options vest only upon product revenues for our fiscal year ending December 31, 2020 meeting or exceeding the corresponding budgeted amount in the company’s budget as approved by the board of directors on February 13, 2020. These criteria were not achieved, and the options were forfeited in early 2021.

(4)

These restricted stock units vest over four years, with 25% of such restricted stock units vesting on the one-year anniversary of the date of grant, and the remainder vesting in substantially equal installments over the 12 quarters immediately following such anniversary, subject to continued employment through such date. In the event that a named executive officer’s employment is terminated by us without misconduct or due to a resignation for good reason, in each case, within 12 months following a change in control, 100% of all outstanding restricted stock units held by such executive will immediately vest upon such termination.

Option Exercises and Stock Vested

The following table shows certain information regarding stock vested during 2020 with respect to our named executive officers.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Patrick J. Mahaffy	—	—	—	—
Daniel W. Muehl	—	—	45,133	323,454
Gillian C. Ivers-Read	68,965	331,377	38,994	266,892
Lindsey Rolfe	40,275	244,733	45,244	302,876
Paul E. Gross	—	—	43,492	312,465

(1)	The value realized on vesting is calculated by multiplying the number of shares of common stock subject to the RSU that vested and the closing price of our common stock on the vesting date.

Potential Payments Upon Termination or Change in Control

Pursuant to their employment agreements, upon certain terminations of employment, Messrs. Mahaffy, Muehl and Gross, Ms. Ivers-Read and Dr. Rolfe are entitled to payments of compensation and benefits as described above under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements.” The table below reflects the amount of compensation and benefits payable to each named executive officer in the event of (i) an involuntary termination without “just cause” or a resignation for “good reason” and (ii) an involuntary termination without “just cause” or a resignation for “good reason” within 12 months following a change in control. The amounts shown assume that the applicable triggering event occurred on December 31, 2020, and therefore are estimates of the amounts that would be paid to the named executive officers upon the occurrence of such triggering event.

		Triggering Event
Name	Type of Payment	Involuntary Termination ($)		Involuntary Termination within Twelve Months following a Change in Control ($)
Patrick J. Mahaffy	Cash severance	540,503	(1)	1,945,809	(3)
	Benefit continuation	17,659	(2)	38,539	(4)
	Equity acceleration(5)	—		—
	TOTAL	558,162		1,984,348

Daniel W. Muehl	Cash severance	235,033	(1)	705,099	(3)
	Benefit continuation	11,773	(2)	19,270	(4)
	Equity acceleration(5)	—		613,906
	TOTAL	246,806		1,338,275

Gillian C. Ivers-Read	Cash severance	240,459	(1)	721,376	(3)
	Benefit continuation	8,331	(2)	13,576	(4)
	Equity acceleration(5)	—		536,674
	TOTAL	248,790		1,271,626

Lindsey Rolfe	Cash severance	261,316	(1)	783,948	(3)
	Benefit continuation	—		—
	Equity acceleration(5)	—		536,674
	TOTAL	261,316		1,320,622

Paul E. Gross	Cash severance	237,200	(1)	711,600	(3)
	Benefit continuation	11,484	(2)	18,807	(4)
	Equity acceleration(5)	—		613,906
	TOTAL	248,684		1,344,313

(1)	Includes the value of base salary continuation for nine months, in the case of Mr. Mahaffy, and six months, in the case of our other named executive officers.
(2)

Includes the value of payment of an applicable percentage of the executive’s COBRA premiums for nine months, in the case of Mr. Mahaffy, and six months, in the case of our other named executive officers. Dr. Rolfe did not elect to receive health care benefits in 2020, and as a result, there is no value attributable to Dr. Rolfe’s benefit continuation.

(3)

Includes the value of (i) base salary continuation for 24 months, in the case of Mr. Mahaffy, and 12 months, in the case of our other named executive officers and (ii) an amount equal to the named executive officer’s target bonus.

(4)

Includes the value of payment of an applicable percentage of the executive’s COBRA premiums for 24 months, in the case of Mr. Mahaffy, and 12 months, in the case of our other named executive officers. Dr. Rolfe did not elect to receive health care benefits in 2020, and as a result, there is no value attributable to Dr. Rolfe’s benefit continuation.

(5)

Includes the value of accelerated vesting of all outstanding equity awards, based on the closing price of our common stock on December 31, 2020, which the executives would have been entitled to upon an involuntary termination without misconduct or a resignation for good reason, in each case, occurring on December 31, 2020 assuming such termination was within 12 months following a change in control.

CEO Pay Ratio

Under SEC regulations, we are required to calculate and disclose the total annual compensation paid to our median employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our CEO (“CEO Pay Ratio”). Set forth below is a description of the methodology, including material assumptions, adjustments and estimates, we used to identify the median employee in 2020 for purposes of calculating the CEO Pay Ratio:

•

We identified the median employee based on our employee population as of December 31, 2020. We excluded from the determination of median employee a total number of employees outside of the U.S., U.K., Germany, France, and Spain representing less than 5.0% of our total workforce as of that date, pursuant to the de minimis exemption provided under Item 402(u) of Regulation S-K.

•	In determining compensation for purposes of the median calculation, we used each employee’s annual base pay, incentive compensation or target annual bonus, as applicable, and any car allowance.

•

We annualized the base salary earned in 2020 by permanent employees (full-time and part-time) hired after January 1, 2020. In identifying the median employee, we did not make any cost-of-living adjustments.

•	Amounts paid in foreign currency were converted into United States dollars using foreign exchange rates averaged over the full year 2020.

Using this approach, we selected the median of our employee population for 2020. Once the median employee was identified, we then calculated 2020 annual total compensation for this employee in accordance with the requirements of the Summary Compensation Table.

For 2020, the median of the annual total compensation of our employees (other than our CEO) was $230,943 and the annual total compensation of our CEO was $3,229,519. The ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees other than the CEO was 14:1.

The pay ratio above represents our reasonable estimate calculated in a manner consistent with the rule and applicable guidance. The rule and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, as the SEC explained when it adopted the rule, in considering the pay-ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay-ratio disclosures.

Neither the compensation committee nor our management used our CEO Pay Ratio measure in making compensation decisions.

DIRECTOR COMPENSATION

The compensation committee of our board of directors is responsible for making recommendations to our board of directors on appropriate compensation levels and arrangements for our non-employee directors, ensuring they are consistent with our compensation philosophy and remain competitive with our peer companies. The compensation committee reviews our non-employee director compensation annually and makes adjustments as necessary, as the committee did in 2020 to reduce equity compensation for non-employee directors.

In making recommendations, the compensation committee takes various factors into consideration, including:

•	Non-employee directors’ responsibilities and the form and amount of compensation paid to directors at our peer companies;

•	Ability to retain and attract the most qualified and experienced non-employee directors to oversee the management of our business and operations; and

•	Advice of an independent compensation consultant to review our non-employee director compensation program and promote alignment with market practice and stockholder interests.

Since June 2018, the compensation committee has retained Willis Towers Watson as its independent compensation consultant to add rigor to the review process and to inform the compensation committee of market trends regarding non-employee director compensation, Willis Towers Watson reviews, and advises the compensation committee, on our compensation practices. Willis Towers Watson also provides market data, including the appropriateness of members of our peer group and data comparing compensation with our peer group, directly to the compensation committee, which the compensation committee references when reviewing and recommending both cash and equity compensation for non-employee directors.

Our goal is to appropriately compensate non-employee directors for their leadership and expertise while aligning non-employee director interests with those of our stockholders. In line with this goal, our non-employee director compensation policy is underpinned by the same philosophy and principles that govern our executive compensation program.

Our non-employee director compensation program is designed to:

✓ Align non-employee director and stockholder interests through grants of non-statutory stock option awards;

✓ Encourage a vested interest in our company’s long-term business performance through stock ownership requirements;

✓ Align non-employee director compensation with our peer companies of comparable market capitalization and size;

✓ Ensure a robust non-employee director compensation governance framework is in place; and

✓ Help us attract and retain talent for board of director service to support the long-term value of Clovis.

Non-Employee Director Compensation

Our non-employee director compensation program includes two components: a cash retainer of $50,000 per year for service and an annual grant of stock options. All continuing directors receive an annual grant of stock options valued at $200,000. Based on an analysis of peer companies by the nominating and corporate governance committee’s independent advisor, the compensation committee voted in June 2020 to reduce the equity compensation for continuing directors, beginning with the grants made in 2020, to $200,000 from the previous level of $300,000. Company employees serving as directors do not receive any additional compensation for board service. The compensation committee again evaluated non-employee director compensation with its independent advisor in April 2021.

While the stock option value represents the grant date fair value of the applicable stock awards, the realizable value of these awards will be zero unless the company share price increases from the date of grant, reinforcing the performance orientation of our program and the alignment of interests between our non-employee directors and our stockholders. We historically defined equity awards to non-employee directors as a fixed number of options, so the value of the award each year was based on our stock price and option valuation on the date of grant. By adopting a fixed value approach that is aligned with the peer group median value, we will avoid any potential misalignment with our targeted market positioning due to year-on-year changes in our stock price.

Newly appointed non-employee directors will receive the same annual $50,000 cash retainer (prorated for his or her period of service) and a first-year grant (upon initial election or appointment) of stock options valued at $350,000 which vest over a three-year period (versus one year for annual option grants for continuing directors). Providing a larger initial grant to newly appointed non-employee directors aligns with market practice within the biopharmaceutical industry. In subsequent years, their compensation will be consistent with the compensation of continuing directors.

Additional Cash Compensation: In addition to the annual cash retainer, the chairperson of our board of directors and each committee thereof is entitled to greater compensation for his or her services than other members of the board of directors or such committee, as applicable, which we believe is commensurate with the additional time commitment and additional responsibility required by the position held and is consistent with the compensation practices of our peer group companies. Accordingly, the non-employee director who serves as chair of our board of directors received an additional cash retainer of $30,000; each non-employee director who serves as chair of our audit, compensation, and nominating and corporate governance committees received an additional annual cash retainer of $20,000, $15,000, and $10,000, respectively; and each non-employee director who serves as a member (other than the chair) of our audit, compensation, and nominating and corporate governance committees received an additional annual cash retainer of $10,000, $7,500, and $5,000, respectively.

Equity Awards: The value of a stock option award, which is granted under our 2020 Plan, will equal its grant date fair value as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision. The exercise price per share for any such stock options will equal the closing price of a share of our company’s common stock (as reported on the NASDAQ Global Select Market) on the date of grant. Annual stock options will vest and become exercisable on the one-year anniversary of the applicable date of grant. Initial stock options will vest and become exercisable on the first, second and third anniversaries of the applicable date of grant. The vesting of each annual stock option and initial stock option will be subject to full acceleration in the event of a termination of a non-employee director’s service within 24 months following a Change in Control (as defined in our 2020 Plan).

Stock Ownership Guidelines

All non-employee directors are required to hold a minimum number of shares of our stock while serving as a director. The guidelines are intended to align the interests of non-employee directors with those of our stockholders by requiring non-employee directors to be subject to the same long-term stock price volatility our stockholders experience. The minimum threshold is equal to three times the directors’ baseline annual retainer fee, or $150,000.

When determining whether the directors have met the minimum ownership requirements under the policy, calculations include all shares held outright by the directors and any vested equity awards. Each director initially has five years in order to meet his or her minimum ownership threshold (and one year after a retainer increase). During this five-year phase-in period, the director is not allowed to sell more than 50% of any vested equity awards until he or she has met the applicable minimum threshold. The policy is administered and monitored by our Principal Financial Officer under the direction of the compensation committee. Currently, each of our non-employee directors is in compliance with our stock ownership guidelines or, in the case of our two newest directors, are in the five-year phase-in period.

2020 Director Compensation Table

The following table summarizes the compensation received by our non-employee directors for the year ended December 31, 2020.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Brian G. Atwood	70,000	199,887	269,887
Robert W. Azelby(3)	115,000	199,887	314,887
James C. Blair	70,000	199,887	269,887
Richard A. Fair(3)	117,500	199,887	317,387
Keith Flaherty	55,000	199,887	254,887
Ginger Graham	87,500	199,887	287,387
Paul H. Klingenstein	60,000	199,887	259,887
Edward J. McKinley	70,000	199,887	269,887
Thorlef Spickschen	57,500	199,887	257,387

(1)

Drs. Blair, Flaherty, and Spickschen, Messrs. Atwood, Azelby, Fair, Klingenstein and McKinley, and Ms. Graham each received a grant of options to purchase 40,138 shares of our common stock on June 4, 2020. As of December 31, 2020, Messrs. Atwood and Klingenstein and Drs. Blair and Spickschen each had 163,445 options outstanding, Dr. Flaherty and Ms. Graham each had 153,791 options outstanding, Mr. McKinley had 138,618 options outstanding, and Messrs. Azelby and Fair each had 94,868 options outstanding.

(2)

Amount represents the fair value of the awards on the date of grant computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation, see Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

(3)	Each of Messrs. Azelby and Fair received additional cash compensation of $60,000 for their services as members of the special litigation committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth certain information regarding the beneficial ownership of our common stock as of April 12, 2021 by:

•	each person or group of affiliated persons who are known by us to own beneficially more than 5% of our common stock;

•	each of our named executive officers;

•	each member of our board of directors and each nominee; and

•	all members of our board of directors and our executive officers as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power over the security, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Applicable percentages are based on 104,564,978 shares of common stock outstanding on April 12, 2021.

Except as indicated in the footnotes below and subject to applicable community property laws, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of common stock listed as beneficially owned by them. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Clovis Oncology, Inc., 5500 Flatiron Parkway, Suite 100, Boulder, Colorado 80301.

	Beneficial Ownership
Name Of Beneficial Owner	Number of Shares		Percent of Total
Stockholders beneficially owning 5% or more of our common stock
Entities affiliated with Highbridge Capital Management, LLC	9,908,240	(1)	8.7%
State Street Corporation	9,892,877	(2)	9.5%
Blackrock, Inc.	6,861,232	(3)	6.6%
The Vanguard Group	6,387,554	(4)	6.1%

Officers and Directors
Patrick J. Mahaffy	2,076,619	(5)	2.0%
Paul H. Klingenstein	874,605	(6)	*
Gillian C. Ivers-Read	515,991	(7)	*
Edward J. McKinley	406,634	(8)	*
Brian G. Atwood	323,635	(9)	*
Lindsey Rolfe	289,026	(10)	*
James C. Blair	226,989	(11)	*
Thorlef Spickschen	221,621	(12)	*
Daniel Muehl	183,184	(13)	*
Paul Gross	154,139	(14)	*
Ginger Graham	153,791	(15)	*
Keith Flaherty	153,791	(16)	*
Thomas Harding	115,092	(17)	*
Robert W. Azelby	86,252	(18)	*
Richard A. Fair	86,252	(19)	*

All directors and executive officers as a group (15 persons)	5,867,621		5.4%

*	Represents beneficial ownership of less than 1% of our common stock.
(1)

Based on the information provided in a Schedule 13G, as amended, filed with the SEC on February 12, 2021 by Highbridge Capital Management, LLC and Highbridge Tactical Credit Master Fund, L.P. According to the Schedule 13G, as amended, Highbridge Capital Management, LLC, as the trading manager of Highbridge Tactical Credit Master Fund, L.P. and Highbridge Convertible Dislocation Fund, L.P. (collectively, the “Highbridge Funds”), may be deemed to be the beneficial owner of the 9,908,240 shares of common stock issuable upon conversion of convertible notes held by the Highbridge Funds convertible within the next 60 days and (ii) Highbridge Tactical Credit Master Fund, L.P. may be deemed to be the beneficial owner of the 7,088,708 shares of common stock issuable upon conversion of convertible notes held by it convertible within the next 60 days. The principal business address of each of Highbridge Capital Management, LLC and Highbridge Tactical Credit Master Fund, L.P. is 277 Park Avenue, 23rd Floor, New York, NY 10172.

(2)

Based on the information provided in Schedule 13G, as amended, filed with the SEC on April 12, 2021 by State Street Corporation and SSGA Funds Management, Inc. According to the Schedule 13G, as amended, State Street Corporation has shared voting power or 9,574,714 shares of common stock and shared dispositive power of 9,892,877 shares of common stock and SSGA Funds Management, Inc. has shared voting power of 8,373,145 shares of common stock and shared dispositive power of 8,390,311 shares of common stock. The principal business address of State Street Corporation and SSGA Funds Management, Inc. is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

(3)

Based on the information provided in a Schedule 13 filed with the SEC on February 5, 2021 by Blackrock, Inc. According to the Schedule 13G, Blackrock, Inc. has sole dispositive power over 6,861, 232 shares of common stock and sole voting power over 6,692,161 shares of common stock. Includes 15,425 shares of shares of common stock issuable upon conversion of convertible notes beneficially owned by it convertible within the next 60 days. The principal business address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)

Based on the information provided in a Schedule 13G, as amended, filed with the SEC on February 10, 2021 by The Vanguard Group. According to the Schedule 13G, as amended, The Vanguard Group has sole dispositive power over 6,134,485 shares of common stock, shared dispositive power over 253,069 shares of common stock and shared voting power over 193,084 shares of common stock. The principal business address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(5)	Includes 1,105,832 shares of common stock subject to outstanding options which are exercisable within the next 60 days.
(6)

Includes 163,445 shares of common stock subject to outstanding options which are exercisable within the next 60 days. Based on information provided in a Form 4 filed by Mr. Klingenstein with the SEC on July 31, 2019, includes 639,078 shares of common stock held of record by Aberdare Ventures IV, L.P. and 12,755 shares of common stock held of record by Aberdare Partners IV, L.P. Voting and investment power over the shares owned by Aberdare Ventures IV, L.P. and Aberdare Partners IV, L.P. is held by Aberdare GP IV, L.L.C., their general partner. Mr. Klingenstein is a managing member of Aberdare GP IV, L.L.C. Mr. Klingenstein disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

(7)	Includes 270,912 shares of common stock subject to outstanding options and restricted stock units which are exercisable or will settle within the next 60 days.
(8)

Includes 138,618 shares of common stock subject to outstanding options which are exercisable within the next 60 days. Based on information provided to us, includes 17,500 shares of common stock owned by the Priory Fund, of which Mr. McKinley is a director and shares voting and dispositive power with respect to such shares. Based on information provided in a Form 4 filed by Mr. McKinley with the SEC on May 16, 2014, includes 215,815 shares of common stock owned by McKinley/Lavidge Revocable Trust (the “McKinley Trust”), of which Mr. McKinley is co-trustee and shares voting and dispositive power with respect to such shares. Mr. McKinley disclaims beneficial ownership of the securities held by the McKinley Trust and the Priory Fund, except to the extent of his pecuniary interest therein.

(9)

Includes 163,445 shares of common stock subject to outstanding options which are exercisable within the next 60 days. Based on information provided in a Form 4 filed by Mr. Atwood with the SEC on November 10, 2020, includes 25,577 shares of common stock held of record by the Atwood-Edminster Trust dated 4/2/2000, of which Mr. Atwood is a trustee and a named beneficiary, 101,217 shares of common stock held of record by Versant Venture Capital IV, L.P., and 638 shares of common stock owned by Versant Side Fund IV, L.P. Voting and investment power over the shares held of record by Versant Venture Capital IV, L.P. and Versant Side Fund IV, L.P. is held by Versant Ventures IV, LLC, their sole general partner. Mr. Atwood is a managing member of Versant Ventures IV, LLC. Mr. Atwood disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein, and the options held by him.

(10)	Includes 219,662 shares of common stock subject to outstanding options and restricted stock units which are exercisable or will settle within the next 60 days.
(11)

Includes163,445 shares of common stock subject to outstanding options which are exercisable within the next 60 days. Based on a Form 4 filed by Dr. Blair with the SEC on August 20, 2019, includes 10,105 shares of common stock held of record by Susan W. and James C. Blair Family Partnership (“Family”) and 20,000 shares held of record by Dr. Blair’s wife. Voting and investment power over the shares held of record by Family is held by Dr. Blair. Dr. Blair disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(12)	Includes 163,445 shares of common stock subject to outstanding options which are exercisable within the next 60 days.
(13)	Includes 135,618 shares of common stock subject to outstanding options and restricted stock units which are exercisable or will settle within the next 60 days.
(14)	Includes 110,618 shares of common stock subject to outstanding options and restricted stock units which are exercisable or will settle within the next 60 days.
(15)	Includes 153,791 shares of common stock subject to outstanding options which are exercisable within the next 60 days.

(16)	Includes 153,791 shares of common stock subject to outstanding options which are exercisable within the next 60 days.
(17)

Includes 107,979 shares of common stock subject to outstanding options and restricted stock units held directly by Dr. Harding which are exercisable or will settle within the next 60 days and also includes 7,113 shares of common stock beneficially owned by Dr. Harding’s wife, of which 5,990 shares of common stock are subject to outstanding options and restricted stock units held by Dr. Harding’s wife which are exercisable or will settle within the next 60 days.

(18)	Includes 86,252 shares of common stock subject to outstanding options which are exercisable within the next 60 days.
(19)	Includes 86,252 shares of common stock subject to outstanding options which are exercisable within the next 60 days.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Directors, officers, and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2020, all directors, officers, and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except that the Form 3 timely filed by Thomas Harding on December 7, 2020 did not include certain shares, stock options, and RSUs held by his wife, which were reflected later in amendments to the Form 3 filed on February 19, 2021 and March 29, 2021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On January 30, 2017, we entered into a Strata Trial Collaboration Agreement (the “Strata Agreement”) with Strata Oncology, Inc. (“Strata”), in order to identify potentially eligible patients for Clovis’ ongoing TRITON (Trial of Rucaparib in Prostate Indications) clinical trial program, which includes Phase 2 and Phase 3 clinical trials of rucaparib in metastatic castration-resistant prostate cancer, via the Strata Trial (the “Strata Trial”), a nationwide observational study sponsored by Strata under which no-cost sequencing is provided to advanced cancer patients at Strata Trial sites. Keith Flaherty, a member of our board of directors, is also a founder, member of the board of directors and owns less than 3% of the fully-diluted equity of Strata. Accordingly, the Strata Agreement constitutes a related party transaction under Item 404(a) of Regulation S-K and was reviewed and approved by the audit committee of our board of directors. In 2020, we made payments of $800,000 to Strata pursuant to the Strata Agreement as previously approved by the audit committee of the board of directors.

Other than the Strata Agreement, since the beginning of fiscal year 2017, we have not engaged in any transactions in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change in control arrangements, which are described under “Executive and Director Compensation” above. We describe below certain other transactions with our directors, executive officers and stockholders.

Director Compensation

For a discussion of the director compensation arrangements, see “Executive and Director Compensation—Director Compensation” above.

Executive Compensation and Employment Agreements

Please see “Executive and Director Compensation—Compensation Discussion and Analysis” above for information on compensation arrangements with our named executive officers, including option grants and agreements with our named executive officers.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers, and we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances. Further, our amended and restated certificate of incorporation and bylaws limits our directors’ and officers’ liability to the fullest extent permitted under Delaware corporate law.

Policies and Procedures Regarding Transactions with Related Persons

We have a written policy that sets forth our policies regarding the identification, review, consideration, approval and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a past, present or future transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A “related person,” as determined since the beginning of our last fiscal year, is any executive officer, director or nominee to become director, a holder of more than 5% of our common stock, including any immediate family members of such persons or any entity in which such a person has a 10% or greater equity interest. Any related-person transaction may only be consummated if our audit committee has approved or ratified the transaction in accordance with the policy guidelines set forth below.

The policy imposes an affirmative duty upon each director and executive officer to identify, and we will request that significant stockholders identify, any transaction involving them, their affiliates or immediate family members that may be considered a related party transaction before such person engages in the transaction. Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of our board of directors) for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval process.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices and, if applicable, our annual report and other proxy materials, with respect to two or more stockholders sharing the same address by delivering a single Notice and, if applicable, a single set of our annual report and proxy materials, addressed to those stockholders. This practice, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice and, if applicable, a single set of our proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice and, if applicable, a single set of proxy materials, please notify your broker or contact us and we will promptly address your request. To contact us, direct your written request to: Investor Relations, Clovis Oncology, Inc., 5500 Flatiron Parkway, Suite 100, Boulder, Colorado 80301 or contact Investor Relations at 303-625-5000. Stockholders who currently receive multiple copies of the Notice or our annual report and other proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers or us, as applicable.

AVAILABLE INFORMATION

We will provide to any stockholder entitled to vote at our Annual Meeting, at no charge, a copy of our Annual Report on Form 10-K for fiscal 2020 filed with the SEC on February 25, 2021, including the financial statements and the financial statement schedules contained in the Form 10-K. We make our Annual Report on Form 10-K, as well as our other SEC filings, available free of charge through the investor relations section of our website located at http://ir.clovisoncology.com as soon as reasonably practicable after they are filed with or furnished to the SEC. Information contained on or accessible through our website or contained on other websites is not deemed to be part of proxy statement. In addition, you may request a copy of the Annual Report on Form 10-K by writing to Clovis Oncology, Inc. Investor Relations at 5500 Flatiron Parkway, Suite 100, Boulder, Colorado 80301.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Stockholder proposals may be included in our proxy statement for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting to be held in 2022, we must receive the proposal at our principal executive offices, addressed to the Secretary, no later than December 29, 2021. In addition, a stockholder proposal that is not intended for inclusion in our proxy statement under Rule 14a-8 may be brought before the 2022 annual meeting so long as we receive information and notice of the proposal in compliance with the requirements set forth in our amended and restated bylaws, addressed to our corporate secretary, Paul E. Gross, at Clovis Oncology, Inc., 5500 Flatiron Parkway, Suite 100, Boulder, Colorado 80301, not later than March 12, 2022 nor earlier than February 10, 2022.

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the Annual Meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. Please promptly submit your proxy as soon as possible (i) by accessing the Internet site or by calling the toll-free number described in the proxy materials; or (ii) if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you. All stockholders are urged to complete, sign, date and return the accompanying proxy card in the enclosed envelope to us.

By Order of the Board of Directors

Paul E. Gross
Secretary

Boulder, Colorado

April     , 2021

APPENDIX A

CLOVIS ONCOLOGY, INC.

AMENDED AND RESTATED 2020 STOCK INCENTIVE PLAN

The Plan, originally adopted by the Board on April 22, 2020 and approved by the Company’s stockholders on June 4, 2020, is hereby amended and restated effective June     , 2021.

1.	Purpose.

The purpose of the Plan is to assist the Company in attracting, retaining, motivating, and rewarding certain employees, officers, directors, and consultants of the Company and its Affiliates and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The Plan authorizes the award of Stock-based and cash-based incentives to Eligible Persons to encourage such Eligible Persons to expend maximum effort in the creation of stockholder value.

2.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)    “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

(b)    “Award” means any Option, award of Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, or other Stock-based award granted under the Plan.

(c)    “Award Agreement” means an Option Agreement, a Restricted Stock Agreement, an RSU Agreement, a SAR Agreement, or an agreement governing the grant of any other Stock-based Award granted under the Plan.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Cause” means, with respect to a Participant and in the absence of an Award Agreement or Participant Agreement otherwise defining Cause, (1) the Participant’s plea of nolo contendere to, conviction of or indictment for, any crime (whether or not involving the Company or its Affiliates) (i) constituting a felony or (ii) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Service Recipient, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or its Affiliates, (2) conduct of the Participant, in connection with his or her employment or service, that has resulted, or could reasonably be expected to result, in injury to the business or reputation of the Company or its Affiliates, (3) any material violation of the policies of the Service Recipient, including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Service Recipient; (4) the Participant’s act(s) of negligence or willful misconduct in the course of his or her employment or service with the Service Recipient; (5) misappropriation by the Participant of any assets or business opportunities of the Company or its Affiliates; (6) embezzlement or fraud committed by the Participant, at the Participant’s direction, or with the Participant’s prior actual knowledge; or (7) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties. If, subsequent to the Termination of a Participant for any reason other than by the Service Recipient for Cause, it is discovered that the Participant’s employment or service could have been terminated for Cause, such Participant’s employment or service shall, at the discretion of the Committee, be deemed to have been terminated by the Service Recipient for Cause for all purposes under the Plan, and the Participant shall be required to repay to the Company all amounts received by him or her in respect of any Award following such Termination that would have been forfeited under the Plan had such Termination been by the Service Recipient for Cause. In the event that there is an Award Agreement or Participant Agreement defining Cause, “Cause” shall have the meaning provided in such agreement, and a Termination by the Service Recipient for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or Participant Agreement are complied with.

(f)    “Change in Control” means:

(1)    a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the U.S. Securities and Exchange Commission or similar non-U.S. regulatory agency or pursuant to a Non-Control Transaction) whereby any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company or any of its Affiliates, an employee benefit plan sponsored or maintained by the Company or any of its Affiliates (or its related trust), or any underwriter temporarily holding securities pursuant to an offering of such securities, directly or indirectly acquire “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities eligible to vote in the election of the Board (the “Company Voting Securities”);

(2)    the date, within any consecutive twenty-four (24) month period commencing on or after the Effective Date, upon which individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the Effective Date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then constituting the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (including, but not limited to, a consent solicitation) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(3)    the consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company’s stockholders (whether for such transaction, the issuance of securities in the transaction or otherwise) (a “Reorganization”), unless immediately following such Reorganization (i) more than fifty percent (50%) of the total voting power of (A) the corporation resulting from such Reorganization (the “Surviving Company”) or (B) if applicable, the ultimate parent corporation that has, directly or indirectly, beneficial ownership of one hundred percent (100%) of the voting securities of the Surviving Company (the “Parent Company”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among holders thereof immediately prior to such Reorganization, (ii) no person, other than an employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company (or its related trust), is or becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company, or if there is no Parent Company, the Surviving Company, and (iii) at least a majority of the members of the board of directors of the Parent Company, or if there is no Parent Company, the Surviving Company, following the consummation of such Reorganization are members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization (any Reorganization which satisfies all of the criteria specified in clauses (i), (ii), and (iii) above shall be a “Non-Control Transaction”); or

(4)    the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” (as defined in Section 3(a)(9) of the Exchange Act) or to any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company’s Affiliates.

Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of fifty percent (50%) or more of the Company Voting Securities as a result of an acquisition of Company Voting Securities by the Company that reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then be deemed to occur, and (y) with respect to the payment of any amount that constitutes a deferral of compensation subject to Section 409A of the Code payable upon a Change in Control, a Change in Control shall not be deemed to have occurred, unless the Change in Control constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code.

(g)    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

(h)    “Committee” means the Board, the Compensation Committee of the Board or such other committee consisting of two or more individuals appointed by the Board to administer the Plan and each other individual or committee of individuals designated to exercise authority under the Plan.

(i)    “Company” means Clovis Oncology, Inc., a Delaware corporation.

(j)    “Corporate Event” has the meaning set forth in Section 10(b) hereof.

(k)    “Data” has the meaning set forth in Section 20(f) hereof.

(l)    “Disability” means, in the absence of an Award Agreement or Participant Agreement otherwise defining Disability, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code. In the event that there is an Award Agreement or Participant Agreement defining Disability, “Disability” shall have the meaning provided in such Award Agreement or Participant Agreement.

(m)    “Disqualifying Disposition” means any disposition (including any sale) of Stock acquired upon the exercise of an Incentive Stock Option made within the period that ends either (1) two years after the date on which the Participant was granted the Incentive Stock Option or (2) one year after the date upon which the Participant acquired the Stock.

(n)    “Effective Date” means April 22, 2020, which is the date on which the Plan was approved by the Board.

(o)    “Eligible Person” means (1) each employee and officer of the Company or any of its Affiliates, (2) each non-employee director of the Company or any of its Affiliates; (3) each other natural Person who provides substantial services to the Company or any of its Affiliates as a consultant or advisor (or a wholly owned alter ego entity of the natural Person providing such services of which such Person is an employee, stockholder or partner) and who is designated as eligible by the Committee, and (4) each natural Person who has been offered employment by the Company or any of its Affiliates; provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such Person has commenced employment or service with the Company or its Affiliates; provided further, however, that (i) with respect to any Award that is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, the term “Affiliate” as used in this Section 2(o) shall include only those corporations or other entities in the unbroken chain of corporations or other entities beginning with the Company where each of the corporations or other entities in the unbroken chain other than the last corporation or other entity owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations or other entities in the chain, and (ii) with respect to any Award that is intended to be an Incentive Stock Option, the term “Affiliate” as used in this Section 2(o) shall include only those entities that qualify as a “subsidiary corporation” with respect to the Company within the meaning of Section 424(f) of the Code. An employee on an approved leave of absence may be considered as still in the employ of the Company or any of its Affiliates for purposes of eligibility for participation in the Plan.

(p)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

(q)    “Expiration Date” means, with respect to an Option or Stock Appreciation Right, the date on which the term of such Option or Stock Appreciation Right expires, as determined under Sections 5(b) or 8(b) hereof, as applicable.

(r)    “Fair Market Value” means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination or, if the closing price is not reported on such date of determination, the closing price reported on the most recent date prior to the date of determination. If the Stock is not listed on a national securities exchange, “Fair Market Value” shall mean the amount determined by the Board in good faith, and in a manner consistent with Section 409A of the Code, to be the fair market value per share of Stock.

(s)    “GAAP” means the U.S. Generally Accepted Accounting Principles, as in effect from time to time.

(t)    “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(u)    “Nonqualified Stock Option” means an Option not intended to be an Incentive Stock Option.

(v)    “Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase Stock at a specified price during a specified time period.

(w)    “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option Award.

(x)    “Participant” means an Eligible Person who has been granted an Award under the Plan or, if applicable, such other Person who holds an Award.

(y)    “Participant Agreement” means an employment or other services agreement between a Participant and the Service Recipient that describes the terms and conditions of such Participant’s employment or service with the Service Recipient and is effective as of the date of determination.

(z)    “Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity.

(aa)    “Plan” means this Clovis Oncology, Inc. Amended and Restated 2020 Stock Incentive Plan, as amended from time to time.

(bb)    “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “independent director” as defined under, as applicable, the NASDAQ Listing Rules, the NYSE Listed Company Manual or other applicable stock exchange rules.

(cc)    “Qualifying Committee” has the meaning set forth in Section 3(b) hereof.

(dd)    “Restricted Stock” means Stock granted to a Participant under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.

(ee)    “Restricted Stock Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock Award.

(ff)    “Restricted Stock Unit” means a notional unit representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) on a specified settlement date.

(gg)    “RSU Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Restricted Stock Units.

(hh)    “SAR Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Stock Appreciation Rights.

(ii)    “Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

(jj)    “Service Recipient” means, with respect to a Participant holding an Award, either the Company or an Affiliate of the Company by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

(kk)    “Stock” means Common Stock, par value $0.001 per share, of the Company, and such other securities as may be substituted for such stock pursuant to Section 10 hereof.

(ll)    “Stock Appreciation Right” means a conditional right to receive an amount equal to the value of the appreciation in the Stock over a specified period. Except in the event of extraordinary circumstances, as determined in the sole discretion of the Committee, or pursuant to Section 10(b) hereof, Stock Appreciation Rights shall be settled in Stock.

(mm)    “Substitute Award” has the meaning set forth in Section 4(a) hereof.

(nn)    “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Service Recipient (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed a Termination hereunder. Unless otherwise determined by the Committee, in the event that the Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute the Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction. Notwithstanding anything herein to the contrary, a Participant’s change in status in relation to the Service Recipient (for example, a change from employee to consultant) shall not be deemed a Termination hereunder with respect to any Awards constituting “nonqualified deferred compensation” subject to Section 409A of the Code that are payable upon a Termination unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code. Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code. On the first business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.

3.	Administration.

(a)    Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (1) select Eligible Persons to become Participants, (2) grant Awards, (3) determine the type, number and type of shares of Stock subject to, other terms and conditions of, and all other matters relating to, Awards, (4) prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, (5) construe and interpret the Plan and Award Agreements and correct defects, supply omissions, and reconcile inconsistencies therein, (6) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time or such shorter period required by, or necessary to comply with, applicable law, and (7) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive, and binding on all Persons, including, without limitation, the Company, its stockholders and Affiliates, Eligible Persons, Participants, and beneficiaries of Participants. Notwithstanding anything in the Plan to the contrary, the Committee shall have the ability to accelerate the vesting of any outstanding Award at any time and for any reason, including upon a Corporate Event, subject to Section 10(d), or in the event of a Participant’s Termination by the Service Recipient other than for Cause, or due to the Participant’s death, Disability or retirement (as such term may be defined in an applicable Award Agreement or Participant Agreement, or, if no such definition exists, in accordance with the Company’s then-current employment policies and guidelines). For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that the Committee is permitted to take.

(b)    Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, must be taken by the remaining members of the Committee or a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members (a “Qualifying Committee”). Any action authorized by such a Qualifying Committee shall be deemed the action of the Committee for purposes of the Plan. The express grant of any specific power to a Qualifying Committee, and the taking of any action by such a Qualifying Committee, shall not be construed as limiting any power or authority of the Committee.

(c)    Delegation. To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions under the Plan, including, but not limited to, administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Any actions taken by an officer or employee delegated authority pursuant to this Section 3(c) within the scope of such delegation shall, for all purposes under the Plan, be deemed to be an action taken by the Committee. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any Eligible Person who is not an employee of the Company or any of its Affiliates (including any non-employee director of the Company or any Affiliate) or to any Eligible Person who

is subject to Section 16 of the Exchange Act must be expressly approved by the Committee or Qualifying Committee in accordance with Section 3(b) above.

(d)    Sections 409A and 457A. The Committee shall take into account compliance with Sections 409A and 457A of the Code in connection with any grant of an Award under the Plan, to the extent applicable. While the Awards granted hereunder are intended to be structured in a manner to avoid the imposition of any penalty taxes under Sections 409A and 457A of the Code, in no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest, or penalties that may be imposed on a Participant as a result of Section 409A or Section 457A of the Code or any damages for failing to comply with Section 409A or Section 457A of the Code or any similar state or local laws (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A or Section 457A of the Code).

4.	Shares Available Under the Plan; Other Limitations.

(a)    Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall equal 10,970,000. Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase. Notwithstanding the foregoing, (i) except as may be required by reason of Section 422 of the Code, the number of shares of Stock available for issuance hereunder shall not be reduced by shares issued pursuant to Awards issued or assumed in connection with a merger or acquisition as contemplated by, as applicable, NYSE Listed Company Manual Section 303A.08, NASDAQ Listing Rule 5635(c) and IM-5635-1, AMEX Company Guide Section 711, or other applicable stock exchange rules, and their respective successor rules and listing exchange promulgations (each such Award, a “Substitute Award”); and (ii) shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.

(b)    Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double-counting (as, for example, in the case of tandem awards or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Other than with respect to a Substitute Award, to the extent that an Award expires or is canceled, forfeited, settled in cash, or otherwise terminated without delivery to the Participant of the full number of shares of Stock to which the Award related, the undelivered shares of Stock will again be available for grant. Shares of Stock withheld or surrendered in payment of the exercise price of an Option or taxes relating to an Award shall not be deemed to constitute shares delivered to the Participant and shall be deemed to again be available for delivery under the Plan. Shares of Stock withheld or surrendered in payment of the exercise price of a Stock Appreciation Right shall be deemed to constitute shares delivered to the Participant and shall not be deemed to again be available for delivery under the Plan.

(c)    Incentive Stock Options. No more than 10,970,000 shares of Stock (subject to adjustment as provided in Section 10 hereof) reserved for issuance hereunder may be issued or transferred upon exercise or settlement of Incentive Stock Options.

(d)    Minimum Vesting Period. No Award may begin to vest prior to the one (1) year anniversary of the date of grant; provided, however, that the foregoing minimum vesting period shall no apply; (i) to Awards granted in payment of or exchange for an equivalent amount of cash (e.g., salary, bonus or other earned cash compensation); (ii) to a Substitute Award that does not reduce the vesting period of the award being replaced or assumed; or (iii) to Awards involving an aggregate number of shares of Stock not in excess of five percent (5%) of the aggregate number of shares of Stock that may be delivered in connection with Awards (as set forth in Section 4(a) hereof).

(e)    Shares Available Under Acquired Plans. To the extent permitted by NYSE Listed Company Manual Section 303A.08, NASDAQ Listing Rule 5635(c) or other applicable stock exchange rules, subject to applicable law, in the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio of formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Stock reserved and available for delivery in connection with Awards under the Plan; provided that Awards using such available shares shall not be made after the date awards could have been made under the terms of such pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by the Company or any subsidiary of the Company immediately prior to such acquisition or combination.

5.	Options.

(a)    General. Certain Options granted under the Plan may be intended to be Incentive Stock Options; however, no Incentive Stock Options may be granted hereunder following the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board and (ii) the date the stockholders of the Company approve the Plan. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options may be granted only to Eligible Persons who are employees of the Company or an Affiliate (as such definition is limited pursuant to Section 2(o) hereof) of the Company. The provisions of separate Options shall be set forth in separate Option Agreements, which agreements need not be identical. No dividends or dividend equivalents shall be paid on Options.

(b)    Term. The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after, and each Option shall expire, ten (10) years from the date it was granted.

(c)    Exercise Price. The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant, subject to Section 5(g) hereof in the case of any Incentive Stock Option. Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the exercise price per share of Stock for such Option may be less than the Fair Market Value on the date of grant; provided, that such exercise price is determined in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.

(d)    Payment for Stock. Payment for shares of Stock acquired pursuant to an Option granted hereunder shall be made in full upon exercise of the Option in a manner approved by the Committee, which may include any of the following payment methods: (1) in immediately available funds in U.S. dollars, or by certified or bank cashier’s check, (2) by delivery of shares of Stock having a value equal to the exercise price, (3) by a broker-assisted cashless exercise in accordance with procedures approved by the Committee, whereby payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with shares of Stock subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations, or (4) by any other means approved by the Committee (including, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Option so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise). Notwithstanding anything herein to the contrary, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.

(e)    Vesting. Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an Option Agreement; provided, however, that notwithstanding any such vesting dates, subject to Section 4(d), the Committee may in its sole discretion accelerate the vesting of any Option at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved unpaid leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires, is canceled or otherwise terminates.

(f)    Termination of Employment or Service. Except as provided by the Committee in an Option Agreement, Participant Agreement or otherwise:

(1)    In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or Disability, (A) all vesting with respect to such Participant’s Options outstanding shall cease, (B) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant’s vested Options outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination.

(2)    In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s Options outstanding shall cease, (ii) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii) all of such Participant’s vested Options outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Options shall remain exercisable by the Person or Persons to whom such Participant’s rights under the Options pass by will or by the applicable laws of descent and distribution until the applicable Expiration Date, but only to the extent that the Options were vested as the time of such Termination.

(3)    In the event of a Participant’s Termination prior to the applicable Expiration Date by the Service Recipient for Cause, all of such Participant’s Options outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.

(g)    Special Provisions Applicable to Incentive Stock Options.

(1)    No Incentive Stock Option may be granted to any Eligible Person who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such Incentive Stock Option (i) has an exercise price of at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant of such Option and (ii) cannot be exercised more than five (5) years after the date it is granted.

(2)    To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(3)    Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.

6.	Restricted Stock.

(a)    General. Restricted Stock may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Awards of Restricted Stock shall be set forth in separate Restricted Stock Agreements, which agreements need not be identical. Subject to the restrictions set forth in Section 6(b) hereof, and except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. Cash dividends and stock dividends, if any, with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

(b)    Vesting and Restrictions on Transfer. Restricted Stock shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a Restricted Stock Agreement; provided, however, that notwithstanding any such vesting dates, subject to Section 4(d), the Committee may in its sole discretion accelerate the vesting of any Award of Restricted Stock at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Award of Restricted Stock shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved unpaid leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment. In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock prior to the time the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement.

(c)    Termination of Employment or Service. Except as provided by the Committee in a Restricted Stock Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock has vested, (1) all vesting with respect to such Participant’s Restricted Stock outstanding shall cease, and (2) as soon as practicable following such Termination, the Company shall repurchase from the Participant, and the Participant shall sell, all of such Participant’s unvested shares of Restricted Stock at a purchase price equal to the lesser of (A) the original purchase price paid for the Restricted Stock (as adjusted for any subsequent changes in the outstanding Stock or in the capital structure of the Company) less any dividends or other distributions or bonus received (or to be received) by the Participant (or any transferee) in respect of such Restricted Stock prior to the date of repurchase and (B) the Fair Market Value of the Stock on the date of such repurchase; provided that, if the original purchase price paid for the Restricted Stock is equal to zero dollars ($0), such unvested shares of Restricted Stock shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.

7.	Restricted Stock Units.

(a)    General. Restricted Stock Units may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Restricted Stock Units shall be set forth in separate RSU Agreements, which agreements need not be identical.

(b)    Vesting. Restricted Stock Units shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an RSU Agreement; provided, however, that notwithstanding any such vesting dates, subject to Section 4(d), the Committee may in its sole discretion accelerate the vesting of any Restricted Stock Unit at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Restricted Stock Unit shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved unpaid leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment.

(c)    Settlement. Restricted Stock Units shall be settled in Stock, cash, or property, as determined by the Committee, in its sole discretion, on the date or dates determined by the Committee and set forth in an RSU Agreement. A Participant shall not be entitled to dividends, if any, or dividend equivalents with respect to Restricted Stock Units prior to settlement.

(d)    Termination of Employment or Service. Except as provided by the Committee in an RSU Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock Units have been settled, (1) all vesting with respect to such Participant’s Restricted Stock Units outstanding shall cease, (2) all of such Participant’s unvested Restricted Stock Units outstanding shall be forfeited for no consideration as of the date of such Termination, and (3) any shares remaining undelivered with respect to vested Restricted Stock Units then held by such Participant shall be delivered on the delivery date or dates specified in the RSU Agreement.

8.	Stock Appreciation Rights.

(a)    General. Stock Appreciation Rights may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Stock Appreciation Rights shall be set forth in separate SAR Agreements, which agreements need not be identical. No dividends or dividend equivalents shall be paid on Stock Appreciation Rights.

(b)    Term. The term of each Stock Appreciation Right shall be set by the Committee at the time of grant; provided, however, that no Stock Appreciation Right granted hereunder shall be exercisable after, and each Stock Appreciation Right shall expire, ten (10) years from the date it was granted.

(c)    Base Price. The base price per share of Stock for each Stock Appreciation Right shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant. Notwithstanding the foregoing, in the case of a Stock Appreciation Right that is a Substitute Award, the base price per share of Stock for such Stock Appreciation Right may be less than the Fair Market Value on the date of grant; provided, that such base price is determined in a manner consistent with the provisions of Section 409A of the Code.

(d)    Vesting. Stock Appreciation Rights shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a SAR Agreement; provided, however, that notwithstanding any such vesting dates, subject to Section 4(d), the Committee may in its sole discretion accelerate the vesting of any Stock Appreciation Right at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Stock Appreciation Right shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved unpaid leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment. If a Stock Appreciation Right is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Stock Appreciation Right expires, is canceled or otherwise terminates.

(e)    Payment upon Exercise. Payment upon exercise of a Stock Appreciation Right may be made in cash, Stock, or property as specified in the SAR Agreement or determined by the Committee, in each case having a value in respect of each share of Stock underlying the portion of the Stock Appreciation Right so exercised, equal to the difference between the base price of such Stock Appreciation Right and the Fair Market Value of one (1) share of Stock on the exercise date. For purposes of clarity, each share of Stock to be issued in settlement of a Stock Appreciation Right is deemed to have a value equal to the Fair Market Value of one (1) share of Stock on the exercise date. In no event shall fractional shares be issuable upon the exercise of a Stock Appreciation Right, and in the event that fractional shares would otherwise be issuable, the number of shares issuable will be rounded down to the next lower whole number of shares, and the Participant will be entitled to receive a cash payment equal to the value of such fractional share.

(f)    Termination of Employment or Service. Except as provided by the Committee in a SAR Agreement, Participant Agreement or otherwise:

(1)    In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or Disability, (A) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (B) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant’s vested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination.

(2)    In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (ii) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii) all of such Participant’s vested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Stock Appreciation Rights shall remain exercisable by the Person or Persons to whom such Participant’s rights under the Stock Appreciation Rights pass by will or by the applicable laws of descent and distribution until the applicable Expiration Date, but only to the extent that the Stock Appreciation Rights were vested at the time of such Termination.

(3)    In the event of a Participant’s Termination prior to the applicable Expiration Date by the Service Recipient for Cause, all of such Participant’s Stock Appreciation Rights outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.

9.	Other Stock-Based Awards.

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to Stock, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee may also grant Stock as a bonus (whether or not subject to any vesting requirements or other restrictions on transfer), and may grant other Awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award Agreements, which agreements need not be identical.

10.	Adjustment for Recapitalization, Merger, etc.

(a)    Capitalization Adjustments. The aggregate number of shares of Stock that may be delivered in connection with Awards (as set forth in Section 4 hereof), the numerical share limits in Section 4(a) hereof, the number of shares of Stock covered by each outstanding Award, and the price per share of Stock underlying each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, in its sole discretion, as to the number, price, or kind of a share of Stock or other consideration subject to such Awards (1) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event); (2) in connection with any extraordinary dividend declared and paid in respect of shares of Stock, whether payable in the form of cash, stock, or any other form of consideration; or (3) in the event of any change in applicable laws or circumstances that results in or could result in, in either case, as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan.

(b)    Corporate Events. Notwithstanding the foregoing, except as provided by the Committee in an Award Agreement, Participant Agreement or otherwise, in connection with (i) a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation or other property or cash, (iii) a Change in Control, or (iv) the reorganization, dissolution or liquidation of the Company (each, a “Corporate Event”), the Committee may provide for any one or more of the following:

(1)    The assumption or substitution of any or all Awards in connection with such Corporate Event, in which case the Awards shall be subject to the adjustment set forth in Section 10(a) above;

(2)    The acceleration of vesting of any or all Awards not assumed or substituted in connection with such Corporate Event, subject to the consummation of such Corporate Event;

(3)    The cancellation of any or all Awards not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event, together with the payment to the Participants holding vested Awards (including any Awards that would vest upon the Corporate Event but for such cancellation) so canceled of an amount in respect of cancellation equal to the amount payable pursuant to any Cash Award or, with respect to other Awards, an amount based upon the per-share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options, Stock Appreciation Rights, and other Awards subject to exercise, the applicable exercise or base price; provided, however, that holders of Options, Stock Appreciation Rights, and other Awards subject to exercise shall be entitled to consideration in respect of cancellation of such Awards only if the per-share consideration less the applicable exercise or base price is greater than zero dollars ($0), and to the extent that the per-share consideration is less than or equal to the applicable exercise or base price, such Awards shall be canceled for no consideration;

(4)    The cancellation of any or all Options, Stock Appreciation Rights and other Awards subject to exercise not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event; provided that all Options, Stock Appreciation Rights and other Awards to be so canceled pursuant to this paragraph (4) shall first become exercisable for a period of at least ten (10) days prior to such Corporate Event, with any exercise during such period of any unvested Options, Stock Appreciation Rights or other Awards to be (A) contingent upon and subject to the occurrence of the Corporate Event, and (B) effectuated by such means as are approved by the Committee; and

(5)    The replacement of any or all Awards (other than Awards that are intended to qualify as “stock rights” that do not provide for a “deferral of compensation” within the meaning of Section 409A of the Code) with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced and payment to be made within thirty (30) days of the applicable vesting date.

Payments to holders pursuant to paragraph (3) above shall be made in cash or, in the sole discretion of the Committee, and to the extent applicable, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or a combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise or base price). In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this Section 10(b), the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his or her Awards, (B) bear such Participant’s pro-rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee. The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of an Award.

(c)    Fractional Shares. Any adjustment provided under this Section 10 may, in the Committee’s discretion, provide for the elimination of any fractional share that might otherwise become subject to an Award. No cash settlements shall be made with respect to fractional shares so eliminated.

(d)    Double-Trigger Vesting. Notwithstanding any other provisions of the Plan, an Award Agreement or Participant Agreement to the contrary, with respect to any Award that is assumed or substituted in connection with a Change in Control, the vesting, payment, purchase or distribution of such Award may not be accelerated by reason of the Change in Control for any Participant unless the Participant experiences an involuntary Termination as a result of the Change in Control. Unless otherwise provided for in an Award Agreement or Participant Agreement, any Award held by a Participant who experiences an involuntary Termination as a result of a Change in Control shall immediately vest as of the date of such Termination. For purposes of this Section 10(d), a Participant will be deemed to experience an involuntary Termination as a result of a Change in Control if the Participant experiences a Termination by the Service Recipient other than for Cause, or otherwise experiences a Termination under circumstances which entitle the Participant to mandatory severance payment(s) pursuant to applicable law or, in the case of a non-employee director of the Company, if the non-employee director’s service on the Board terminates in connection with or as a result of a Change in Control, in each case, at any time beginning on the date of the Change in Control up to and including the second (2nd) anniversary of the Change in Control.

11.	Use of Proceeds.

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

12.	Rights and Privileges as a Stockholder.

Except as otherwise specifically provided in the Plan, no Person shall be entitled to the rights and privileges of Stock ownership in respect of shares of Stock that are subject to Awards hereunder until such shares have been issued to that Person.

13.	Transferability of Awards.

Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, and to the extent subject to exercise, Awards may not be exercised during the lifetime of the grantee other than by the grantee. Notwithstanding the foregoing, except with respect to Incentive Stock Options, Awards and a Participant’s rights under the Plan shall be transferable for no value to the extent provided in an Award Agreement or otherwise determined at any time by the Committee.

14.	Employment or Service Rights.

No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for the grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.

15.	Compliance with Laws.

The obligation of the Company to deliver Stock upon issuance, vesting, exercise, or settlement of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale with the U.S. Securities and Exchange Commission pursuant to the Securities Act (or with a similar non-U.S. regulatory agency pursuant to a similar law or regulation) or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock to be issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

16.	Withholding Obligations.

As a condition to the issuance, vesting, exercise, or settlement of any Award (or upon the making of an election under Section 83(b) of the Code), the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such issuance, vesting, exercise, or settlement (or election). The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements, and such shares shall be valued at their Fair Market Value as of the issuance, vesting, exercise, or settlement date of the Award, as applicable. Depending on the withholding method, the Company may withhold by considering the applicable minimum statutorily required withholding rates or other applicable withholding rates in the applicable Participant’s jurisdiction, including maximum applicable rates that may be utilized without creating adverse accounting treatment under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto).

17.	Amendment of the Plan or Awards.

(a)    Amendment of Plan. The Board or the Committee may amend the Plan at any time and from time to time.

(b)    Amendment of Awards. The Board or the Committee may amend the terms of any one or more Awards at any time and from time to time.

(c)    Stockholder Approval; No Material Impairment. Notwithstanding anything herein to the contrary, no amendment to the Plan or any Award shall be effective without stockholder approval to the extent that such approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which the Stock is listed. Additionally, no amendment to the Plan or any Award shall materially impair a

Participant’s rights under any Award unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 10 hereof, shall constitute an amendment to the Plan or an Award for such purpose). Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of the Plan or any one or more Awards from time to time as necessary to bring such Awards into compliance with applicable law, including, without limitation, Section 409A of the Code.

(d)    No Repricing of Awards Without Stockholder Approval. Notwithstanding Sections 17(a) or 17(b) above, or any other provision of the Plan, the repricing of Awards shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an Award to lower its exercise or base price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 10(a) hereof), (2) any other action that is treated as a repricing under GAAP, and (3) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 10(b) hereof.

18.	Termination or Suspension of the Plan.

The Board or the Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the stockholders of the Company approve the Plan. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, or otherwise canceled, or earned, exercised, settled, or otherwise paid out, in accordance with their terms.

19.	Effective Date of the Plan.

The Plan is effective as of the Effective Date, subject to stockholder approval.

20.	Miscellaneous.

(a)    Certificates. Stock acquired pursuant to Awards granted under the Plan may be evidenced in such a manner as the Committee shall determine. If certificates representing Stock are registered in the name of the Participant, the Committee may require that (1) such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Stock, (2) the Company retain physical possession of the certificates, and (3) the Participant deliver a stock power to the Company, endorsed in blank, relating to the Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Stock shall be held in book-entry form rather than delivered to the Participant pending the release of any applicable restrictions.

(b)    Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

(c)    Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Committee consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares of Stock) that are inconsistent with those in the Award Agreement as a result of a clerical error in connection with the preparation of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

(d)    Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board (or a committee or subcommittee of the Board) and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its Affiliates. In the event that an Award is subject to more than one such policy, the policy with the most restrictive clawback or recoupment provisions shall govern such Award, subject to applicable law.

(e)    Non-Exempt Employees. If an Option is granted to an employee of the Company or any of its Affiliates in the United States who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option will not be first exercisable for any shares of Stock until at least six (6) months following the date of grant of the Option (although the Option may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (1) if such employee dies or suffers a Disability, (2) upon a Corporate Event in which such Option is not assumed, continued, or substituted, (3) upon a Change in Control, or (4) upon the Participant’s retirement (as such term may be defined in the applicable Award Agreement or a Participant Agreement, or, if no such definition exists, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options held by such employee may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from such employee’s regular rate of pay, the provisions of this Section 20(e)will apply to all Awards.

(f)    Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 20(e) by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the

Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(g)    Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non–U.S. tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 20(g) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are non–U.S. nationals or are primarily employed or providing services outside the United States.

(h)    Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any of its Affiliates is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any Award to the Participant, the Committee has the right in its sole discretion to (i) make a corresponding reduction in the number of shares of Stock subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(i)    No Liability of Committee Members. Neither any member of the Committee nor any of the Committee’s permitted delegates shall be liable personally by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such Person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such Person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(j)    Payments Following Accidents or Illness. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k)    Governing Law. The Plan shall be governed by and construed in accordance with the laws of State of Colorado without reference to the principles of conflicts of laws thereof.

(l)    Electronic Delivery. Any reference herein to a “written” agreement or document or “writing” will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled or authorized by the Company to which the Participant has access) to the extent permitted by applicable law.

(m)    Arbitration. All disputes and claims of any nature that a Participant (or such Participant’s transferee or estate) may have against the Company arising out of or in any way related to the Plan or any Award Agreement shall be submitted to and resolved exclusively by binding arbitration conducted in Boulder, Colorado (or such other location as the parties thereto may agree) in accordance with the applicable rules of the American Arbitration Association then in effect, and the arbitration shall be heard and determined by a panel of three arbitrators in accordance with such rules (except that in the event of any inconsistency between such rules and this Section 20(m), the provisions of this Section 20(m) shall control). The arbitration panel may not modify the arbitration rules specified above without the prior written approval of all parties to the arbitration. Within ten business days after the receipt of a written demand, each party shall designate one arbitrator, each of whom shall have experience involving complex business or legal matters, but shall not have any prior, existing or potential material business relationship with any party to the arbitration. The two arbitrators so designated shall select a third arbitrator, who shall preside over the arbitration, shall be similarly qualified as the two arbitrators and shall have no prior, existing or potential material business relationship with any party to the arbitration; provided that if the two arbitrators are unable to agree upon the selection of such third arbitrator, such third arbitrator shall be designated in accordance with the arbitration rules referred to above. The arbitrators will decide the dispute by majority decision, and the decision shall be rendered in writing and shall bear the signatures of the arbitrators and the party or parties who shall be charged therewith, or the allocation of the expenses among the parties in the discretion of the panel. The arbitration decision shall be rendered as soon as possible, but in any event not later than 120 days after the constitution of the arbitration panel. The arbitration decision shall be final and binding upon all parties to the arbitration. The parties hereto agree that judgment upon any award rendered by the arbitration panel may be entered in the United States District Court for the District of Colorado or any court sitting in Boulder, Colorado. To the maximum extent permitted by law, the parties hereby irrevocably waive any right of appeal from any judgment rendered upon any such arbitration award in any such court. Notwithstanding the foregoing, any party may seek injunctive relief in any such court.

(n)    Statute of Limitations. A Participant or any other person filing a claim for benefits under the Plan must file the claim within one (1) year of the date the Participant or other person knew or should have known of the facts giving rise to the claim. This one-year statute of limitations will apply in any forum where a Participant or any other person may file a claim and, unless the Company waives the time limits set forth above in its sole discretion, any claim not brought within the time periods specified shall be waived and forever barred.

(o)    Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees and service providers under general law.

(p)    Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any Person or Persons other than such member.

(q)    Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

*                 *             *

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 22, 2020, AS AMENDED ON APRIL __, 2021

APPROVED BY THE STOCKHOLDERS: JUNE 4, 2020, AS AMENDED ON JUNE __, 2021

TERMINATION DATE JUNE 3, 2030

APPENDIX B

CLOVIS ONCOLOGY, INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

1.	General; Purpose.

(a)    The Plan provides a means by which Eligible Employees of the Company and certain Designated Companies may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

(b)    The Company, by means of the Plan, seeks to retain the services of its Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

(c)    The Company intends (but makes no undertaking or representation to maintain) the Plan to qualify as an Employee Stock Purchase Plan. The provisions of the Plan, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code. In addition, under the Plan, the Company may make separate Offerings which vary in terms (provided that such terms are not inconsistent with the provisions of the Plan or the requirements of an Employee Stock Purchase Plan), and the Company will designate which Designated Companies will participate in each separate Offering.

2.	Administration.

(a)    The Committee will administer the Plan.

(b)    The Committee will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine how and when Purchase Rights will be granted and the terms and conditions of each Offering (which need not be identical);

(ii)    To designate from time to time which Related Corporations of the Company will be eligible to participate in the Plan as Designated Companies, which Related Corporations may be excluded from participation in the Plan, and which Designated Companies will participate in each separate Offering (to the extent that the Company makes separate Offerings);

(iii)    To construe and interpret the Plan and Purchase Rights, and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission, or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective;

(iv)    To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(v)    To suspend or terminate the Plan at any time as provided in Section 11(b) below;

(vi)    To amend the Plan at any time as provided in Section 11(a) below;

(vii)    Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan; and

(viii)    To adopt such procedures and sub-plans as are necessary or appropriate to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside the United States.

(c)    The Committee may, in its sole discretion, designate Employees and professional advisors to assist it in the administration of the Plan and (to the extent permitted by applicable laws, rules, and regulations)

may grant authority to Employees to execute agreements or other documents on behalf of the Committee relating to the Plan. The Committee may, in its sole discretion, employ legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred in the engagement of any such counsel, consultant, or agent will be paid by the Company. Neither the Board, the Committee, any Employee to whom authority has been delegated pursuant to this Section 2(c), nor any current or former Director, will be liable for any action or determination made in good faith with respect to the Plan, and to the maximum extent permitted by applicable laws, rules, and regulations, no current or former Director or Employee to whom authority has been delegated pursuant to this Section 2(c) will be liable for any action or determination made in good faith with respect to the Plan.

(d)    All determinations, interpretations, and constructions made by the Committee in good faith will not be subject to review by any person and will be final, binding, and conclusive on all persons.

3.	Shares of Common Stock Subject to the Plan.

(a)    Subject to the provisions of Section 10(a) below relating to Changes in Capitalization, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 3,000,000 shares of Common Stock.

(b)    If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c)    The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.	Grant of Purchase Rights; Offering.

(a)    The Committee may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Committee. Each Offering will be in such form and will contain such terms and conditions as the Committee will deem appropriate, and will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering will be incorporated by reference into the Plan and treated as part of the Plan. The terms and conditions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b)    If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

5.	Eligibility.

(a)    Purchase Rights may be granted only to Employees of the Company or, as the Committee may designate in accordance with Section 2(b), to Employees of a Related Corporation. An Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the

Company or a Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Committee may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Committee may provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation, as applicable, is more than 20 hours per week and more than five months per calendar year or such other criteria as the Committee may determine consistent with Section 423 of the Code, unless such exclusion from eligibility is prohibited by applicable laws or regulations.

(b)    No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(b), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(c)    As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(d)    Officers of the Company and any Designated Company, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Committee may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate, unless such exclusion from eligibility is prohibited by applicable laws or regulations.

6.	Purchase Rights; Purchase Price.

(a)    On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Committee, but in either case not exceeding ten percent (10%) of such Employee’s earnings (which, except as otherwise defined by the Committee in an Offering, shall mean an Employee’s base pay) during the period that begins on the Offering Date (or such later date as the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

(b)    The Committee will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

(c)    In connection with each Offering made under the Plan, the Committee may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering and/or (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Committee action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

(d)    Subject to the provisions of Section 10(a) below relating to Changes in Capitalization and to such other limitations determined by the Committee, the purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than an amount equal to the lesser of (i) 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date and (ii) 85% of the Fair Market Value of the shares of Common Stock on the first Trading Day of the applicable Purchase Period.

7.	Participation; Withdrawal; Termination.

(a)    An Eligible Employee who chooses to become a Participant must, unless otherwise required under applicable laws or regulations, elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. Except as may otherwise be determined by the Committee, a Participant’s completion of an enrollment form with respect to any Offering will enroll such Participant in the Plan for each subsequent Offering on the terms contained therein until the Participant either submits a new enrollment form, withdraws from participation under the Plan as provided in Section 7(b) hereof, or otherwise becomes ineligible to participate in the Plan. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Committee. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable laws or regulations require that Contributions be deposited with a third party or otherwise be segregated. If permitted in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce (including to zero) his or her Contributions by completing and delivering a new enrollment form to the Company within the time specified in the Offering. If required under applicable laws or regulations, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through a payment by cash, check or wire transfer prior to a Purchase Date, in a manner directed by the Company.

(b)    During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon Participant’s timely withdrawal in accordance with the deadline imposed by the Company, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute to such Participant all of his or her accumulated but unused Contributions as soon as practicable thereafter. A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(c)    Unless otherwise required by applicable laws or regulations, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. The Company will distribute to such individual all of his or her accumulated but unused Contributions as soon as practicable thereafter.

(d)    During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, or by the laws of descent and distribution. If a Participant dies, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant.

(e)    Unless otherwise specified in the Offering or required by applicable law, the Company will have no obligation to pay interest on Contributions.

8.	Exercise of Purchase Rights.

(a)    On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the

Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.

(b)    If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock (whether as a result of the application of purchase limits or otherwise) and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such Offering, in which case such amount will be distributed to such Participant after the final Purchase Date, without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will not roll over to the next Offering and will instead be distributed in full to such Participant after the final Purchase Date of such Offering without interest (unless otherwise required by applicable law).

(c)    No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable U.S. federal and state, foreign, and other securities and other laws applicable to the Plan. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 6 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all applicable laws or regulations, as determined by the Company in its sole discretion, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest, unless otherwise required by applicable laws or regulations.

(d)    The Committee may, in its discretion, establish a holding period for any shares of Common Stock purchased in a particular Offering unless such holding period is prohibited by applicable laws or regulations. The holding period, if any, will commence on the Purchase Date and will not exceed six months; provided that the holding period, if any, with respect to any Participant will end automatically if either (i) the Participant is no longer an Employee, or (ii) a Change in Control occurs. During such holding period, the holder of the shares of Common Stock will not be permitted to sell such shares and the shares will be designated with an applicable resale restriction. The applicable holding period will be set forth in the Offering Document for the applicable Offering, and each Participant will be required to agree to such holding period as a condition to participating in the Offering.

9.	Covenants of the Company.

The Company will seek to obtain from each U.S. federal or state, foreign or other regulatory commission or agency having jurisdiction over the Plan, such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder unless the Company determines in its sole discretion, that doing so would cause the Company to incur costs that are unreasonable. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

10.	Adjustments Upon Changes in Common Stock; Change in Control.

(a)    In the event of a Change in Capitalization, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and number of securities subject to, and the purchase price applicable to, outstanding Offerings and Purchase Rights, and (iii) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. In addition, if any change in the capital structure or business of the Company that is not a Change in Capitalization occurs, then the Committee, in its sole discretion, may make adjustments to the Plan in such manner as it deems appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. The Committee will make these adjustments in its discretion, and its determination will be final, binding, and conclusive.

(b)    Notwithstanding the foregoing, except as provided by the Committee, in the event of a Change in Control, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Change in Control) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock within ten (10) business days prior to the Change in Control under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase.

11.	Amendment; Termination or Suspension of the Plan.

(a)    The Board or the Committee may amend the Plan at any time in any respect the Board or the Committee, as applicable, deems necessary or advisable. However, except as provided in Section 10(a) relating to Changes in Capitalization, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable laws, regulations or listing requirements, including, without limitation, any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, or (iv) expands the types of awards available for issuance under the Plan, but in each of (i) through (iv) above only to the extent stockholder approval is required by applicable laws, regulations or listing requirements. In addition, no amendment may make any change to any outstanding Purchase Right which materially adversely affects such Purchase Right without the consent of the person to whom such Purchase Right was granted, except (x) as provided in Section 10(a) relating to Changes in Capitalization, (y) to the extent necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date, or (z) as necessary to obtain or maintain any special tax, listing, or regulatory treatment.

(b)    The Board or the Committee may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated. In addition, the Board or the Committee may terminate an Offering if the Board or the Committee determines that the termination of the Offering is in the best interests of the Company and its stockholders.

12.	Effective Date of Plan.

The Plan will become effective immediately prior to and contingent upon the Effective Date. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 11(a) above, materially amended) by the Board.

13.	Miscellaneous Provisions.

(a)    Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b)    To the extent required by applicable law, rules, or regulations, a Participant will be required to make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan or any Offering.

(c)    A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(d)    Neither the Plan nor any Offering hereunder will give any Participant or other Employee any right with respect to continuance of employment by the Company or any Related Corporation, nor will they be a limitation in any way on the right of the Company or any Related Corporation by which an Employee is employed or retained to terminate his or her employment at any time.

(e)    The Plan and actions taken in connection herewith will be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

(f)    If any provision of the Plan will be held invalid or unenforceable, such invalidity or unenforceability will not affect any other provisions hereof, and the Plan will be construed and enforced as if such provisions had not been included.

(g)    All disputes and claims of any nature that a Participant (or such Participant’s transferee or estate) may have against the Company arising out of or in any way related to the Plan must be submitted solely and exclusively to binding arbitration in accordance with the then-current employment arbitration rules and procedures of the American Arbitration Association (AAA) to be held in New York, New York. All information regarding the dispute or claim and arbitration proceedings, including any settlement, shall not be disclosed by the Participant or any arbitrator to any third party without the written consent of the Company, except with respect to judicial enforcement of any arbitration award. Any arbitration claim must be brought solely in the Participant’s (or such Participant’s transferee’s or estate’s) individual capacity and not as a claimant or class member (or similar capacity) in any purported multiple-claimant, class, collective, representative, or similar proceeding, and the arbitrator may not permit joinder of any multiple claimants and their claims without the express written consent of the Company. Any arbitrator selected to adjudicate the claim must be knowledgeable in the industry standards and practices, and each Participant will be deemed to agree that any claims pursuant to the Plan is inherently a matter involving interstate commerce and thus, notwithstanding the choice of law provision included herein, the Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitrator shall not be permitted to award any punitive or similar damages but may award attorney’s fees and expenses to the prevailing party in any arbitration. Any decision by the arbitrator shall be binding on all parties to the arbitration.

(h)    The headings and captions herein are provided for reference and convenience only, will not be considered part of the Plan, and will not be employed in the construction of the Plan.

14.	Definitions.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)     “Board” means the Board of Directors of the Company.

(b)    “Change in Capitalization” means any change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, extraordinary cash dividend, subdivision, combination or reclassification of shares that may be issued under the Plan, any recapitalization, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to the foregoing.

(c)    “Change in Control” will have the meaning ascribed thereto in the Company’s 2020 Stock Incentive Plan, as amended or amended and restated from time to time.

(d)    “Code” means the Internal Revenue Code of 1986, as amended, and all rules and regulations promulgated thereunder. Any reference to any section of the Code will also be a reference to any successor provision.

(e)    “Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board appointed from time to time by the Board. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee will be exercised by the Board.

(f)    “Common Stock” means the Common Stock, $0.001 par value per share, of the Company.

(g)     “Company” means Clovis Oncology, Inc., a Delaware corporation, and its successors by operation of law.

(h)    “Contributions” means the payroll deductions that a Participant contributes to fund the exercise of a Purchase Right. If required by applicable law or regulation and if specifically provided for in the Offering, a Participant may make additional payments into his or her account, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(i)     “Designated Company” means any Related Corporation selected by the Committee as participating in the Plan.

(j)     “Director” means a member of the Board.

(k)     “Effective Date” means April     , 2021, which is the date on which the Plan was approved by the Board.

(l)    “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(m)    “Employee” means any person, including an Officer or Director, who is treated as an employee in the records of the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(n)    “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(o)    “Fair Market Value” will have the meaning ascribed thereto in the Company’s 2020 Stock Incentive Plan, as amended or amended and restated from time to time.

(p)    “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Committee for that Offering.

(q)     “Offering Date” means a date selected by the Committee for an Offering to commence.

(r)    “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and all rules, regulations and successor provisions promulgated thereunder.

(s)     “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(t)     “Plan” means this Clovis Oncology, Inc. 2021 Employee Stock Purchase Plan, as amended from time to time.

(u)    “Purchase Date” means one or more dates during an Offering selected by the Committee on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(v)    “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(w)     “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(x)    “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(y)    “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act will also be a reference to any successor provision.

(z)    “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the NYSE, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, or any successors thereto, is open for trading.

ADOPTED BY THE BOARD OF DIRECTORS: APRIL     , 2021

APPROVED BY THE STOCKHOLDERS: JUNE     , 2021